AGREEMENT AND PLAN OF MERGER

                                      AMONG

                         STAR MULTI CARE SERVICES, INC.

                             EFCC ACQUISITION CORP.

                                       AND

                        EXTENDED FAMILY CARE CORPORATION



                           DATED AS OF JANUARY 3, 1997




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                                TABLE OF CONTENTS

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
                                                                               PAGE

ARTICLE I         THE MERGER.....................................................2
           1.1    The Merger.....................................................2
           1.2    Closing........................................................2
           1.3    Effective Time.................................................2
           1.4    Effect of Merger...............................................3
           1.5    Certificate of Incorporation and Bylaws........................3
           1.6    Directors and Officers.........................................3
           1.7    Tax Consequences...............................................3

ARTICLE II        CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES.............3
           2.1    Share Consideration; Conversion or Cancellation of
                  Shares in the Merger...........................................3
           2.2    Cash Consideration.............................................4
           2.3    Conversion Number..............................................5
           2.4    Dissenters' Rights.............................................5
           2.5    Exchange of Certificates.......................................5
           2.6    Taking Necessary Action; Further Action........................8

ARTICLE III       REPRESENTATIONS AND WARRANTIES
                     OF STAR AND MERGER SUB......................................8
           3.1    Corporate Organization.........................................8
           3.2    Capital Stock..................................................8
           3.3    Options or Other Rights........................................9
           3.4    Authority Relative to this and Other Agreements................9
           3.5    Star Common Stock..............................................9
           3.6    No Violation...................................................9
           3.7    Financial Statements and Reports..............................10
           3.8    Absence of Certain Changes or Events..........................11
           3.9    Representations Complete......................................11
           3.10   No Default....................................................12
           3.11   Brokers.......................................................12

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF EFCC........................12
           4.1    Corporate Organization........................................12
           4.2    Capital Stock.................................................12
           4.3    Options or Other Rights.......................................13
           4.4    Authority Relative to this and Other Agreements...............13
           4.5    No Violation..................................................14
           4.6    Compliance with Laws..........................................15
           4.7    Litigation....................................................15




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                    TABLE OF CONTENTS (cont'd)


                                                                              PAGE


           4.8    Financial Statements and Reports..............................16
           4.9    Absence of Certain Changes or Events..........................16
           4.10   Employee Benefit Plans and Employment Matters.................17
           4.11   Labor Matters.................................................19
           4.12   Insurance.....................................................19
           4.13   Environmental Matters.........................................19
           4.14   Tax Matters...................................................19
           4.15   Intellectual Property.........................................21
           4.16   Related Party Transactions....................................21
           4.17   No Undisclosed Material Liabilities...........................21
           4.18   No Default....................................................21
           4.19   Title to Properties; Encumbrances.............................22
           4.20   Contracts.....................................................23
           4.21   Medicare/Medicaid Participation; Accreditation................24
           4.22   Rate Tables and Reimbursement.................................24
           4.23   Relationships.................................................24
           4.24   Employees.....................................................25
           4.25   Questionable Payments.........................................25
           4.26   Representations Complete......................................25
           4.27   Brokers.......................................................25
           4.28   Minimum Net Worth, Working Capital and Cash...................25

ARTICLE V         COVENANTS AND AGREEMENTS......................................26
           5.1    Proxy Statement/Prospectus; Registration Statement;
                        Shareholders' Meeting...................................26
           5.2    Conduct of the Business of EFCC Prior to the
                  Effective Time................................................28
           5.3    Access to Properties and Records..............................30
           5.4    No Solicitation, Etc..........................................30
           5.5    Employee Benefit Plans........................................31
           5.6    Existing Agreements...........................................31
           5.7    Confidentiality...............................................31
           5.8    Reasonable Best Efforts.......................................32
           5.9    Certification of Shareholder Vote.............................32
           5.10   Affiliate Letters.............................................33
           5.11   Listing Application...........................................33
           5.12   Supplemental Disclosure Schedules.............................33
           5.13   No Action.....................................................33




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                    TABLE OF CONTENTS (cont'd)


                                                                              PAGE


           5.14   Conduct of Business of Merger Sub.............................33
           5.15   Notification of Certain Matters; Delivery of  Financial
                        Information.............................................34
           5.16   Tax-free Nature...............................................34
           5.17   Financial Covenants.  ........................................34
           5.18   Director of Star..............................................35
           5.19   EFCC Shareholders Agreement, Consulting Agreement,
                        Management Agreement  and Escrow Agreement..............35
           5.20   Sternbach Proxy...............................................36
           5.21   EFCC Dividend.................................................36

ARTICLE VI        CONDITIONS PRECEDENT..........................................36
           6.1    Conditions to Each Party's Obligation to Effect the Merger....36
           6.2    Conditions to the Obligation of EFCC to Effect the Merger.....37
           6.3    Conditions to the Obligations of Star and Merger
                        Sub to Effect the Merger................................38

ARTICLE VII       TERMINATION...................................................40
           7.1    Termination by Mutual Consent.................................40
           7.2    Termination by Either Star or EFCC............................40
           7.3    Termination by EFCC...........................................40
           7.4    Termination by Star...........................................41
           7.5    Effect of Termination and Abandonment.........................41

ARTICLE VIII      MISCELLANEOUS.................................................42
           8.1    Amendment.....................................................42
           8.2    Waiver........................................................42
           8.3    Survival......................................................42
           8.4    Expenses and Fees.............................................42
           8.5    Notices.......................................................42
           8.6    Headings......................................................43
           8.7    Publicity.....................................................43
           8.8    Entire Agreement..............................................44
           8.9    Assignment....................................................44
           8.10   Counterparts..................................................44
           8.11   Invalidity; Severability......................................44
           8.12   Governing Law.................................................44
           8.13   Legal Proceedings.............................................44




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                    TABLE OF CONTENTS (cont'd)


                                                                              PAGE


           8.14   Purchase Price Adjustment.....................................44

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                                    EXHIBITS

Exhibit A       Form of Affiliate Letters

Exhibit B       Opinion of Parker  Chapin  Flattau & Klimpl,  LLP

Exhibit C       Opinion of Meltzer, Lippe, Goldstein, Wolf & Schlissel, P.C.

Exhibit D       Form of EFCC Shareholders Agreement

Exhibit E       Form of Escrow Agreement Exhibit F Opinion of Meltzer,  Lippe,
                Goldstein, Wolf & Schlissel, P.C. regarding tax matters

Exhibit G       Consulting Agreement

Exhibit H       Management Agreement

Exhibit I       Form of Sternbach Proxy





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                          AGREEMENT AND PLAN OF MERGER


           AGREEMENT AND PLAN OF MERGER ("Agreement") dated as of January 3, 1997 among STAR MULTI CARE SERVICES, INC., a New York corporation ("Star"), EFCC ACQUISITION CORP., a New York corporation and a wholly-owned subsidiary of Star ("Merger Sub"), and EXTENDED FAMILY CARE CORPORATION, a New York corporation ("EFCC").

           WHEREAS, the Boards of Directors of Star, Merger Sub and EFCC have deemed it advisable and in the best interests of their respective shareholders that EFCC be merged with and into Merger Sub (the "Merger") upon the terms and conditions set forth herein and in accordance with the Business Corporation Law of the State of New York (the "BCL") and that, alternatively, in the event that the All Cash Option (as hereinafter defined) is exercised (the "Exercise"), Merger Sub be merged with and into EFCC (in either case, the surviving corporation following the effectiveness of the Merger being hereinafter sometimes referred to as the "Surviving Corporation");

           WHEREAS, the Boards of Directors of Star, Merger Sub and EFCC have approved the Merger pursuant to this Agreement, upon the terms and subject to the conditions set forth herein;

           WHEREAS, prior to the date hereof, Arbor Home Healthcare Holdings, LLC ("Arbor"), pursuant to the Amended and Restated Option Agreement dated October 31, 1995 between Arbor and EFCC, as amended to date, irrevocably has exercised in full all of its options (the "Options") to purchase shares of common stock, $.01 par value, of EFCC and has paid in full the exercise price therefor;

           WHEREAS, prior to or following the date hereof, but in any event prior to the Closing Date (as hereinafter defined), EFCC shall, subject to applicable law, declare and pay a cash dividend (the "EFCC Dividend") on shares of its common stock in an aggregate amount of $750,000, which amount has been reserved, will be held in reserve by and will be available to, EFCC for the payment of the EFCC Dividend;

           WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), provided that the All Cash Option is not exercised;

           WHEREAS, in order to induce Star and Merger Sub to enter into this Agreement, certain shareholders of EFCC, as of the date hereof and Mr. Ivan Kaufman, and the Voting Trustee (as hereinafter defined), are entering into (i) a shareholders agreement in the form of Exhibit D attached hereto (the "EFCC Shareholders Agreement," and such shareholder parties thereto, collectively, the "Shareholders") pursuant to which the Shareholders and Voting Trustee are agreeing to vote in favor of the Merger and this Agreement and in respect of other matters,




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the Shareholders  are providing  certain  representations,  warranties and other covenants to Star and Merger Sub and are agreeing to certain "lock-up" arrangements, (ii) a consulting agreement in the form of Exhibit G attached
hereto  (the   "Consulting   Agreement")   (iii)  subject  to  approval  by  the
Commissioner of the New York State Department of Health, a management agreement in the form of Exhibit H attached hereto (the "Management Agreement") and, on the closing date of the Merger, will enter into an escrow agreement in the form of Exhibit E attached hereto (the "Escrow Agreement") in connection with this Agreement and the Shareholders Agreement; and

           WHEREAS, in order to induce EFCC to enter into this Agreement, Stephen Sternbach ("Sternbach"), an individual who is the direct beneficial owner of 863,262 shares of Star Common Stock (as hereinafter defined) as of the date hereof, is entering into an irrevocable proxy in the form of Exhibit I attached hereto (the "Sternbach Proxy") pursuant to which Sternbach is agreeing to vote in favor of the Merger and this Agreement and in respect of other related matters.

           NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions contained herein, and in order to set forth the terms and conditions of the Merger and the method of carrying the same into effect, the parties hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

           1.1 The Merger. Upon the terms and conditions hereinafter set forth and in accordance with the BCL, at the Effective Time (as defined in Section 1.3), EFCC shall be merged with and into Merger Sub and thereupon the separate existence of EFCC shall cease and Merger Sub, as the Surviving Corporation, shall continue to exist under and be governed by the BCL; provided that, in the event of the Exercise, Merger Sub shall be merged with and into EFCC and thereupon the separate existence of Merger Sub shall cease and EFCC, as the Surviving Corporation, shall continue to exist under and be governed by the BCL. In the event of the Exercise, notwithstanding anything else contained herein, all references to the Surviving Corporation shall mean EFCC.

           1.2 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York 10036 as promptly as practicable after satisfaction or waiver of the conditions set forth in Article VI, or at such other location, time or date as may be agreed to in writing by the parties hereto. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

           1.3 Effective  Time. If all the conditions to the Merger set forth in
Article VI shall have been satisfied or waived in accordance herewith and this Agreement shall not have been





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terminated  as  provided  in Article  VII,  the  parties  hereto  shall  cause a
Certificate of Merger meeting the requirements of Section 904 of the BCL to be properly executed and filed in accordance with such Section on the Closing Date. The Merger shall become effective at the time of filing of the Certificate of Merger with the Secretary of State of the State of New York in accordance with the BCL or at such other time which the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").

           1.4 Effect of Merger. After the Effective Time, pursuant to the BCL, the separate existence of EFCC (or, in the event of the Exercise, Merger Sub) will cease and the Surviving Corporation shall succeed, without other transfer, to all the rights and property of EFCC (or, in the event of the Exercise, Merger
Sub) and shall be subject to all the debts and liabilities of EFCC (or, in the event of the Exercise, Merger Sub) in the same manner as if the Surviving Corporation had itself incurred them.

           1.5 Certificate of Incorporation and Bylaws. At the Effective Time, the Certificate of Incorporation of Merger Sub shall be the Certificate of Incorporation of the Surviving Corporation and the Bylaws of Merger Sub as in effect on the date hereof shall be the Bylaws of the Surviving Corporation; provided, however, that, at the Effective Time, Article I of such Certificate of Incorporation of the Surviving Corporation shall be amended to read in full as follows: "The name of this corporation is Extended Family Care Corporation"

           1.6 Directors and Officers. The persons who are directors of Merger Sub immediately prior to the Effective Time shall, after the Effective Time, serve as the directors of the Surviving Corporation, to serve until their successors have been duly elected and qualified in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The persons who are officers of Merger Sub immediately prior to the Effective Time shall, after the Effective Time, serve as the officers of the Surviving
Corporation at the pleasure of the Board of Directors of the Surviving Corporation.

           1.7 Tax Consequences. It is intended that the Merger shall constitute a reorganization described in Section 368(a) of the Code and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code; provided that the All Cash Option is not exercised. The parties shall treat the transactions contemplated hereby consistently with such intention.

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

           2.1 Share Consideration; Conversion or Cancellation of Shares in the Merger. Subject to the provisions of this Article II, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:






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                      (a) Each share of the  common  stock,  $.01 par value,  of
Merger Sub (the "Merger Sub Common Stock") which is issued and outstanding immediately prior to the Effective Time shall continue to be outstanding; provided that, in the event of the Exercise, the Merger Sub Common Stock shall be converted into one hundred (100) shares of fully paid and non-assessable shares of common stock, $.01 par value, of the Surviving Corporation.

                      (b) Each share of the  common  stock,  $.01 par value,  of
EFCC (the "EFCC Common Stock"), which is issued and outstanding immediately prior to the Effective Time, except those held by shareholders who validly and properly demand and perfect dissenters' rights under the BCL, shall be converted into the right to receive the following consideration (the "Merger
Consideration"): (x) the Cash Consideration (as defined in Section 2.2 below), without interest; and (y) the number (the "Conversion Number") of duly authorized, validly issued, full paid and non-assessable shares of common stock $.001 par value, of Star (the "Star Common Stock"), computed in accordance with
Section 2.3 below. Anything contained in this Agreement to the contrary notwithstanding, solely at Star's option, in lieu of the consideration described in clauses (x) and (y) of the immediately preceding sentence, the "Merger Consideration" shall be an amount in cash equal to (A) $7,250,000 divided by (B) the EFCC Share Number (as defined in Section 2.2 below) (the "All Cash Option"). The All Cash Option shall be exercised, if at all, by notice being given by Star to EFCC prior to the mailing of the joint proxy statement referred to in Section
5.1 below. All shares of EFCC Common Stock, and each holder of a certificate representing such shares of EFCC Common Stock, shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.5 without interest.

                      (c) All shares of EFCC Common Stock that are owned by EFCC as treasury stock and any shares of EFCC Common Stock owned by EFCC or any wholly-owned Subsidiary of EFCC shall be cancelled. As used in this Agreement, a "Subsidiary" of any party means any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which are held by such party or any Subsidiary of such party and which do not have a majority of the voting interests in such partnership) or (ii) 50% or more of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

           2.2 Cash Consideration. As used herein, the "Cash Consideration" means the amount equal to: (a) $2,400,000 divided by (b) the EFCC Share Number (as hereinafter defined). As used herein the "EFCC Share Number" means the number of shares of EFCC Common Stock issued and outstanding immediately prior to the Effective Time increased by that number of additional shares of EFCC Common Stock that would have been issued and outstanding immediately prior to the Effective Time assuming that no shareholders of TPC (as hereinafter defined) validly and properly demanded and perfected, pursuant to the BCL, dissenters' rights in the TPC Merger (as hereinafter defined), which EFCC Share Number shall not be less then 37,600,000.

           2.3 Conversion Number. As used herein, the Conversion Number means the amount equal to: (a) such number of shares of Star Common Stock (the "Star Share Number") as has an aggregate Market Price on the third business day prior to the Effective Time (the "Trigger Date") equal to $4,850,000; divided by (b) the EFCC Share Number. As used herein, the "Market Price" of each share of Star Common Stock on any day means the average of the closing sale prices of a share of Star Common Stock as reported on the NASDAQ National Market during the one hundred and twenty (120) trading days immediately preceding the date of the determination, calculated by adding all such one hundred and twenty (120) closing sale prices and dividing the sum by one hundred and twenty (120).

           2.4 Dissenters' Rights. Shares of EFCC Common Stock that have not been voted for the adoption of the Merger and with respect to which dissenters' rights shall have been validly and properly demanded and perfected in accordance with the BCL ("Dissenting Shares") shall not be converted into the right to receive the Merger Consideration as provided in Section 2.1 on or after the Effective Time unless and until the holder of such shares withdraws his demand for such appraisal in accordance with applicable law or becomes ineligible for such appraisal, at which time such shares shall be converted into and represent the right to receive the Merger Consideration, without interest, as set forth in
Section 2.1. EFCC shall give Star: (i) prompt notice of any written demand for appraisal, withdrawals of demands for appraisal and any other instrument in respect thereof received by EFCC; and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal. EFCC will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of Star, settle or offer to settle any such demand.

           2.5 Exchange of Certificates.

                      (a) As of the Effective Time, Star shall deposit, or shall cause to be deposited, with Continental Stock Transfer and Trust Company, or such other bank or trust company which shall be mutually acceptable to the parties hereto (the "Exchange Agent"), for the benefit of holders of shares of EFCC Common Stock, for exchange in accordance with this Section 2.5, through the Exchange Agent: (i) certificates representing the Star Share Number of shares of Star Common Stock (if the All Cash Option is not exercised); (ii) the estimated amount of cash to be paid pursuant to Section 2.5(e); and (iii) all funds necessary to pay the Cash Consideration for shares of EFCC Common Stock converted by reason of the Merger (or the Merger Consideration, in cash, if the All Cash Option is exercised) (in each case other than Merger Consideration with respect to Dissenting Shares) (together, all such certificates and cash being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall deliver, pursuant to irrevocable instructions, the Cash Consideration (or the Merger Consideration, in cash, if the All Cash Option is exercised), the shares of Star Common Stock (if the All Cash Option is not exercised) contemplated to be issued pursuant to Section 2.1 and the cash to be





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



issued pursuant to Section 2.5(e) out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

                      (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of EFCC Common Stock (the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Star and EFCC may reasonably specify); and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Cash Consideration and certificates representing shares of Star Common Stock (or, in the event the All Cash Option is exercised, the Merger Consideration in cash). Upon surrender of a Certificate for cancellation to the Exchange Agent, or to such other agent or agents as may be appointed by Star, together with such letter of transmittal, duly executed, and such other documents as may be reasonably required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration which such holder has the right to receive pursuant to this
Section 2.5, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of EFCC Common Stock which is not registered on the transfer records of EFCC, the Cash Consideration may be paid to and certificates representing the proper number of shares of Star Common
Stock  (or,  in  the  event  the  All  Cash  Option  is  exercised,  the  Merger
Consideration in cash) may be issued to a transferee if the Certificate representing such EFCC Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.5, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Star Common Stock held by it from time to time hereunder.

                      (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Star Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Star Common Stock represented thereby and no cash payment (including, without limitation, cash payment in lieu of fractional shares) shall be paid to any such holder pursuant to this Section 2.5 until the surrender of such Certificate in accordance with this Section 2.5. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the Certificates representing whole shares of Star Common Stock issued in exchange therefor, without interest:
(i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Star Common Stock; and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Star Common Stock.

                      (d) No  Further  Ownership  Rights  in Common  Stock.  All
shares of Star Common Stock issued, together with the Cash Consideration paid (or the Merger Consideration, paid in cash, in the event the All Cash Option is exercised), upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Section 2.5(e)) shall be deemed to have been issued (and/or paid) in full satisfaction of all rights pertaining to such shares of EFCC Common Stock and there shall be no further registration of transfers on the stock transfer books of the Surviving
Corporation  of  the  shares  of  EFCC  Common  Stock  which  were   outstanding
immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Section 2.5.

                      (e) No Fractional Shares. No certificates or scrip representing fractional shares of Star Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Star. Notwithstanding any other provision of this Agreement, each holder of shares of EFCC Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Star Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Star Common Stock multiplied by the Market Price of a share of Star Common Stock on the Effective Date.

                      (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed for 180 days after the Effective Time shall be delivered to Star, upon demand, and any holders of the Certificates who have not theretofore complied with this Section 2.5 shall thereafter look only to Star for delivery of the Merger Consideration.

                      (g) No Liability. None of Star, Merger Sub, EFCC nor the Exchange Agent shall be liable to any holder of shares of EFCC Common Stock or Star Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash from the Exchange Fund (or by Star after the Exchange Fund has terminated) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. At such time as any amounts remaining unclaimed by holders of any such shares would otherwise escheat to or become property of any governmental entity, such amounts shall, to the extent permitted by applicable law, become the property of Star free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

                      (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Star, on a daily basis. Any interest and other income resulting from such investments shall be paid to Star.

           2.6 Taking Necessary Action; Further Action. Star, Merger Sub and EFCC, respectively, shall take all such action as may be necessary or appropriate in order to effectuate the Merger as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving
Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either Merger Sub or EFCC, the officers and directors of such corporations are fully authorized in the name of their corporation or otherwise to take, and shall take, all such action.

                                   ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF STAR AND MERGER SUB

           Star and Merger Sub, jointly and severally, represent and warrant to EFCC as follows; provided that Sections 3.2, 3.3, 3.5, 3.7 and 3.8 shall be of no force or effect in the event that the All Cash Option is exercised and executed:

           3.1 Corporate Organization. Each of Star and its Subsidiaries (the "Star Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed, individually or in the aggregate, would have a material adverse effect on the condition (financial or otherwise), results of operations, business, working capital, assets, liabilities or prospects of Star and the Star Subsidiaries taken as a whole (a "Material Adverse Effect on Star"). Section 3.1 of the Star disclosure schedule delivered by Star herewith (the "Star Disclosure Schedule") contains a complete and accurate list of all of the Star Subsidiaries. Neither Star nor any Star Subsidiary is in violation of any provision of its Certificate of Incorporation or Bylaws which could have a Material Adverse Effect on Star. Merger Sub has not engaged in any business nor has it incurred any liabilities or obligations since it was incorporated other than relating to this Agreement and the transactions contemplated hereby.

           3.2 Capital Stock. As of the date hereof, the authorized capital stock of Star consists in its entirety of (i) 10,000,000 shares of Star Common Stock, $.001 par value, and (ii) 5,000,000 shares of Preferred Stock, $1.00 par value. As of January 2, 1997, 4,045,889 shares of Star Common Stock and no shares of Preferred Stock were issued and outstanding, (ii) options to acquire 626,136 shares of Star Common Stock were outstanding under all stock option plans of Star, (iii) 333,900 shares were reserved for issuance pursuant to all employee benefit plans of Star and (iv) warrants (the "Star Warrants") to purchase 106,712 shares of Star Common Stock were outstanding. As of the date hereof, the authorized capital stock of Merger Sub consists in its entirety of 1,000 shares of common stock, $.01 par value, of which 100 shares are issued and outstanding. All of the outstanding shares of capital stock of each of the Star Subsidiaries are owned beneficially and of record by Star or a Star Subsidiary free and clear of all liens, charges and encumbrances of any nature. All of the outstanding shares of capital stock of Star, Merger Sub and each of the Star Subsidiaries have been validly issued and are fully paid and nonassessable. The holders of the Star Warrants have exercised rights thereunder to have the shares of Star Common Stock issuable thereunder registered under the Securities Act of 1933 (the "Securities Act").

           3.3 Options or Other Rights. Except as disclosed in Section 3.2 hereof, there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement or arrangement of any kind to purchase or otherwise to receive from Star or any Star Subsidiary any of the outstanding authorized but unissued, unauthorized or treasury shares of the capital stock or any other security of Star or any Star Subsidiary, and there is no outstanding security of any kind convertible into or exchangeable for such capital stock. No options or rights to acquire equity securities granted by Star have provisions which accelerate the vesting or right to exercise such options or rights or terminate any repurchase rights of Star upon the consummation of the Merger.

           3.4 Authority Relative to this and Other Agreements. Each of Star and Merger Sub, as applicable, has full corporate power and authority to execute and deliver this Agreement, the Consulting Agreement, the Management Agreement, the EFCC Shareholders Agreement and the Escrow Agreement and to consummate the transactions contemplated on their part hereby or thereby. The execution and delivery of such agreements by each of Star and Merger Sub and the consummation of the transactions contemplated on their respective parts hereby or thereby have been duly authorized by their respective Board of Directors and, other than the approval of Star's shareholders as provided in Section 5.1 hereof, no other corporate proceedings on the part of Star or Merger Sub, as applicable, are necessary to the consummation of the transactions contemplated on their respective parts hereby or thereby. Such agreements have been (or, in the case of the Escrow Agreement, will be) duly executed and delivered by each of Star and Merger Sub, as applicable, and constitute (or, in the case of the Escrow Agreement, will constitute) a legal, valid and binding obligation of each of Star and Merger Sub, enforceable against each of them in accordance with their respective terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equity principles.

           3.5 Star Common Stock. The shares of Star Common Stock to be issued in connection with the Merger have been duly authorized and, when issued as contemplated hereby at the Effective Time, will be validly issued, fully paid and nonassessable, and not subject to any preemptive rights.

           3.6 No Violation.  The  execution,  delivery and  performance of this
Agreement, the Consulting Agreement, the Management Agreement, the EFCC Shareholders Agreement and the Escrow Agreement by each of Star and Merger Sub and the consummation by each of them of the transactions contemplated hereby or thereby will not (i) violate or conflict with any provision of any law applicable to Star or any Star Subsidiary or by which any of their property or assets are bound, (ii) except for the Management Agreement, which is subject to the approval of the Commissioner of the New York State Department of Health, require the consent, waiver, approval, license or authorization of or any filing by Star or any Star Subsidiary with any public authority (other than (A) the filing of a pre-merger notification report under The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") and the expiration of the applicable waiting period,
(B) in connection with or in compliance with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act, the BCL, the Bylaws of the National Association of Securities Dealers, Inc. or the "takeover" or "blue sky" laws of various states, (C) the approval by the New York State Public Health Counsel required pursuant to Section 3611-a of the New York State Public Health Law and the rules and regulations thereunder and any similar approvals required by New Jersey State law, rules or regulations, and
(D) any other filings and approvals expressly contemplated by this Agreement) or
(iii) violate, conflict with, result in a breach of or the acceleration of any obligation under, or constitute a default (or an event which with notice or the lapse of time or both would become a default) under or give to others any right of, or result in any, termination, amendment, acceleration or cancellation of, or loss of any benefit or creation of a right of first refusal or result in the creation of a lien or other encumbrance on any property or asset of Star or any Star Subsidiary pursuant to or under any provision of any charter or bylaw, indenture, mortgage, lien, lease, license, agreement, contract, instrument, order, judgment, ordinance, Star Permit (as defined below), law, regulation or decree to which Star or any Star Subsidiary is subject or by which Star or any Star Subsidiary or any of their property or assets are bound, except where the failure to give such notice, make such filings, or obtain such authorizations, consents, waivers, licenses or approvals, or where such violations, conflicts, breaches, defaults, terminations, amendments, accelerations, cancellations, loss of rights, liens or encumbrances, individually or in the aggregate, would not have a Material Adverse Effect on Star or on Star's or Merger Sub's ability to consummate the transactions contemplated hereby.

           3.7 Financial Statements and Reports. Star has made available to EFCC true and complete copies of (i) its Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission (the "Commission"), for the year ended May 31, 1996 (the "Star Form 10-KSB"), (ii) all registration statements filed by Star and declared effective under the Securities Act since January 1, 1994 through the date hereof, and (iii) all other reports, statements and registration statements (including Current Reports on Form 8-K) filed by it with the Commission since January 1, 1994 through the date hereof. The reports, statements and registration statements referred to in the immediately preceding sentence (including, without limitation, any financial statements or schedules or other information, included or incorporated by reference therein) are referred to in this Agreement as the "Star SEC Filings." As of the respective times such documents were filed or, as applicable, became effective, the Star SEC Filings complied as to form and content, in all material respects, with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Star included in the Star SEC

Filings were prepared in accordance with generally accepted accounting principles (as in effect from time to time) applied on a consistent basis and (except as may be indicated therein or in the notes thereto) present fairly the consolidated financial position, consolidated results of operations and consolidated cash flows of Star and the Star Subsidiaries as of the dates and for the periods indicated subject, in the case of unaudited interim consolidated financial statements, to normal recurring year-end adjustments and any other adjustments described therein.

           3.8 Absence of Certain Changes or Events. Since May 31, 1996 and except as disclosed in the Star SEC Filings made through the date hereof, the business of Star and of each of the Star Subsidiaries has been conducted in the ordinary course, and there has not been (i) any material adverse change in the condition (financial or otherwise), results of operations, business, working capital, assets, liabilities or prospects of Star and the Star Subsidiaries, taken as a whole; (ii) any indebtedness incurred by Star or any Star Subsidiary for money borrowed; (iii) any material transaction or commitment, except in the ordinary course of business or as contemplated by this Agreement, entered into by Star or any of the Star Subsidiaries; (iv) any damage, destruction or loss, whether covered by insurance or not, which, individually or in the aggregate, would have a Material Adverse Effect on Star; (v) any declaration, setting aside or payment of any dividend (whether in cash, securities or property) with respect to the Star Common Stock; (vi) any material agreement to acquire any assets or stock or other interests of any third party; (vii) any increase in the compensation payable or to become payable by Star or any Star Subsidiary to any employees, officers, directors or consultants or in any bonus, insurance, welfare, pension or other employee benefit plan, payment or arrangement made to, for or with any such employee, officer, director or consultant (other than as provided in employment agreements, consulting agreements and welfare and benefit plans in existence as of the date hereof, and except for increases consistent with past practice); (viii) any material revaluation by Star or any Star Subsidiary of any asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable); (ix) any material change by Star in accounting principles or methods except insofar as may be required by a change in generally accepted accounting principles; (x) any mortgage or pledge of any of the assets or properties of Star or any Star Subsidiary or the subjection of any of the assets or properties of Star or any Star Subsidiary to any material liens, charges, encumbrances, imperfections of title, security interest, options or rights or claims of other with respect thereto; or (xi) any assumption or guarantee by Star or a Star Subsidiary of the indebtedness of any person or entity.

           3.9 Representations Complete. None of the representations or warranties made by Star or Merger Sub herein or in any Schedule hereto, including the Star Disclosure Schedule, or certificate furnished by Star or Merger Sub pursuant to this Agreement, or the Star SEC Filings, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

           3.10 No Default. Neither Star nor any of the Star Subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its charter or Bylaws, (ii) any note, bond, mortgage, indenture, license, agreement, contract, lease, commitment or other obligation to which Star or any of the Star Subsidiaries is a party or by which they or any of their properties or assets may be bound, or (iii) any order, writ injunction, decree, statute, rule or regulation applicable to Star or any of the Star Subsidiaries, except in the case of clauses (ii) and (iii) above for defaults or violations which would not have a Material Adverse Effect on Star.

           3.11 Brokers. Neither Star nor Merger Sub has paid or is obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with this Agreement.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF EFCC

           EFCC represents and warrants to Star and Merger Sub as follows:

           4.1 Corporate Organization. Each of EFCC and its Subsidiaries (the "EFCC Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed, individually or in the aggregate, would have a material adverse effect on the condition (financial or otherwise), results of operations, business, working capital, assets, liabilities or prospects of EFCC and the EFCC Subsidiaries taken as a whole (a "Material Adverse Effect on EFCC"). The EFCC disclosure schedule delivered by EFCC herewith (the "EFCC Disclosure Schedule") contains a complete and accurate list of all of the EFCC Subsidiaries. Neither EFCC nor any EFCC Subsidiary is in violation of any provision of its charter or Bylaws which could have a Material Adverse Effect on EFCC. EFCC, at the Effective Time, will own 100% of TPC Home Care Services, Inc. ("TPC") and all rights and properties of TPC (other than with respect to shares held by dissenters, subject to the limitations set out in
Section 6.3(k) hereof, in a contemplated stock for stock merger (the "TPC Merger") of TPC with and into EFCC).

           4.2 Capital Stock. As of the date hereof, the authorized capital stock of EFCC consists in its entirety of 60,000,000 shares, consisting of 50,000,000 shares of common stock, $.01 par value, and 10,000,000 shares of preferred stock, $.01 par value, ("EFCC Preferred Stock"). As of January 2, 1997, 32,000,226 shares of EFCC Common Stock and no shares of EFCC Preferred Stock were issued and outstanding and (ii) no options to acquire EFCC Common Stock were outstanding. All of the outstanding shares of capital stock of each of the EFCC Subsidiaries are owned beneficially and of record by EFCC or a EFCC Subsidiary free and clear of all liens, charges, encumbrances, options, rights of first refusal or limitations or agreements regarding voting rights of any nature. All of the outstanding shares of capital stock of EFCC and each of the EFCC Subsidiaries have been validly issued and are fully paid and nonassessable.

           4.3  Options or Other  Rights.  Except as  disclosed  in Section  4.2 hereto, or as otherwise contemplated by Section 4.1 hereof, there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement or arrangement of any kind to purchase or otherwise to receive from EFCC or any EFCC Subsidiary any of the outstanding, authorized but unissued, unauthorized or treasury shares of the common stock or any other security of EFCC or any EFCC Subsidiary and there is no outstanding security of any kind convertible into or exchangeable for such capital stock. Except as disclosed in Section 4.3 of the EFCC Disclosure Schedule, no options or rights to acquire equity securities granted by EFCC have provisions which accelerate the vesting or right to exercise such options or rights or terminate any rights upon the consummation of the Merger.

           4.4 Authority Relative to this and Other Agreements. EFCC has full corporate power and authority to execute and deliver this Agreement, the Consulting Agreement and the Management Agreement and to consummate the transactions contemplated on its part hereby and thereby. The execution and delivery of such agreements by EFCC and the consummation of the transactions contemplated on its part hereby or thereby have been duly authorized by its Board of Directors, and, other than the approval of EFCC's shareholders as provided in Section 5.1 hereof or as otherwise disclosed in Section 4.3, no other corporate proceedings on the part of EFCC are necessary to authorize the execution and delivery of such agreements by EFCC or the consummation of the transactions contemplated on its part hereby or thereby. Such agreements have been duly executed and delivered by EFCC, and constitute legal, valid and binding obligations of EFCC, enforceable against EFCC in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equity principles. Each of Arbor and Coss and Gary Melius, as voting trustee, as to the shares of EFCC owned by Coss, (the "Voting Trustee") under that certain Voting Trust Agreement dated as of June 20, 1996 by and between Cosmetic Sciences, Inc., Coss and Arbor and the Voting Trustee (the "Voting Trust") has full power and authority to execute and deliver the EFCC Shareholders Agreement, the irrevocable proxies contemplated thereby and the Escrow Agreement and to consummate the transactions contemplated on their part thereby. The execution and delivery of such agreements by Arbor, Coss and the Voting Trustee and the consummation of the transactions contemplated on their part thereby have been duly authorized, and no other proceedings on their part are necessary to authorize the execution and delivery of such agreements by them or the consummation of transactions contemplated on their part thereby. Such agreements have been (or, in the case of the Escrow Agreement, will be) duly executed and delivered by each of Arbor, Coss and the Voting Trustee (and Mr. Ivan Kaufman with respect to the EFCC Shareholders Agreement), and constitute (or, in the case of the Escrow Agreement, will constitute) a legal, valid and binding obligation of each of Arbor, Coss and the Voting Trustee (and Mr. Ivan Kaufman with respect to the EFCC Shareholders Agreement), enforceable against each of them (and him, as the case may be) in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equity principles.

           4.5 No Violation. Except as disclosed in Section 4.5 of the EFCC Disclosure Schedule, the execution, delivery and performance of this Agreement, the Consulting Agreement and the Management Agreement by EFCC and the execution, delivery and performance of the EFCC Shareholders Agreement, the irrevocable proxies contemplated thereby and the Escrow Agreement by Arbor and Coss and the consummation by each of them of the transactions contemplated hereby and thereby will not (i) violate or conflict with any provision of any law applicable to EFCC, any EFCC Subsidiary, Arbor or Coss or by which any of their respective properties or assets are bound, (ii) except for the Management Agreement, which is subject to the approval of the Commissioner of the New York State Department of Health, require the consent, waiver, approval, license or authorization of or any filing by EFCC, any EFCC Subsidiary, Arbor or Coss with any public authority (other than (A) the filing of a pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") and the expiration of the applicable waiting period, (B) in connection with or in compliance with the provisions of the Exchange Act, the Securities Act, the BCL, the Bylaws of the National Association of Securities Dealers, Inc. or the "takeover" or "blue sky" laws of various states, (C) the approval by the New York State Public Health Counsel required pursuant to Section 3611-a of the New York State Public Health Law and the rules and regulations thereunder and any similar approvals required by New Jersey State law, rules or regulations, and (D) any other filings and approvals expressly contemplated by this Agreement) or, (iii) violate, conflict with or result in a breach of or the acceleration of any obligation under, or constitute a default (or an event which with notice or the lapse of time or both would become a default) under, or gives to others any right of, or result in any, termination, amendment, acceleration or cancellation of, or loss of any benefit or creation of a right of first refusal or result in the creation of a lien or other encumbrance on any property or asset of EFCC, any EFCC Subsidiary, Arbor or Coss pursuant to or under any provision of any charter or bylaw, or the express terms of any written indenture, mortgage, lien, lease, license, agreement, contract, instrument, order, judgment, ordinance, EFCC Permit (as defined below), law, regulation or decree to which EFCC, any EFCC Subsidiary, Arbor or Coss is subject or by which EFCC, any EFCC Subsidiary, Arbor or Coss or any of their respective properties or assets are bound, except where the failure to give such notice, make such filings, or obtain such authorizations, consents, waivers, licenses or approvals, or where such violations, conflicts, breaches, defaults, terminations, amendments, accelerations, cancellations, loss of rights, liens or encumbrances, individually or in the aggregate, would not have a Material Adverse Effect on EFCC or on EFCC's ability to consummate the transactions contemplated hereby.

           4.6 Compliance with Laws.

                      (a) EFCC and each EFCC Subsidiary hold all licenses, permits and other authorizations necessary to conduct its business (collectively, "EFCC Permits"), are certified as providers under all applicable Medicare and Medicaid programs to the extent required to be so certified, and are in compliance with all EFCC Permits and all federal, state and other laws, rules, regulations, ordinances and orders governing its business, including, without limitation, the requirements, guidelines, rules and regulations of Medicare, Medicaid and other third-party reimbursement programs, except where the failure to hold such licenses, permits and other authorizations or to so comply would not be material to the financial condition, results of operations, business or properties of EFCC and the EFCC Subsidiaries taken as a whole. The EFCC Permits are in full force and effect.

                      (b) All health care personnel employed by EFCC or any EFCC Subsidiary are properly licensed to the extent required to perform the duties of their employment in each jurisdiction where such duties are performed, except where the failure to be so licensed would not be material to the financial condition, results of operations, business or properties of EFCC and the EFCC Subsidiaries taken as a whole.

                      (c) No action or proceeding is pending or, to EFCC's knowledge, threatened that may result in suspension, revocation or termination of any EFCC Permit, the issuance of any cease-and-desist order, or the imposition of any administrative or judicial sanction, and neither EFCC nor any EFCC Subsidiary has received any notice from any governmental authority in respect of the suspension, revocation or termination of any EFCC Permit, or any notice of any intention to conduct any investigation or institute any proceeding, in any such case where such suspension, revocation, termination, order, sanction, investigation, or proceeding would be material to the financial condition, results of operations, business or properties of EFCC and the EFCC Subsidiaries taken as a whole.

                      (d) Neither EFCC nor any EFCC Subsidiary has received notice that Medicare, Medicaid or any other third-party reimbursement program has any claims for disallowance of costs against any of them which could result in material offsets against future reimbursement or recovery of prior payments, which offsets or recoveries have not been reserved for in EFCC's financial statements.

           4.7 Litigation. Except as set forth in Section 4.7 of the EFCC Disclosure Schedule or in the EFCC SEC Filings (as defined below) made as of the date hereof, there are no suits, arbitrations, mediations, actions, proceedings, unfair labor practice complaints or grievances pending or, to EFCC's knowledge, threatened against EFCC or any EFCC Subsidiary or with respect to any property or asset of any of them before any court, arbitrator, administrator or governmental or regulatory authority or body which, individually or in the aggregate, would have a Material Adverse Effect on EFCC. Neither EFCC nor any EFCC Subsidiary nor any property or asset of any of them is subject to any order, judgment, injunction or decree which, individually or in the aggregate, would have a Material Adverse Effect on EFCC.

           4.8 Financial Statements and Reports. EFCC has made available to Star true and complete copies of (i) its Annual Report on Form 10-KSB for the year ended December 31, 1995 (the "EFCC 10-KSB"), as filed with the Commission, (ii) its proxy statement relating to its most recent annual meeting of its shareholders, (iii) all registration statements filed by EFCC and declared effective under the Securities Act since January 1, 1994 through the date hereof and (iv) all other reports, statements and registration statements (including Current Reports on Form 8-K) filed by it with the Commission subsequent to
January 1, 1994 through the date hereof. The reports, statements and registration statements referred to in the immediately preceding sentence (including, without limitation, any financial statements or schedules or other information included or incorporated by reference therein) are referred to in this Agreement as the "EFCC SEC Filings." As of the respective times such documents were filed or, as applicable, became effective, the EFCC SEC Filings complied as to form and content, in all material respects, with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of EFCC included in the EFCC SEC Filings were prepared in accordance with generally accepted accounting principles (as in effect from time to time) applied on a consistent basis and (except as may be indicated therein or in the notes thereto) present fairly the consolidated financial position, consolidated results of operations and consolidated cash flows of EFCC and the EFCC Subsidiaries as of the dates and for the periods indicated subject, in the case of unaudited interim consolidated financial statements, to normal recurring year-end adjustment and any other adjustment described therein. Since December 31, 1995, there has been no change in accounting principles applicable to, or methods of accounting utilized by, EFCC. The books and records of EFCC and the EFCC Subsidiaries have been and are being maintained in accordance with good business practice, reflect only valid transactions, are complete and correct in all material respects, and present fairly in all material respects the basis for the financial position and results of operations of EFCC and the EFCC Subsidiaries set forth in the financial statements of EFCC included in the EFCC SEC Filings.

           4.9 Absence of Certain Changes or Events. Since December 31, 1995, except as expressly disclosed in the EFCC SEC Filings made through the date hereof and except with respect to the sale by TPC prior to the date hereof of certain assets to Public Services, Inc. (the "Asset Sale"), (the full description and terms of which are set forth in Section 4.9 of the EFCC Disclosure Schedule), the business of EFCC and of each of the EFCC Subsidiaries has been conducted in the ordinary course, and there has not been (i) any material adverse change in the condition (financial or otherwise), results of operations, business, working capital, assets, liabilities, or prospects of EFCC and the EFCC Subsidiaries, taken as a whole; (ii) any indebtedness incurred by EFCC or any EFCC Subsidiary for money borrowed; (iii) any material transaction or commitment, except in the ordinary course of business or as contemplated by this

Agreement or as set forth in Section 4.9 of the EFCC Disclosure Schedule or in the EFCC SEC Filings, entered into by EFCC or any of the EFCC Subsidiaries; (iv) any damage, destruction or loss, whether covered by insurance or not, which, individually or in the aggregate, would have a Material Adverse Effect on EFCC;
(v) except for the EFCC Dividend and except as set forth in Section 4.9 of the EFCC Disclosure Schedule, any declaration, setting aside or payment of any dividend (whether in cash, securities or property) with respect to the EFCC Common Stock; (vi) any material agreement to acquire any assets or stock or other interests of any third-party; (vii) any increase in the compensation payable since the filing of EEFC's Form 10-QSB for the period ended September 30, 1996 or to become payable by EFCC or any EFCC Subsidiary to any employees, officers, consultants, or directors or in any bonus, insurance, welfare, pension or other employee benefit plan, payment or arrangement made to, for or with any such employee, officer, director or consultant (other than as provided in employment agreements, consulting agreements and welfare and benefit plans set forth on the EFCC Disclosure Schedule or any increase in the cash compensation payable to non-officer employees to the extent consistent with past practice if the rate of total annual compensation for any individual would not increase such individual's rate of total annual compensation by more than five percent (5%) over such individual's rate of total compensation); (viii) any material revaluation by EFCC or any EFCC Subsidiary of any asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable); (ix) any material change by EFCC in accounting principles or methods except insofar as may be required by a change in generally accepted accounting principles; (x) any mortgage or pledge of any of the assets or properties of EFCC or any EFCC Subsidiary or the subjection of any of the assets or properties of EFCC or any EFCC Subsidiary to any material liens, charges, encumbrances, imperfections of title, security interest, options or rights or claims of others with respect thereto; or (xi) any assumption or guarantee by EFCC or a EFCC Subsidiary of the indebtedness of any person or entity.

           4.10 Employee Benefit Plans and Employment Matters.

                      (a) Section 4.10 of the EFCC Disclosure Schedule lists all employee benefit plans, collective bargaining agreements, labor contracts and employment agreements not otherwise disclosed in the EFCC SEC Filings, which provide for the annual payment of more than $25,000 in which EFCC participates, or by which it is bound, including, without limitation: (i) any profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, welfare, and incentive plan or agreement; (ii) any plan providing for "fringe benefits" to its employees, including, but not limited to, vacation, sick leave, medical, hospitalization and life insurance; (iii) any written employment agreement and any other employment agreement not terminable at will; and (iv) any other "employee benefit plan" (within the meaning of Section 3(3) of ERISA) that is not exempted from the coverage of ERISA by reason of the Department of Labor regulations. EFCC is in compliance in all material respects with the requirement prescribed by all laws currently in effect applicable to employee benefit plans and to any employment agreement, including, but not limited to, ERISA and the Code. EFCC has performed all of its obligations under all such employee benefit plans and employment agreements in all material respects. There is no pending or, to the knowledge of EFCC, threatened legal action, proceeding or investigation against or involving any EFCC employee benefit plan which could result in a material amount of liability to such employee benefit plan or to EFCC.

                      (b) EFCC does not sponsor or participate in, and has not sponsored or participated in, any employee benefit pension plan to which Section 4021 of ERISA applies that would create a material amount of liability to EFCC under Title IV of ERISA.

                      (c) EFCC does not sponsor or participate in, and has not sponsored or participated in, any employee benefit pension plan that is a "multiemployer plan" (within the meaning of Section 3(37) of ERISA) that would subject EFCC to any material amount of liability with respect to any such plan.

                      (d) All group health plans of EFCC have been operated in compliance with the group health plan continuation coverage requirements of
Section 4980B of the Code in all material respects, to the extent such requirements are applicable.

                      (e) There have been no acts or omissions by EFCC that have given rise to or may give rise to a material amount of fines, penalties, taxes, or related charges under Sections 502(c) or 4071 of ERISA or under Chapter 43 of the Code.

                      (f) No "reportable event," as defined in ERISA Section 4043, other than those events with respect to which the Pension Benefit Guaranty Corporation has waived the notice requirement, has occurred with respect to any of the employee benefit plans of EFCC.

                      (g) Section 4.9 of the EFCC Disclosure Schedule sets forth the name of each director, officer or employee of EFCC entitled to receive any material amount of benefit or payment under any existing employment agreement, severance plan or other benefit plan solely as a result of the consummation of any transaction contemplated by this Agreement, and with respect to each such person, the nature of such benefit or the amount of such payment, the event triggering the benefit or payment, and the date of, and parties to, such employment agreement, severance plan or other benefit plan.

                      (h) EFCC has made available to Star true and correct copies of all plan documents and employment agreements referred to on Section
4.10 of the EFCC Disclosure Schedule, including all amendments thereto, and all related summary plan descriptions to the extent that one is required by law.

                      (i) For purposes of this Section 4.10, any reference to "EFCC" shall be deemed to include a reference to any entity that is aggregated with EFCC under the provisions of Section 414 of the Code, to the extent that those aggregation rules apply.

                      (j) At all times during the pendency of the employee benefit plans referenced in the EFCC SEC Filings or in Section 4.10 of the EFCC Disclosure Schedule, EFCC has had fewer than 100 employees enrolled in each of such plans.

           4.11 Labor Matters. Neither EFCC nor any EFCC Subsidiary has executed any collective bargaining agreement with respect to any of their employees. None of the employees of EFCC or any EFCC Subsidiary is represented by any labor union. To the knowledge of EFCC, there is no activity involving any employees of EFCC or the EFCC Subsidiaries seeking to certify a collective bargaining unit or engaging in any other organizational activity.

           4.12 Insurance. EFCC and the EFCC Subsidiaries maintain insurance against such risks and in such amounts as EFCC reasonably believes are necessary to conduct its business. All policies of fire, liability, workers' compensation and other forms of insurance maintained by EFCC or the EFCC Subsidiaries are set forth in Section 4.12 of the EFCC Disclosure Schedule. All such policies are in full force and effect and all premiums required to be paid with respect thereto have been paid for all periods up to and including the date hereof. EFCC and the EFCC Subsidiaries are not in default with respect to any provisions or requirements of any such policy nor have any of them failed to give notice or present any claim thereunder in a due and timely fashion, except for defaults or failures which, individually or in the aggregate, would not have a Material Adverse Effect on EFCC. Neither EFCC nor any EFCC Subsidiary has received any notice of cancellation or termination in respect of any of its insurance policies.

           4.13 Environmental Matters. EFCC and the EFCC Subsidiaries are in compliance with all environmental laws, and have obtained all necessary licenses and permits required to be issued pursuant to any environmental law, except where the failure to so comply or to obtain such licenses or permits, individually or in the aggregate, would not have a Material Adverse Effect on EFCC. Neither EFCC nor any EFCC Subsidiary has received any notice or communication from any governmental agency with respect to (i) any hazardous substance relative to its operations, property or assets or (ii) any investigation, demand or request pursuant to enforcing any environmental law relating to it or its operations, and no such investigation is pending or, to the knowledge of EFCC, threatened, in any case, which would lead to a Material Adverse Effect on EFCC.

           4.14 Tax Matters. (a) EFCC and each EFCC Subsidiary (for purposes of this Section 4.14, EFCC Subsidiary shall also include all corporations that were, at any time prior to the Effective Time, subsidiaries of EFCC, including but not limited to TPC): (i) has duly and timely filed with the appropriate authorities all Tax Returns (as defined below) required to be filed by or on behalf of (or which includes) EFCC or any EFCC Subsidiary on or before the date hereof, which Tax Returns are true, correct and complete, (ii) has duly and timely paid or caused to be timely paid all Taxes (as defined below) due and payable in respect of all periods up to and including the date hereof, and (iii) has properly accrued on the Financial Statements all Taxes not yet payable in respect of all periods up to and including the date hereof.
Section 4.14 of the EFCC Disclosure Schedule sets forth a list of each jurisdiction in which EFCC or any EFCC Subsidiary has filed or is required to file a Tax Return, the type of Tax and the type of Tax Return filed or required. EFCC has provided Star with a copy of each Tax Return filed by or on behalf of EFCC or any EFCC Subsidiary (or which includes EFCC or any EFCC Subsidiary) within the last three years. EFCC and each EFCC Subsidiary has duly and timely withheld or collected, paid over and reported all Taxes required to be withheld or collected by it on or before the date hereof. Except as set forth in Section
4.14 of the EFCC Disclosure Schedule: (A) no taxing authority has claimed, proposed or asserted any adjustment that could result in the creation of, or an increase in, any deficiency in any Tax for which EFCC or any EFCC Subsidiary is or may be liable or which relates to the income, assets or operations of EFCC or any EFCC Subsidiary; (B) to the knowledge of EFCC or any EFCC Subsidiary, there is no pending or threatened audit, investigation, proceeding or claim respecting any Tax for which EFCC or any EFCC Subsidiary is or may be liable or which relates to the income, assets or operations of EFCC or any EFCC Subsidiary; (C) no statute of limitations relating to the assessment or collection of any Tax for which EFCC or any EFCC Subsidiary is or may become liable or subject has been waived or extended; (D) neither EFCC nor any EFCC Subsidiary is a party to any agreement, contract or arrangement that would result, individually or in the aggregate, in the payment of any amount that would not be deductible by reason of Section 162 (unless required to be capitalized under Section 263 or 263A of the Code), Section 280G or Section 404 of the Code, and the regulations promulgated thereunder; (E) neither EFCC nor any EFCC Subsidiary is a party to any Tax sharing or Tax allocation agreement; (F) there are no liens for Taxes upon the assets of EFCC or any EFCC Subsidiary except for liens for Taxes not yet due and payable; and (G) neither EFCC nor any EFCC Subsidiary is a foreign person (within the meaning of Section 7701 of the Code). EFCC and each EFCC Subsidiary have adequately disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Section 6662 of the Code. Neither EFCC nor any EFCC Subsidiary is a "consenting corporation" within the meaning of
Section  341(f) of the Code.  No Tax is  required  to be  withheld  pursuant  to
Section 1445 of the Code as a result of the transactions contemplated by this Agreement. Neither EFCC nor any EFCC Subsidiary has ever made or been required to make an election under Section 338 of the Code (or any comparable state, local or foreign Tax provision). None of the assets of EFCC or any EFCC Subsidiary is required to be treated as being owned by any other person pursuant to the "safe harbor" leasing provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as in effect prior to the repeal of said provision (or any comparable state, local or foreign Tax provision). Any Tax Sharing or Tax Allocation Agreement listed in Section 4.14 of the EFCC Disclosure Schedule has been terminated on or before the date hereof without obligation of EFCC or any EFCC Subsidiary.

           For purposes of this Agreement, "Tax" means any tax, fee, levy, duty, assessment or other governmental charge imposed by any governmental authority (including without limitation any income, franchise, gross receipts, property, sales, use, excise, services, value added, ad valorem, withholding, social security, estimated, accumulated earnings, transfer, license, privilege, payroll, profits, capital stock, employment, unemployment, severance, stamp, minimum, environmental, occupancy, customs or occupation tax), including without limitation any liability therefor as a result of Treasury Regulation ss.1.1502-6 (or any comparable state, local or foreign Tax provision), as a transferee (including under Section 6901 of the Code or any comparable state, local or foreign Tax provision) or as a result of any Tax sharing or similar agreement, and any interest, additions to tax and penalties in connection therewith. "Tax Return" means any return, declaration, report, estimate, claim, information return or statement and any amendment thereto, together with any supporting information or schedules, which is filed or required to be filed under applicable law in connection with the determination, assessment, collection, payment, refund or administration of any Tax, whether on a consolidated, combined, unitary or separate basis or otherwise.

           4.15 Intellectual Property. EFCC and the EFCC Subsidiaries own, possess or have the right to use all franchises, patents, trademarks, service marks, tradenames, licenses and authorizations (collectively, "EFCC Intellectual Property Rights") set forth in Section 4.15 of the EFCC Disclosure Schedule, which are necessary to the conduct of their respective businesses. Except as disclosed in the EFCC SEC Filings, to the knowledge of EFCC, neither EFCC nor any EFCC Subsidiary is infringing or otherwise violating the intellectual property rights of any person which infringement or violation would subject EFCC or any EFCC Subsidiary to liabilities which, individual or in the aggregate, would have a Material Adverse Effect on EFCC or which would prevent EFCC or any EFCC Subsidiary from conducting their respective businesses substantially in the manner in which they are now being conducted. Except as disclosed in the EFCC SEC Filings, no claim has been made or, to EFCC's knowledge, threatened against EFCC or any EFCC Subsidiary alleging any such violation.

           4.16 Related Party Transactions. Except as disclosed in Section 4.16 of the EFCC Disclosure Schedule or in the EFCC SEC Filings, there have been no material transactions between EFCC or any EFCC Subsidiary on the one hand, and any (i) officer or director of EFCC or any EFCC Subsidiary or (ii) record or beneficial owner of five percent or more of the voting securities of EFCC.

           4.17 No Undisclosed Material Liabilities. Other than professional fees related to the transactions contemplated by this Agreement hereby and except as disclosed in the EFCC SEC Filings or in Section 4.17 of the EFCC Disclosure Schedule, neither EFCC nor any of the EFCC Subsidiaries has incurred any liabilities of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that, individually or in the aggregate, would have a Material Adverse Effect on EFCC other than liabilities under or contemplated by this Agreement.

           4.18 No Default. Neither EFCC nor any of the EFCC Subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its charter or Bylaws, (ii) any note, bond, mortgage, indenture, license, agreement, contract, lease, commitment or other obligation to which EFCC or any of the EFCC Subsidiaries is a party or by which they or any of their properties or assets may be bound, or (iii) any order, writ injunction, decree, statute, rule or regulation applicable to EFCC or any of the EFCC Subsidiaries, except in the case of clauses (ii) and (iii) above for defaults or violations which would not have a Material Adverse Effect on EFCC.

           4.19 Title to Properties; Encumbrances.

                      (a) EFCC and the EFCC Subsidiaries have good and marketable title to all of the Assets (as hereinafter defined) reflected as owned by EFCC on the September 30, 1996 Balance Sheet and all Assets thereafter acquired by it (except for Assets disposed of by it in the ordinary course of business or pursuant to the Asset Sale). The Assets are not subject to any mortgage, security interest, pledge, lien, claim, encumbrance or charge, or restraint or transfer whatsoever and no currently effective financing statement with respect to any of its Assets has been filed under the Uniform Commercial Code in any jurisdiction. Neither EFCC nor any EFCC Subsidiary is a party to any financing statement or any security agreement authorizing any secured party thereunder to file any financing statement. No person other than EFCC has any right to the use or possession of any of the Assets. All Assets which are real property or tangible personal property, whether owned or leased, are in good operating condition and repair, excepting normal wear and tear, and are sufficient to enable EFCC to operate its business in a manner consistent with its operation during the immediately preceding twelve (12) months.

                      (b) Set forth on Section  4.19(b)  of the EFCC  Disclosure
Schedule is a true and correct list of leases, conditional sales, licenses or similar arrangements to which EFCC or any EFCC Subsidiary is a party or to which EFCC or any EFCC Subsidiary or any Asset is subject. EFCC has delivered to Star a complete and correct copy of each lease, conditional sale, license and other arrangement listed in Section 4.19(b) of the EFCC Disclosure Schedule. All of said arrangements are valid, binding and enforceable in accordance with their respective terms and are in full force and effect. Neither EFCC nor any EFCC Subsidiary is in default under one or more of such arrangements, except to the extent such defaults would not have a Material Adverse Effect on EFCC and has not received any written notice alleging any default, set-off, or claim of default. To the knowledge of EFCC, the parties to such arrangements are not in default of their respective obligations under any of such arrangements, and there has not occurred any event which, with the passage of time or giving of notice (or both), would constitute such a default or breach under any of such arrangements, except to the extent such default or breach would not have a Material Adverse Effect on EFCC.

                      (c) As used herein, the term "Assets" means all of the tangible and intangible assets of EFCC and the EFCC Subsidiaries including, without limitation, all real property, tangible personal property (including, without limitation, fixed and moveable equipment, trucks, cars and other vehicles, furnishings, inventory and supplies), contract rights, leasehold interests, goodwill, tradenames, trademarks, patient records and files, patient films, Medicare and Medicaid provider agreements and numbers, telephone numbers and, to the extent permitted by law, all permits, licenses and other governmental approvals.

           4.20 Contracts. Section 4.20 of the EFCC Disclosure Schedule contains a complete and correct list of all of the following categories of agreements, contracts, arrangements and commitments ("Contracts"), including summaries of oral contracts (except immaterial oral contracts terminable at will), to which EFCC or any EFCC Subsidiary or any of the Assets are bound, including, without limitation:

                      (a) each contract or agreement for the employment or retention of, or collective bargaining, severance or termination agreement with, any director, officer, employee, consultant, agent, employee or group of employees;

                      (b) each profit sharing, thrift, bonus, incentive, deferred compensation, stock option, stock purchase, severance pay, pension, retirement, hospitalization, insurance or other similar plan, agreement or arrangement;

                      (c) each agreement or arrangement (including letter of intent) for the purchase or sale of any assets, properties or rights outside the ordinary course of business (by purchase or sale of assets, purchase or sale of capital stock, merger or otherwise) which is currently in effect;

                      (d) each contract which contains any provisions requiring EFCC or any EFCC Subsidiary to indemnify or act for, or guarantee the obligation of, any other person or entity;

                      (e) each agreement restricting EFCC or any EFCC Subsidiary from conducting business of any nature anywhere in the world;

                      (f) each partnership or joint venture contract or similar arrangement or agreement which is likely to involve a sharing of profits or future payments with respect to the business (or any portion thereof) of EFCC or any EFCC Subsidiary;

                      (g) each agreement under which EFCC or any EFCC Subsidiary is to acquire or contract to receive the services of any health care professionals;

                      (h) each agreement to perform or provide services for any nursing home, health care facility or any other facility or individual;

                      (i) each agreement with a laboratory;

                      (j) each lease, license, conditional sales contract or similar arrangement for real or personal property or any corporate name, trade or service mark, copyright, patent, process, operational manual, technique and similar property;

                      (k) each other agreement not made in the ordinary and normal course of business which involves consideration of more than $25,000; and

                      (l) each letter of intent or agreement in principle to enter into any Contract (whether or not binding, in whole or in part).

           True, correct and complete copies of each Contract have been provided or made available to Star and each remains in full force and effect in accordance with the copies provided to Star. Each of the Contracts was entered into and requires performance only in the ordinary course of business. EFCC is not in material default under any Contract and no default or right of set-off has been asserted, either by or against EFCC under any Contract, except such defaults or breaches which, individually or in the aggregate would not have a Material Adverse Effect on EFCC. To the knowledge of EFCC, the parties to the Contracts, other than EFCC, are not in material default of any of their respective obligations under the Contracts, and there has not occurred any event, which with the passage of time or the giving of notice (or both), would constitute a material default or breach under any Contract, except such defaults or breaches which, individually or in the aggregate would not have a Material Adverse Effect on EFCC. All amounts payable by EFCC under the Contracts are on a current basis. Except as set forth in Section 4.5 or 4.20 of the EFCC Disclosure Schedule, no Contract is terminable nor requires a payment in the event of the Merger or a change in control of EFCC.

           4.21 Medicare/Medicaid Participation; Accreditation. All services provided by EFCC and the EFCC Subsidiaries which are reimbursable by Medicaid or Medicare are certified for full participation in such programs, have a current and valid provider contract with the Medicare and Medicaid programs or other third party reimbursement source (inclusive of managed care organizations), are in substantial compliance with the conditions of participation of such programs, and have received all approvals or qualifications necessary for capital reimbursement (if applicable). Neither EFCC nor any EFCC Subsidiary has received any notice of recoupment from nor has any material liability for reimbursements of any excess payments made by the Medicare or Medicaid programs or any other third party reimbursement source (inclusive of managed care organizations).

           4.22 Rate Tables and Reimbursement. EFCC has provided to Star rate tables that set forth a complete and correct list of the rates charged by EFCC and the EFCC Subsidiaries to their various customers. Neither EFCC nor any EFCC Subsidiary is required to pay any Medicare or Medicaid refunds, and neither EFCC nor any EFCC Subsidiary has paid any Medicare or Medicaid refunds since January 1, 1994.

           4.23 Relationships. Except as disclosed in the EFCC SEC Filings, no controlling shareholder, partner or affiliate of EFCC has, or at any time within the last two (2) years has had, an ownership interest in any business, corporate or otherwise, that is a party to, or in any property that is the subject of, any business relationship or arrangement of any kind relating to the operation or business of, or which may be binding upon, EFCC, any EFCC Subsidiary or their Assets.

           4.24 Employees. Section 4.24 of the EFCC Disclosure Schedule sets forth a complete and correct list of the name, position and current rate of compensation and all other compensation arrangements or fringe benefits of each officer of EFCC and each EFCC Subsidiary.

           4.25 Questionable Payments. Neither EFCC, any EFCC Subsidiary nor any of its former subsidiaries, nor, to the knowledge of EFCC, any director, officer, Affiliate or employee of EFCC or any of its former subsidiaries: (i) has used any corporate funds of EFCC, any EFCC Subsidiary or any of EFCC's former subsidiaries to make any payment to any officer or employee of any government, or to any political party or official thereof, where such payment either (A) is unlawful under laws applicable thereto or (B) would be unlawful under the Foreign Corrupt Practices Act of 1977, as amended; nor (ii) has used any corporate funds of EFCC, any EFCC Subsidiary or any of its former subsidiaries for making payments to any person if such payment constituted an illegal payment, bribe, kickback, political contribution or other similar questionable payment.

           4.26 Representations Complete. As of the execution of this Agreement, none of the representations or warranties made by EFCC herein or in any Schedule hereto, including the EFCC Disclosure Schedule, or certificate furnished by EFCC pursuant to this Agreement, or the EFCC SEC Filings, when all such documents are read together in their entirety, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

           4.27 Brokers. Neither EFCC nor any EFCC Subsidiary has paid or is obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with this Agreement.

           4.28 Minimum Net Worth, Working Capital and Cash. As of the date hereof, the Adjusted Net Worth (as hereinafter defined) exceeds $1,500,000; the Adjusted Working Capital (as hereinafter defined) exceeds $1,050,000; and the Adjusted Cash (as hereinafter defined) exceeds $800,000.

                                    ARTICLE V

                            COVENANTS AND AGREEMENTS

           5.1 Proxy Statement/Prospectus; Registration Statement; Shareholders' Meeting.

                      (a) Star and EFCC agree that this Agreement shall be submitted to their respective shareholders for approval at meetings (the "Meetings") duly called and held pursuant to applicable state law. As soon as practicable after the date of this Agreement, each of Star and EFCC shall take all action, to the extent necessary in accordance with applicable law and their respective Certificates of Incorporation and Bylaws, to convene the Meetings promptly to consider and vote upon the approval of the Merger and such other matters as may be necessary or desirable to consummate the Merger and the transactions contemplated hereby.

                      As soon as practicable after the date of this Agreement, EFCC and Star shall jointly prepare and file with (i) the Commission, subject to the prior approval of the other party, which approval shall not be unreasonably withheld, preliminary joint proxy materials relating to the Meetings as required by the Exchange Act, and a registration statement on Form S- 4 (as amended or supplemented, the "Registration Statement") relating to the registration under the Securities Act of the shares of Star Common Stock issuable to the holders of the EFCC Common Stock, and (ii) state securities administrators, such registration statements or other documents as may be required under applicable blue sky laws to qualify or register the shares of Star Common Stock issuable to the holders of the EFCC Common Stock (the "Blue Sky Filings"). EFCC, Merger Sub and Star shall use their reasonable best efforts to cause the Registration Statement to become effective as soon as practicable. Promptly after the Registration Statement has become effective and all applicable blue sky laws have been complied with, Star and EFCC shall mail the joint proxy statement to their respective shareholders. Such joint proxy statement at the time it initially is mailed to the shareholders of Star and the shareholders of EFCC and all duly filed amendments or revisions made thereto, if any, similarly mailed are hereinafter referred to as the "Proxy Statement." Notice of the Star Meeting shall be mailed to the shareholders of Star and notice of the EFCC Meeting shall be mailed to the shareholders of EFCC, along with the Proxy Statement. In addition, in connection with the TPC Merger, EFCC shall take such similar actions as are required in furtherance of the TPC Merger, including those set forth in this paragraph in connection with the Merger.

                      (b) Each party represents and warrants that the information supplied or to be supplied by it for and included or incorporated by reference in the Registration Statement, the Blue Sky Filings, the Proxy
Statement and any other documents to be filed with the Commission or any regulatory agency in connection with the transactions contemplated hereby will, at the respective times such documents are filed or, as applicable, declared effective and, as of the Effective Time, and, with respect to the Proxy Statement, when first published, sent or given to the shareholders of Star and to the shareholders of EFCC and at the time of the

Meetings, not be false or misleading with respect to a material fact, or omit to state any material fact necessary in order to make the statements therein not misleading.

                      (c) Each party covenants and agrees that (i) if, at any time prior to the Effective Time, any event relating to it or any of its affiliates, officers or directors is discovered that should be set forth in an amendment to the Registration Statement or Blue Sky Filings or a supplement to the Proxy Statement, such party will promptly inform the other parties, and such amendment or supplement will be promptly filed with the Commission and appropriate state securities administrators and disseminated to the shareholders of Star and EFCC, to the extent required by applicable federal and state securities laws, and (ii) documents which either party files or is responsible for filing with the Commission and any regulatory agency in connection with the Merger (including, without limitation, the Proxy Statement) will comply as to form and content in all material respects with the provisions of applicable law. Notwithstanding the foregoing, no party makes any representations or warranties with respect to any information that has been supplied by the other party or by its auditors, attorneys, financial advisors, other consultants or advisors specifically for use in the Registration Statement, Blue Sky Filing, the Proxy Statement, or any other documents to be filed with the Commission or any regulatory agency in connection with the transactions contemplated hereby.

                      (d) EFCC hereby represents that its Board of Directors has
(i) determined that the Merger is fair to and in the best interests of EFCC's shareholders, (ii) approved the Merger and (iii) resolved to and will recommend in the Proxy Statement adoption of this Agreement and authorization of the Merger by the shareholders of EFCC; provided, however, that such determination, approval or recommendation may be amended, modified or withdrawn to the extent required by the fiduciary obligations of EFCC's Board of Directors under applicable law, in the written opinion of outside counsel addressed to EFCC and Star. Star hereby represents that its Board of Directors has (i) determined that the Merger is fair to and in the best interests of Star's shareholders, (ii) approved the Merger and (iii) resolved to and will recommend in the Proxy Statement adoption of this Agreement and authorization of the Merger by the shareholders of Star.

                      (e) EFCC shall use all reasonable efforts to cause to be delivered to Star a letter of Carpenter & Onorato, P.C., EFCC's independent accountants, dated a date within five (5) business days before the date on which the Registration Statement shall become effective and addressed to Star, of the kind contemplated by the Statement of Auditing Standards with respect to Letters to Underwriters promulgated by the American Institute of Certified Public Accountants (the "AICPA Statement"), in form and substance reasonably satisfactory to Star and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement. Star shall use all reasonable efforts to cause to be delivered to EFCC a letter of Holtz Rubinstein & Co., LLP, Star's independent accountants, dated a date within five (5) business days before the date on which the Registration Statement shall become effective and addressed to EFCC, of the kind contemplated by the AICPA Statement, in form and substance reasonably satisfactory to EFCC and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

           5.2 Conduct of the Business of EFCC Prior to the Effective Time. Prior to the Effective Time, except as (i) otherwise expressly consented to or approved by Star, (ii) expressly advised by Star pursuant to the Consulting Agreement or as expressly directed by Star pursuant to the Management Agreement or required in order to consummate the transactions contemplated by, this
Agreement:

                      (a) EFCC and the EFCC Subsidiaries shall conduct their respective businesses in the ordinary course and consistent in all material respects with past practice and shall use all reasonable efforts to preserve substantially intact their respective business organizations, to keep available the services of their present officers, employees and consultants and to preserve their present relationships with customers, suppliers, payors and other persons with whom they have a significant business relationship;

                      (b) Neither EFCC nor any EFCC Subsidiary shall (i) amend its charter or Bylaws, (ii) other than the EFCC Dividend, declare, set aside or pay any dividend or other distribution or payment in cash, securities or property in respect of shares of the EFCC Common Stock, (iii) make any direct or indirect redemption, retirement, purchase or other acquisition of any of its capital stock or (iv) split, combine or reclassify its outstanding shares of capital stock;

                      (c) Neither EFCC nor any EFCC Subsidiary shall, directly or indirectly, (i) issue, grant, sell or pledge or agree or propose to issue, grant, sell or pledge any shares of, or rights or securities of any kind to acquire any shares of, the capital stock of EFCC or such EFCC Subsidiary except that EFCC may issue shares of EFCC Common Stock upon the exercise of stock options outstanding on the date hereof pursuant to the terms thereof existing as of the date hereof, (ii) other than in the ordinary course of business and consistent with past practice, incur any material indebtedness for borrowed money, (iii) waive, release, grant or transfer any rights of material value,
(iv) except as provided in clause (v) below, merge or consolidate with any person or adopt a plan of liquidation or dissolution, (v) acquire, propose to acquire or enter into an agreement to acquire any assets, stock or other interests of a third party, (vi) transfer, lease, license, sell or dispose of a material portion of assets or any material assets, (vii) permit any material revaluation of any asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable), (viii) change any accounting principles or methods except insofar as may be required by changes in generally accepted accounting principles or (ix) mortgage or pledge any of their assets or properties or subject any of their assets or properties to any material liens, charges, encumbrances, imperfections of title, security interests, options or rights or claims of others with respect thereto;

                      (d) Neither EFCC nor any EFCC Subsidiary will, directly or indirectly, (i) increase the cash compensation payable or to become payable by it to any of its employees, officers, consultants or directors; provided that EFCC or any EFCC Subsidiary may increase the cash compensation payable to non-officer employees to the extent consistent with past practice and in no event to a rate of total annual compensation for any individual that would increase such individual's rate of total annual compensation by more than five percent (5%) over such individual's current such rate, (ii) enter into, adopt or amend any stock option, stock purchase, profit sharing, pension, retirement, deferred compensation, restricted stock or severance plan, agreement or arrangement for the benefit of employees, officers, directors or consultants of EFCC or any EFCC Subsidiary, (iii) enter into or amend any employment or consulting agreement, or (iv) make any loan or advance to, or enter into any written contract, lease or commitment with, any officer, employee, consultant or director of EFCC or any EFCC Subsidiary;

                      (e) Neither EFCC nor any EFCC Subsidiary shall, directly or indirectly, assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, corporation or other entity, or make any loans or advances to any individual, corporation or other entity except in the ordinary course of business and consistent with past practices;

                      (f) Neither EFCC nor any EFCC Subsidiary shall authorize or enter into any agreement to do any of the things described in clauses (a) through (e) of this Section 5.2;

                      (g) EFCC and each EFCC Subsidiary: (i) shall duly and timely file with the appropriate authorities all Tax Returns required to be filed by or on behalf of (or which includes) EFCC or any EFCC Subsidiary, which Tax Returns shall be true, correct and complete; (ii) shall duly and timely pay or cause to be timely paid all Taxes due and payable; (iii) shall duly and timely withhold or collect, and pay over to the appropriate authorities all Taxes required to have been withheld or collected; (iv) shall prepare such Tax Returns in a manner consistent with Tax Returns of the same type filed by such corporation prior to the date hereof (unless otherwise required by applicable law); (v) shall not make, amend, modify or terminate any election with respect to any Tax or Tax Return, without the prior written consent of Star; (vi) shall furnish Star with a draft of each Tax Return with sufficient time to review such Tax Return and comment thereon, and have corrections made, prior to the timely filing of such Tax Return; (vii) immediately notify Star if any taxing authority claims, proposes or asserts any adjustment that could result in the creation of, or an increase in, any deficiency in any Tax for which EFCC or any EFCC Subsidiary is or may be liable or which relates to the income, assets or operations of EFCC or any EFCC Subsidiary; (viii) shall not waive or extend any statute of limitations relating to the assessment or collection of any Tax for which EFCC or any EFCC Subsidiary is or may become liable or subject; (ix) shall not enter into or become a party to any agreement, contract or arrangement that would result, individually or in the aggregate, in the payment of any amount that would not be deductible by reason of Section 162 (unless required to be capitalized under Section 2603 or 263A of the Code), Section 280G or Section 404 of the Code, and the regulations promulgated thereunder; (x) shall not enter into or become a party to any Tax sharing or Tax allocation agreement; (xi) shall not become or acquire a foreign person (within the meaning of Section 7701 of the Code); (xii) shall adequately disclose on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Section 6662 of the Code; (xiii) shall not become a "consenting corporation" within the meaning of Section 341(f) of the Code; (xiv) shall not make or become required to make an election under Section 338 of the Code (or any comparable state, local or foreign Tax provision); and (xv) shall not acquire any assets required to be treated as being owned by any other person pursuant to the "safe harbor" leasing provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as in effect prior to the repeal of said provision (or any comparable state, local or foreign Tax provision).

           5.3 Access to Properties and Records. Each party shall afford to the other and their respective accountants, counsel and representatives ("Respective Representatives"), reasonable access during normal business hours throughout the period prior to the Effective Time to all of their respective properties (including, without limitation, books, contracts, commitments and written records) and shall make reasonably available their respective officers and employees to answer fully and promptly questions put to them thereby; provided, however, that no investigation pursuant to this Section 5.3 shall alter any representation or warrant of any party hereto or the conditions to the obligations of the parties hereto.

           5.4 No Solicitation, Etc.

                      (a) Prior to the Effective Time, EFCC agrees that it shall not, and shall cause each of its officers, directors, employees, agents, legal and financial advisors and affiliates not to, directly or indirectly, make, solicit, encourage, initiate or unless permitted by Section 5.4(b) enter into any agreement or agreement in principle, or announce any intention to do any of the foregoing, with respect to any offer or proposal to acquire all or a substantial part of EFCC's business and properties or a substantial amount of EFCC's equity securities or debt securities whether by purchase, merger, purchase or assets, tender offer, exchange offer, business combination or otherwise (any such proposal or offer being hereinafter referred to as a "Third Party Transaction").

                      (b) Prior to the Effective Time, EFCC and its Subsidiaries shall not, and shall cause each of their officers, directors, legal and financial advisors, agents and affiliates not to, directly or indirectly, participate in any negotiations or discussions regarding, or furnish any information with respect to, or otherwise cooperate in any way in connection with, or assist or participate in, facilitate or encourage, any effort or attempt to effect or seek to effect, a Third Party Transaction with or involving any other person unless EFCC shall have received an unsolicited written offer to effect a Third Party Transaction and the Board of Directors of EFCC determines in good faith upon the written opinion of its outside legal counsel addressed to Star and EFCC that, in the exercise of the fiduciary obligations of the Board of Directors under applicable law, such information is required to be provided to or such discussions or negotiations are required to be undertaken with the person submitting such Third Party Transaction. EFCC represents that it is not currently involved in any negotiations with any person other than Star with respect to any Third Party Transaction.

                      (c) Prior to the Effective Time, EFCC will promptly communicate to Star the terms of any Third Party Transaction which it may receive and will keep Star informed as to the status of any actions, including negotiations or discussions, taken in connection therewith.

           5.5 Employee Benefit Plans. Except as otherwise provided in this Agreement, the EFCC employee benefit plans listed on the EFCC Disclosure Schedule which are in effect at the date of this Agreement shall remain in effect immediately following the Effective Time. Star and EFCC shall cooperate in coordinating their respective benefit plans, and any EFCC employee benefit plan may be terminated after the Effective Time, to the extent reasonably comparable benefits (including credit for past service), considered in the aggregate, are made available to employees of EFCC under one or more employee benefits plans of Star or any Star Subsidiary.

           5.6 Existing Agreements. Star and the Surviving Corporation shall insure and guaranty that the provisions with respect to indemnification by EFCC and the EFCC Subsidiaries now existing in favor of any present or former director, officer, employee or agent (and their respective heirs and assigns) of EFCC or any EFCC Subsidiary, respectively (the "Indemnified Parties"), as set forth in their respective charters or Bylaws or pursuant to other agreements (including any insurance policies), shall survive the Merger, shall not be amended, repealed or modified in any manner as to adversely affect the rights of such Indemnified Parties and shall continue in full force and effect for a period of at least six years from the Effective Time; provided, however, that Star and the Surviving Corporation shall be required to maintain or obtain such insurance coverage only (i) if it is available for an annual premium not in excess of 125% of the last annual premium paid by EFCC or the EFCC Subsidiaries prior to the date of this Agreement (but in such case shall purchase as much coverage as possible for an amount which shall not exceed 125% of the last annual premium paid by EFCC or the EFCC Subsidiaries prior to the date of the Agreement), and (ii) for six years after the Effective Time. This Section 5.6 shall survive the closing of any of the transactions contemplated hereby, is intended to benefit the officers and employees of EFCC and of the EFCC Subsidiaries at the Effective Time and each of the Indemnified Parties (each of which shall be entitled to enforce this Section 5.6 against Star and the Surviving Corporation, as the case may be, as a third-party beneficiary of this Agreement), and shall be binding on all successors and assigns of the Surviving Corporation.

           5.7 Confidentiality. The confidentiality agreement (the "Confidentiality Agreement") dated June 4, 1996 between EFCC and Star is hereby affirmed by Star and EFCC and the terms thereof are herewith incorporated herein by reference and shall continue in full force and effect until the Effective Time shall have occurred, and if this Agreement is terminated or if the Effective Time shall not have occurred for any reason whatsoever, the Confidentiality Agreement shall thereafter remain in full force and effect in accordance with its terms; provided, however, to the extent there are any provisions in the Confidentiality Agreement inconsistent with the terms of this Agreement, the terms of this Agreement shall control. Each of Star and EFCC agrees that it will not, and will cause its respective Representatives (as such term is defined in the Confidentiality Agreement) not to, use any information obtained pursuant to Section 5.3 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement.

Subject to the requirements of law, each party hereto will keep confidential, and will cause its respective Representatives to keep confidential, all information and documents obtained pursuant to Section 5.3 except as otherwise consented to by the other party; provided, however, that neither Star nor EFCC shall be precluded from making any disclosure which it deems required by law in connection with the Merger. In the event that any party is required to disclose any information or documents pursuant to the immediately preceding sentence, such party shall promptly give written notice of such disclosure that is proposed to be made to the other party so that the parties can work together to limit the disclosure to the greatest extent possible and, in the event that either party is legally compelled to disclose any information, to seek a protective order or other appropriate remedy or both. Upon any termination of this Agreement, each of Star and EFCC will collect and deliver to the other party all documents obtained pursuant to Section 5.3 or otherwise from such party or its respective Representatives by it or any of its respective Representatives then in their possession and any copies thereof.

           5.8 Reasonable Best Efforts. Subject to the terms and conditions herein provided, the parties hereto shall: (i) if required by law, promptly make their respective filings and thereafter make any other required submissions under the HSR Act with respect to the Merger; (ii) use all reasonable best efforts to cooperate with one another in (A) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations ("Third Party Consents") are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States and the several states and from private parties in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including those Third Party Consents required by TPC, and (B) timely making all such filings and timely seeking all such Third Party Consents, including those Third Party Consents required by TPC; and (iii) use all reasonable best efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement, including the TPC Merger. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of the parties hereto shall take all such necessary action. No party hereto shall take any action for the purpose of delaying, impairing or impeding the receipt of any Third Party Consent including those Third Party Consents required by TPC, or the making of any required filing or registration or the mailing of the Proxy Statement. EFCC shall use its reasonable best efforts to obtain the opinions referred to in Sections 6.1(f) and 6.1(g).

           5.9 Certification of Shareholder Vote. At or prior to the closing of the transactions contemplated by this Agreement, EFCC and Star shall deliver to each other a certificate of their respective Secretaries setting forth the number of shares of EFCC Common Stock or Star Common Stock, as the case may be, voted in favor of adoption of this Agreement and consummation of the Merger and the number of shares of EFCC Common Stock or Star Common Stock voted against adoption of this Agreement and consummation of the Merger.

           5.10 Affiliate Letters. At least 30 days prior to the Closing Date, EFCC shall deliver to Star a list of names and addresses of those persons who were, in the reasonable judgment of EFCC at the record date for its shareholders' meeting to approve the Merger, "affiliates" (each such person a "Rule 145 Affiliate") of EFCC within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act. EFCC shall provide to Star such information and documents as Star may reasonably request for purposes of reviewing such list. EFCC shall use all reasonable efforts to deliver or cause to be delivered to Star, prior to the Closing Date, from each of its Rule 145 Affiliates identified in the foregoing list, an Affiliate Letter in the form attached hereto as Exhibit A. Star shall be entitled to place legends as specified in such Affiliate Letters on the certificates evidencing any Star Common Stock to be received by Rule 145 Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for such Star Common Stock, consistent with the terms of such Affiliate Letters. Following reasonable request therefor, Star shall, upon advice of its counsel, cooperate with each Rule 145 Affiliate to eliminate such legends and stop transfer instructions in connection with proposed sales under Rule 145. After two years from the Effective Time, Star shall promptly notify its transfer agent to eliminate such legends and stop transfer instructions unless Star receives advice from its counsel that a Rule 145 Affiliate is as of that date an "affiliate" of Star.

           5.11 Listing Application. Star will use its reasonable best efforts to cause the Star Common Stock to be issued pursuant to this Agreement in the Merger, to be listed for trading on the NASDAQ National Market.

           5.12 Supplemental Disclosure Schedules. Each of Star and EFCC shall supplement their respective Disclosure Schedules delivered in connection with this Agreement as of the Effective Time to the extent necessary to reflect matters permitted by, or consented to by, the other party under this Agreement. In addition, from time to time prior to the Effective Time, each of Star and EFCC will promptly deliver to the other party such amended or supplemental
Disclosure Schedules as may be necessary to make the Schedules accurate and complete in all material respects as of the Effective Time; provided, however, that no such disclosure shall have any effect for the purpose of determining the satisfaction of the conditions set forth in Article VI of this Agreement.

           5.13 No Action. Except as expressly advised by Star pursuant to the Consulting Agreement or as expressly directed by Star pursuant to the Management Agreement or except as contemplated by this Agreement, no party hereto will, nor will either such party permit any of its Subsidiaries to, take or agree or commit to take any action that is reasonably likely to make any of its representations or warranties hereunder inaccurate in any material respect at the date made (to the extent so limited), or as of the Effective Time (to the extent so limited).

           5.14 Conduct of Business of Merger Sub. Merger Sub shall not conduct any business from the date of this Agreement, other than to consummate the Merger and the transactions contemplated by this Agreement.

           5.15   Notification  of  Certain   Matters;   Delivery  of  Financial
Information.

                      (a) Star and Merger Sub agree that they shall give prompt notice to EFCC, and EFCC agrees that it shall give prompt notice to Star and Merger Sub, of (i) any known breach of any representations or warranties contained in this Agreement at any time from the date hereof to the Effective Time and (ii) any material failure of Star, Merger Sub or EFCC, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that failure to give such notice shall not constitute a waiver of any defense that may be validly asserted.

                      (b) Each of Star and EFCC shall furnish the other with all financial, operating and other information and data as Star or EFCC, as the case may be, through its officers, employees or agents, may reasonably request and shall promptly furnish to the other party a copy of (i) each report, schedule and other document filed or received by it during such period pursuant to the requirements of the federal securities laws and (ii) monthly operating and financial reports as such party shall reasonably request from time to time, when such reports become available.

           5.16 Tax-free Nature. None of Star, Merger Sub and EFCC, nor any of their respective Subsidiaries or other affiliates shall take, or fail to take, any action that would jeopardize qualification of the Merger (or the TPC Merger) as a reorganization described in Section 368(a) of the Code; provided in the case of the Merger that the All Cash Option is not exercised. For purposes of ensuring that the Merger (or the TPC Merger) will be treated as a tax-free reorganization under Section 368(a) of the Code, each of Star and Merger Sub on the one hand and EFCC on the other agrees to deliver to Meltzer, Lippe, Goldstein, Wolf & Schlissel, P.C., counsel to EFCC and TPC, a certificate of an authorized officer containing all representations and warranties by such corporation necessary to enable such firm to deliver its opinion referred to in
Section 6.1(f).

           5.17 Financial Covenants.

                      (a) The Adjusted Net Worth of EFCC at the date hereof (determined in accordance with subsection (b) below) shall exceed $1,500,000; the Adjusted Working Capital of EFCC at the date hereof (determined in accordance with subsection (b) below) shall exceed $1,050,000; and the Adjusted Cash owned by EFCC at the date hereof determined in accordance with subsection
(b) below) shall exceed $800,000.

                      (b) Immediately after the execution and delivery of this Agreement, EFCC will deliver to Star the balance sheet of EFCC as of December 31, 1996 (the "Year End Balance Sheet"), audited by a firm of independent certified public accountants acceptable to both Star and EFCC (it being hereby agreed that Carpenter & Onorato, P.C. is such an acceptable firm) and prepared in accordance with generally accepted accounting principles consistently applied and which EFCC shall use its best efforts in causing to be prepared. "Adjusted Net Worth" shall mean the shareholders' equity of EFCC as shown on the Year End Balance Sheet, giving effect to all accrued and unpaid legal and accounting expenses of EFCC as of the date hereof, and reduced by the sum of (x) $300,000, less any Deal Costs (as defined below) expensed through December 31, 1996. Deal Costs shall be defined as the aggregate amount of all legal, accounting and other expenses to be incurred by EFCC in connection with the transactions contemplated hereby, (y) the estimated aggregate amount of any unpaid tax liability incurred or to be incurred in connection with the Asset Sale and (z) the aggregate of all taxes due and payable by EFCC as of the date hereof, to the extent not reflected in full on the Year End Balance Sheet plus any claims by taxing authorities not yet paid or accrued for (the sum of (x), (y) and (z) being hereinafter referred to as the "Year End Balance Sheet Adjustments"). "Adjusted Working Capital" shall mean the current assets of EFCC minus the current liabilities of EFCC as shown on the Year End Balance Sheet, giving effect to all accrued and unpaid legal and accounting expenses of EFCC as of the date hereof and reduced by the Year End Balance Sheet Adjustments. "Adjusted Cash" shall mean the cash as shown on the Year End Balance Sheet net of the sum of any amount described in clause (z) above.

                      (c) Other than with respect to the satisfaction of the Financial Covenants set out in subsection (a) of this Section 5.17, as a condition to closing pursuant to Section 6.3(b), or as a basis for termination pursuant to Section 7.4(b), EFCC shall have no liability for violation of this
Section 5.17 or a breach of Section 4.28, provided EFCC as of the date hereof was not aware of the basis in fact of such violation or breach.

           5.18 Director of Star. Star agrees that, after the Effective Time, Star shall take such reasonable action as may be appropriate to cause Mr. Ivan Kaufman to be appointed to the Board of Directors of Star and to be nominated for election by the shareholders of Star to such Board at each of the next two annual meetings of such shareholders following the Effective Time; provided that this Section 5.18 shall terminate and be of no force or effect in the event that on the date 30 days preceding the date of mailing of the proxy statement relating to either such meeting the aggregate number of shares of Star Common Stock deemed to be beneficially owned (in accordance with Rule 13d-3 under the Securities Exchange Act of 1934) by Coss Holding Corp. ("Coss") and Arbor represents less than five percent of all outstanding Star Common Stock, determined in the reasonable judgment of Star.

           5.19 EFCC Shareholders Agreement, Consulting Agreement, Management Agreement and Escrow Agreement. Each of Star, Arbor, Coss, the Voting Trustee and Mr. Ivan Kaufman simultaneously herewith shall enter into the EFCC Shareholders Agreement in the form attached hereto as Exhibit D; each of Star and EFCC simultaneously herewith shall enter into the Consulting Agreement in the form attached hereto as Exhibit G; each of Star, and EFCC simultaneously herewith shall enter into the Management Agreement in the form attached hereto as Exhibit H; each of Star, Arbor and Coss shall on the Closing Date enter into the Escrow Agreement in the form attached hereto as Exhibit E; and each of Arbor, Coss and

Mr. Ivan Kaufman shall enter into each of the proxies contemplated by the EFCC Shareholders Agreement.

           5.20 Sternbach Proxy. Sternbach, simultaneously herewith shall enter into the Sternbach Proxy in the form attached hereto as Exhibit I.

           5.21 EFCC Dividend. Each of Star and EFCC agree that, subject to applicable law, the amount of the EFCC Dividend shall be $750,000, which amount EFCC has caused to be reserved for payment prior to the date hereof, is held in reserve, will be available to be paid and shall be paid in full prior to the Closing Date.



                                   ARTICLE VI

                              CONDITIONS PRECEDENT

           6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

                      (a) The Registration Statement shall have been declared effective, and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission or shall be continuing to be in effect, and no proceedings for that purpose shall have been initiated or threatened by the Commission. Star shall have received all state securities laws or "blue sky" permits and authorizations necessary to issue the shares of Star Common Stock, if any, constituting Merger Consideration pursuant to the Merger and the transactions contemplated hereby.

                      (b) This Agreement and the Merger contemplated hereby and any other action necessary to consummate the transactions contemplated hereby shall have been approved and adopted by the requisite vote of (i) the holders of the outstanding shares of the EFCC Common Stock entitled to vote thereon at the EFCC Meeting and (ii) the holders of the outstanding shares of the Star Common Stock entitled to vote thereon at the Star Meeting.

                      (c) No governmental authority or other agency, commission or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the transactions contemplated by this Agreement; provided, however, that, prior to invoking this condition, each party hereto shall use all reasonable efforts to have such statute, rule, regulation, injunction or order vacated.

                      (d) Any waiting period applicable to the Merger under the HSR Act shall have expired or been terminated without action by the Justice Department or the Federal Trade Commission to prevent consummation of the Merger.

                      (e) The shares of Star Common Stock issuable to EFCC's shareholders in the Merger or thereafter shall have been authorized for listing on the NASDAQ National Market, upon official notice of issuance.

                      (f) Each of EFCC and Star shall have received the opinion, in the form attached hereto as Exhibit F, addressed to each of them, of Meltzer, Lippe, Goldstein, Wolf & Schlissel, P.C., counsel to EFCC, dated as of the Effective Time. In rendering such opinion, Meltzer, Lippe, Goldstein, Wolf & Schlissel, P.C. may require and rely upon representations contained in the certificates of officers of Star, Merger Sub and EFCC (or in the case of the TPC Merger, TPC) referred to in Section 5.16.

           6.2 Conditions to the Obligation of EFCC to Effect the Merger. The obligation of EFCC to effect the Merger shall be subject to the fulfillment or waiver by EFCC at or prior to the Effective Time of the following additional conditions:

                      (a) Each of Star and Merger Sub shall have performed in all material respects its obligations under this Agreement required to be performed by it on or prior to the Effective Time pursuant to the terms hereof, unless EFCC shall have intentionally prevented such performance.

                      (b) All representations or warranties of Star and Merger Sub in this Agreement shall be true and correct, in each case only as of the execution of this Agreement except for the representations and warranties in Sections 3.1, 3.2 (except (ii) and (iii) thereof) and 3.4 which shall be true and correct as of the execution of this Agreement and of the Effective Time; provided, however, that, with respect to representations and warranties relating to the financial condition or results of operations of Star, no breach of this condition shall be deemed to have occurred unless a breach of any such representations or warranties, individually or in the aggregate, represents a Material Adverse Effect on Star based on the financial condition or results of operations of Star as represented on the most recent balance sheet of Star contained in the Star SEC Filings.

                      (c) Each of Star and Merger Sub shall have delivered a certificate of its President or Vice President and its Chief Financial Officer to the effect set forth in clauses (a) and (b) of this Section 6.2.

                      (d) EFCC shall have received from Parker Chapin Flattau & Klimpl, LLP, counsel to Star, an opinion or opinions dated as of the Effective Time covering the matters set forth in Exhibit B hereto; provided that paragraphs numbered 1,2,3 and 5 thereof need not be included in such opinion in the event that the All Cash Option is exercised.

                      (e) Meltzer, Lippe, Goldstein, Wolf & Schlissel, P.C., counsel to EFCC, shall have received the letters from Star and Merger Sub referred to in Section 5.16.

                      (f)  Sternbach,   simultaneously   herewith,   shall  have
executed and delivered to EFCC the Sternbach Proxy in the form attached hereto as Exhibit I.

                      (g) Star shall have obtained all Third Party Consents, including those Third Party Consents required by TPC, contemplated by subsection
(ii) of Section 5.8 and applicable to Star unless the failure to obtain any such Third Party Consent would not, individually, or in the aggregate, have a Material Adverse Effect on Star.

           6.3 Conditions to the Obligations of Star and Merger Sub to Effect the Merger. The obligations of Star and Merger Sub to effect the Merger shall be subject to the fulfillment or waiver by Star at or prior to the Effective Time of the following additional conditions:

                      (a) EFCC shall have performed in all material respects each of its obligations under this Agreement, the Consulting Agreement and the Management Agreement required to be performed by it on or prior to the Effective Time pursuant to the terms hereof unless Star shall have prevented such performance.

                      (b) All representations or warranties of EFCC in this Agreement shall be true and correct, in each case only as of the execution of this Agreement, except for the representations and warranties in Sections 4.1, 4.2, 4.3, 4.4 and 4.16 which shall be true and correct at the execution of this Agreement and at the Effective Time; provided, however, that, with respect to representations and warranties relating to the financial condition or results of operations of EFCC, no breach of this condition shall be deemed to have occurred unless (i) any breach of any such representations or warranties, individually or in the aggregate, represents a material adverse effect on the financial conditions or results of operations of EFCC based on the financial condition or results of operations of EFCC as represented on the most recent balance sheet of EFCC contained in the EFCC SEC Filings, or (ii) there has been any breach of any representation or warranty contained in Section 4.28 or 5.17, provided that the conditions set forth in this clause (ii) shall expire after ten business days following the delivery to Star of the Year End Balance Sheet.

                      (c) There shall have been no adverse development or change or prospective adverse development or change regarding the ability of EFCC to conduct its Medicaid-related operations in the nature or to the extent conducted prior to the date hereof.

                      (d) All material federal, state, local and foreign governmental consents, approvals and filings required to permit the Merger and the consummation of the transactions contemplated by this Agreement shall have been received or made and any applicable waiting period shall have expired or been terminated without the imposition of conditions that are or would become applicable to EFCC or the EFCC Subsidiaries or Star or the Star
Subsidiaries and which would have a Material Adverse Effect on EFCC or a Material Adverse Effect on Star.

                      (e) EFCC shall have obtained all Third Party Consents (applicable to EFCC or any EFCC Subsidiary) contemplated by subsection (ii) of
Section 5.8, except for such Third Party Consents which, if not obtained, would not, individually or in aggregate, have a Material Adverse Effect on EFCC.

                      (f) EFCC shall have delivered a certificate of its President or Vice President and its Chief Financial Officer to the effect set forth in paragraphs (a), (b), (c) and (d) to this Section 6.3.

                      (g)  Star  shall  have  received   from  Meltzer,   Lippe,
Goldstein, Wolf & Schlissel, P.C., counsel to EFCC, an opinion or opinions dated as of the Effective Time covering the matters set forth in Exhibit C hereto.

                      (h) Merger Sub shall have received letters of resignation addressed to EFCC from the members of EFCC's Board of Directors, which resignations shall be effective as of the Effective Time.

                      (i) Each of Star and EFCC shall have received the Affiliate Letters from each of the Rule 145 Affiliates, as provided in Section 5.10.

                      (j) Each of Coss and Arbor (and Mr. Ivan Kaufman and the Voting Trustee with respect to items (w), (x) and (y)) simultaneously herewith shall have executed and delivered to Star (w) the EFCC Shareholders Agreement in the form attached hereto as Exhibit D, (x) an Irrevocable Proxy in the form attached to Exhibit D as Annex B, (y) an Irrevocable Proxy in the form attached to Exhibit D as Annex C, and (z) the Consulting Agreement in the form attached hereto as Exhibit G, and on the Closing Date shall have executed and delivered to Star the Escrow Agreement in the form attached hereto as Exhibit E.

                      (k) The number of shares of the EFCC Share Number, as to which dissenters' rights shall have been validly and properly demanded and perfected, shall not exceed 5% of the EFCC Share Number.

                      (l) The TPC Merger shall have been completed in compliance with all applicable law.

                                   ARTICLE VII

                                   TERMINATION

           7.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the shareholders of EFCC or Star, by the mutual consent of Star and EFCC.

           7.2 Termination by Either Star or EFCC. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of either Star or EFCC if:

                      (a) The Merger shall not have been consummated by August 15, 1997, unless such failure of consummation is due to the failure of the terminating party to perform or observe any covenant, agreement or condition hereof to be performed or observed by it at or before the Closing Date;

                      (b) The approval of the shareholders of each of Star and EFCC required by Section 6.1(b) shall not have been obtained at the meetings duly convened therefor or at any adjournments or postponements thereof; or

                      (c) A United States federal or state court of competent jurisdiction or United States federal or state governmental regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this clause (c) shall have used all reasonable efforts to remove such injunction, order or decree; provided, in the case of a termination pursuant to clauses (a) or (b) above, the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger by August 15, 1997 and; provided further, that if any condition to this Agreement shall fail to be satisfied by reason of the existence of an injunction or order of any court or governmental or regulatory body resulting from an action or proceeding commenced by any party which is not a government or governmental authority, then at the request of either party the deadline date referred to above shall be extended for a reasonable period of time, not in excess of 90 days, to permit the parties to have such injunction vacated or order reversed.

           7.3 Termination by EFCC. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the adoption and approval by the shareholders of EFCC referred to in Section 6.1(b), by action of the Board of Directors of EFCC, if:

                      (a) The Board of Directors of EFCC determines in good faith with the advice of outside legal counsel that, in the exercise of the fiduciary obligations of the Board of

Directors under applicable law, such termination is required by reason of a Third Party Transaction;

                      (b) Any of the conditions specified in Section 6.2(b) have not been satisfied; or

                      (c) There has been a breach in any material respect of any of the covenants or agreements set forth in this Agreement on the part of Star, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by EFCC to Star, unless EFCC shall have intentionally caused such breach and prevented such cure.

           7.4 Termination by Star. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (but only within ten business days following the delivery to Star of the Year End Balance Sheet with respect to subsection (b)(ii) of Section 6.3(b) as referred to in Section 7.4(b) below), by action of the Board of Directors of Star, if:

                      (a) The Board of Directors of EFCC shall have withdrawn or modified its determination that the Merger is fair to and in the best interests of EFCC's shareholders or its approval or recommendation of this Agreement or the Merger;

                      (b) Any of the conditions specified in Section 6.3(b) have not been satisfied; or

                      (c) There has been a breach in any material respect of any of the covenants or agreements set forth in this Agreement on the part of EFCC, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Star to EFCC, unless Star shall have intentionally caused such breach and prevented such cure.

           7.5 Effect of Termination and Abandonment.

                      (a) In the event that this Agreement is terminated by EFCC pursuant to Section 7.3(a) or by Star pursuant to Section 7.4(a), then EFCC shall promptly, but in no event later than ten days after the date of such request, pay Star a fee of $350,000, which amount shall be payable by wire transfer of same day funds. EFCC acknowledges that the agreements contained in this Section 7.5(a) are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, Star and Merger Sub would not enter into this Agreement.

                      (b) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VII, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section 7.5 and except as provided in Section 8.3. Moreover, in the event of termination of this Agreement pursuant to Section 7.3 or 7.4, and subject to Section 5.17(c) nothing herein shall prejudice the ability of the non-breaching party from seeking damages from any other party for any breach of this Agreement, including without limitation, attorneys' fees and the right to pursue any remedy at law or in equity.

                                  ARTICLE VIII

                                  MISCELLANEOUS

           8.1 Amendment. Subject to the applicable provisions of state law, this Agreement may be amended by the parties hereto solely by action taken by their respective Boards of Directors. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

           8.2 Waiver. At any time prior to the Effective Time, the parties hereto, by action taken by their respective Boards of Directors, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any documents delivered pursuant hereto, and (iii) waive compliance by the other party with any of the agreements or conditions herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. No waiver by either party of any default with respect to any provision, condition or requirement hereof shall be deemed to be a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereunder. 37

           8.3 Survival. All representations, warranties and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate and be extinguished at the Effective Time or the earlier date of termination of this Agreement pursuant to Article VII, as the case may be, except that the agreements set forth in Article I, Article II and in Sections 5.4, 5.6, 5.7, 5.19, 8.4 and 8.7 will survive the Effective Time indefinitely and those set forth in Sections 7.5 and 8.7 will survive the termination of this Agreement indefinitely, and other than any covenant the breach of which has resulted in the termination of this Agreement.

           8.4 Expenses and Fees. Whether or not the Merger is consummated, all costs and expenses incurred by the parties hereto in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses except as expressly provided herein and except that (i) the filing fee in connection with the HSR Act filing, if any, (ii) the filing fee in connection with the filing of the Registration Statement or Proxy Statement with the Commission and (iii) the expenses incurred in connection with printing and mailing the Registration Statement and the Proxy Statement, shall be shared equally by Star and EFCC.

           8.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) or by telecopier to the parties at the following addresses:

           if to Merger Sub or Star:     Star Multi Care Services, Inc.
                                         33 Walt Whitman Road
                                         Huntington Station, New York  11746
                                         Attn: Chief Executive Officer
                                         Telecopier:  516-423-3924

           with copies to:               Parker Chapin Flattau & Klimpl, LLP
                                         1211 Avenue of the Americas
                                         New York, New York  10036
                                         Attn: James Alterbaum, Esq.
                                         Telecopier: (212) 704-6288

           if to EFCC:                   Extended Family Care Corporation
                                         c/o Arbor Home Healthcare Holdings, LLC
                                         333 Earl Ovington Boulevard
                                         Uniondale, New York  11553
                                         Attn: Chief Executive Officer
                                         Telecopier: 212-832-8045

           with copies to:               Meltzer, Lippe, Goldstein, Wolf
                                          & Schlissel, P.C.
                                         190 Willis Avenue
                                         Mineola, New York 11501
                                         Attn: Richard A. Lippe, Esq.
                                         Telecopier: (516) 747-0653

or at such other addresses as shall be furnished by the parties by like notice, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed.

           8.6 Headings. The headings contained in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

           8.7 Publicity. The parties hereto shall not, and shall cause their affiliates not to, issue or cause the publication of any press release or other announcement with respect to the Merger or this Agreement without consulting with all other parties and their respective counsel; provided, however, that to the extent either party believes on the advice of counsel that it is obligated under federal or state law to issue or cause the publication of any press release or other announcement, such party shall only be obligated to so consult if it is possible to do so without violating any such legal obligation.

           8.8 Entire Agreement. This Agreement and the other agreements referred to herein constitute the entire agreement among the parties and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

           8.9 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefits of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto without the prior written consent of the other parties. This Agreement is not intended to confer upon any other person any rights or remedies hereunder.

           8.10 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

           8.11 Invalidity; Severability. In the event that any provision of this Agreement shall be deemed contrary to law or invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions shall remain in full force and effect to the extent that such provisions can still reasonably be given effect in accordance with the intentions of the parties, and the invalid and unenforceable provisions shall be deemed, without further action on the part of the parties, modified, amended and limited solely to the extent necessary to render the same valid and enforceable.

           8.12 Governing Law. The validity and interpretation of this Agreement shall be governed by the laws of the State of New York, without reference to the conflict of law principles thereof.

           8.13 Legal Proceedings. Legal proceedings commenced by Star or EFCC or arising out of any of the transactions or obligations contemplated by this Agreement shall be brought exclusively in the federal courts or, in the absence of federal jurisdiction, state courts, in either case in Nassau County, New York. Star and EFCC irrevocably and unconditionally submit to the jurisdiction of such courts and agree to take any and all future action necessary to submit to the jurisdiction of such courts. Each of Star and EFCC irrevocably waives any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding brought in any federal or state court in Nassau County, New York, and further irrevocably waives any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

           8.14 Purchase Price Adjustment. The Merger Consideration shall be reduced by an amount equal to any damages or losses incurred by Star due to any liens not disclosed to Star on any EFCC Disclosure Schedule.

           IN WITNESS WHEREOF, Star, Merger Sub and EFCC have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

EXTENDED FAMILY CARE                          STAR MULTI CARE SERVICES, INC.
CORPORATION


By:  /s/ Joseph Heller                        By:  /s/ Stephen Sternbach
   --------------------                           ------------------------
    Joseph Heller, Vice-President                  Stephen Sternbach, Chairman
                                                   and Chief Executive Officer





                                              EFCC ACQUISITION CORP.


                                              By:  /s/ Stephen Sternbach
                                                  ------------------------
                                                   Stephen Sternbach, Chairman
                                                   and Chief Executive Officer

                                                                       EXHIBIT A
                                                                       ---------




                               ___________, 1997



Star Multi Care Services, Inc.
99 Railroad Station Plaza
Hicksville, New York  11801

Gentlemen:

           Reference is made to the provisions of the Agreement and Plan of Merger, dated as of January __, 1997 (together with any amendments thereto, the "Merger Agreement") among Star Multi Care Services, Inc., a New York corporation ("Star"), EFCC Acquisition Corp., a New York corporation and a wholly-owned subsidiary of Star (the "Merger Sub") and Extended Family Care Corporation, a New York corporation ("EFCC"), pursuant to which EFCC will be merged with and into Merger Sub (the "Merger"), with Merger Sub continuing as the surviving corporation (the "Surviving Corporation"). This letter consists of the undertakings contemplated by Section 5.10 of the Merger Agreement and is designed to assure compliance with Rule 145 ("Rule 145").

           I represent, warrant and covenant as follows:

                      (a) I understand that I may be deemed to be an "affiliate" of EFCC, as such term is defined for purposes of Rule 145, and that the transferability of the shares of common stock, par value $.001 per share, of Star (the "Star Common Stock"), if any, which I will receive upon the consummation of the Merger in exchange for my shares of common stock, par value $.01 per share, of EFCC (the "EFCC Common Stock"), is therefore subject to the provisions of Rule 145. Nothing herein shall be construed as an admission that I am an affiliate.

                      (b) Appendix A attached hereto sets forth all shares of EFCC Common Stock and Star Common Stock owned by me, including all EFCC Common Stock as to which I have sole or shared voting or investment power and all rights, options and warrants to acquire EFCC Common Stock owned or held by me.

                      (c) I will not sell, pledge, transfer or otherwise dispose of any shares of Star Common Stock issued to me pursuant to the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or another exemption from the registration requirements of the Securities Act.

                      (d) Except for those rights specifically granted by Star to certain shareholders of EFCC pursuant to that certain EFCC Shareholders
Agreement between Star and certain shareholders of EFCC listed on Annex A thereto and Mr. Ivan Kaufman, an individual having voting control of the shares of EFCC owned by each of the Shareholders, I understand that Star is under no obligation to register the sale, transfer, pledge or other disposition of the Star Common Stock to be received by me upon consummation of the Merger or to take any other action necessary for the purpose of making an exemption from the registration requirements of the Act available for the resale of the Star Common Stock to be received by me upon consummation of the Merger.

                      (e) I understand that Star will impose stop transfer instructions with respect to the Common Stock to be received by me upon consummation of the Merger and that a restrictive legend will be placed on certificates delivered to me evidencing such Star Common Stock in substantially the following form:

                                 "This  certificate  and the shares  represented
                      hereby have been issued pursuant to a transaction governed by Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Act"), and may not be sold or otherwise disposed of unless registered under the Act pursuant to a Registration Statement in effect at the time or unless the proposed sale or disposition can be made in compliance with Rule 145 or without registration in reliance on another exemption therefrom."

                      (f) I have  full  power  and  authority  to  execute  this
Agreement,  to  make  the  representations,   warranties  and  covenants  herein
contained and to perform my obligations hereunder.

                      (g) I understand the requirements of this letter and the limitations imposed upon the sale, pledge, transfer or other disposition of the Star Common Stock.

                      (h) The receipt of this letter by Star is an inducement to Star's obligation to consummate the Merger under the Merger Agreement.

                      (i) All of the above representations are true, correct and complete on the date hereof and will continue to be true, correct and complete through and including the time of the transaction. If any of the representations in this letter cease to be true at any time prior to the time of the transaction, I will so notify you immediately in writing (and in all events before the time of the transactions).



                                            Very truly yours,

                                                                       EXHIBIT B
                                                                       ---------




                 OPINION OF PARKER CHAPIN FLATTAU & KLIMPL, LLP

           1. Each of Star and the Star Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed, individually or in the aggregate, would have a Material Adverse Effect on Star. Section 3.1 of the Star Disclosure Schedule contains a complete and accurate list of all of the Star Subsidiaries. Neither Star nor any Star Subsidiary is in violation of any provision of its Certificate of Incorporation or Bylaws which could have a Material Adverse Effect on Star. To our knowledge, Merger Sub has not engaged in any business nor has it incurred any liabilities or obligations since it was incorporated other than relating to this Agreement and the transactions contemplated hereby.

           2. The Star Common Stock to be issued pursuant to the Merger, when issued in accordance with the terms and conditions of the Merger Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

           3. As of the date hereof, the authorized capital stock of Star consists in its entirety of (i) 10,000,000 shares of Star Common Stock, $.001 par value, and (ii) 5,000,000 shares of Preferred Stock, $1.00 par value. As of January 2, 1997, 4,045,889 shares of Star Common Stock and no shares of Preferred Stock were issued and outstanding, (ii) options to acquire 626,136 shares of Star Common Stock were outstanding under all stock option plans of Star, (iii) 333,900 shares were reserved for issuance pursuant to all employee benefit plans of Star and (iv) warrants to purchase 106,712 shares of Star
Common Stock were outstanding. As of the date hereof, the authorized capital stock of Merger Sub consists in its entirety of 1,000 shares of common stock, $.01 par value, of which 100 shares are issued and outstanding. All of the outstanding shares of capital stock of each of the Star Subsidiaries are owned beneficially and of record by Star or a Star Subsidiary free and clear of all liens, charges and encumbrances of any nature. All of the outstanding shares of capital stock of Star, Merger Sub and each of the Star Subsidiaries have been validly issued and are fully paid and nonassessable.

           4. Each of Star and Merger Sub has full corporate power and authority to execute and deliver the Merger Agreement and to consummate the transactions contemplated on its part thereby. The execution and delivery of the Merger Agreement by each of Star and Merger Sub and the consummation of the transactions contemplated on its part thereby have been duly authorized by their respective Boards of Directors and duly approved by Star's shareholders and no other corporate proceedings on the part of Star or Merger Sub are necessary to authorize the execution and delivery of the Merger Agreement by Star and Merger Sub or the consummation of the transactions contemplated on its part thereby. The Merger Agreement has been duly executed and delivered by each of Star and Merger Sub and constitutes the legal, valid and binding obligation of each of Star and Merger Sub, as the case may be, enforceable against each of them in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equity principles.

           5. The Registration Statement has become effective under the Securities Act and, to the best of our knowledge, no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending.

                                                                       EXHIBIT C
                                                                       ---------











                                           January __, 1997



Star Multicare Services, Inc.
33 Walt Whitman Road
Huntington Station, NY 11746

Gentlemen:

           We have acted as counsel to Extended Family Care Corporation, a New York corporation ("EFCC"), and TPC Home Care Services, Inc., a New York corporation ("TPC"), in connection with the preparation, execution and delivery of the Agreement and Plan of Merger (the "Merger Agreement"), dated January ___, 1997 among Star Multicare Services, Inc., EFCC and EFCC Acquisition Corp.

           This opinion is delivered to you pursuant to Section 6.3 of the Merger Agreement. Capitalized terms used herein and not defined shall have the meanings ascribed thereto in the Merger Agreement.

           In connection with the preparation of this Opinion Letter, we have, with your consent, examined and relied upon the Merger Agreement including exhibits and schedules thereto. In addition, we have examined such certificates of public officials and of corporate officers of EFCC and other documents and records as we have deemed necessary as a basis for the opinions set forth below. In making such examination, we have assumed the genuineness of all signatures, the legal capacity

Star Multicare Services, Inc.           2                       January __, 1997



of natural persons, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. As to various facts material to the opinions set forth herein, we have relied upon the representations made in the Merger Agreement, upon certificates of public officials and upon a certificate of Joseph Heller, Vice President of EFCC, which facts we have not independently verified.

           In rendering the opinions expressed below, we have assumed, with your permission and without any independent investigation or verification of any kind, that (i) each party to the Merger Agreement, the Consulting Agreement, the Shareholders Agreement and the Escrow Agreement (the "Merger Documents") other than EFCC, TPC, and Arbor Home Healthcare Holdings, LLC ("Arbor") (collectively, the "Other Parties") has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation and of each other jurisdiction in which the conduct of its business or the ownership of its property makes such qualification necessary, (ii) each of the Other Parties has full power and authority to execute, deliver and perform the Merger Documents;
(iii) the execution, delivery and performance of the Merger Documents by each of the Other Parties has been duly authorized by all requisite corporate action on the part of each Other Party; (iv) each of the Merger Documents has been duly executed and delivered by each of the Other Parties; and (v) the execution, delivery and performance of each of the Merger Documents by each of the Other Parties does not and will not violate the charter, by-laws or other organizational documents of any of the Other Parties. We have further assumed, with your permission and without any independent investigation or verification of any kind, that the Merger Documents constitutes the valid and legally binding obligations of the Other Parties.

           As used in this opinion, the phrase "to our knowledge" means the actual present knowledge or belief of those attorneys in our firm who are currently representing EFCC without independent investigation. We have not undertaken any independent investigation to determine the existence or nonexistence of those facts with respect to which we are expressing an opinion or whether there are other facts which may affect our opinion, and no inference as to our knowledge of the existence or nonexistence of those facts should be drawn from the fact of this firm's delivery of an opinion with respect to EFCC in connection with the subject transaction.

           Based  on  and  subject  to  the   foregoing,   and  subject  to  the
qualifications and exceptions set forth herein, we are of the opinion that:

           1. To our knowledge, the EFCC Disclosure Schedule contains a complete and accurate list of all of the EFCC Subsidiaries. Each of EFCC and TPC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed, individually or in the

Star Multicare Services, Inc.           3                       January __, 1997



aggregate, would have a Material Adverse Effect on EFCC. To our knowledge, neither EFCC nor TPC is in violation of any provision of its charter or bylaws.

           2. The authorized capital stock of EFCC consists in its entirety of 10,000,000 shares of Preferred Stock, $.01 par value and 50,000,000 shares of common stock, $.01 par value. Based solely upon a certificate of American Stock Transfer & Trust Co., as of January ___, 1997, as well as stock transfer records and corporate minutes to the extent available, 32,000,226 shares of EFCC Common Stock were issued and outstanding. The authorized capital stock of TPC consists in its entirety of 20,000,000 shares of Common Stock, $.01 par value. Based solely upon a certificate of American Stock Transfer & Trust Co. and our review of the Certificate of Incorporation of TPC, as well as stock transfer records and corporate minutes to the extent available, as of January ___, 1997, 1,750,000 shares of TPC Common Stock were issued and outstanding, of which 1,451,157 shares were owned of record by EFCC. To our knowledge, all outstanding shares of EFCC and TPC have been duly authorized and validly issued and are fully-paid and non-assessable.

           3. To our knowledge, other than as contemplated in the Merger Agreement, there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement or arrangement of any kind to purchase or otherwise to receive from EFCC or TPC any of the outstanding, authorized but unissued, unauthorized or treasury shares of the common stock or any other security of EFCC or TPC, and there is no outstanding security of any kind convertible into or exchangeable for such capital stock.

           4. EFCC has full corporate power and authority to execute and deliver the Merger Agreement and the Consulting Agreement and to consummate the transactions contemplated on its part thereby. The execution and delivery of the Merger Agreement and the Consulting Agreement by EFCC and the consummation of the transactions contemplated on its part thereby have been duly authorized by its Board of Directors and, in the case of the Merger Agreement, duly approved by EFCC's shareholders, and, other than as contemplated in the Merger Agreement, no other corporate proceedings on the part of EFCC are necessary to authorize the execution and delivery of the Merger Agreement or the Consulting Agreement by EFCC or the consummation of the transactions contemplated on its part thereby. Each of the Merger Agreement and the Consulting Agreement has been duly executed and delivered by EFCC, and constitutes the legal, valid and binding obligation of EFCC, enforceable against EFCC in accordance with its terms, subject to the General Qualifications contained in ss.11-14 of the Third-Party Legal Opinion Report of the Section of Business Law, American Bar Association
(1991) (the "General Qualifications") and Paragraph 10 below.

           5. Each of Coss Holding Corp. ("Coss") and Arbor has full power and authority to execute and deliver the EFCC Shareholders Agreement and each of the irrevocable proxies contemplated thereby (the "Proxies") and to consummate the transactions contemplated thereby. The

Star Multicare Services, Inc.           4                       January __, 1997



execution and delivery of the EFCC Shareholders Agreement and the Proxies by each of Coss and Arbor and the consummation of the transactions contemplated thereby have been duly authorized, and no other proceeding on the part of Coss or Arbor is necessary to authorize the execution and delivery of the EFCC Shareholders Agreement and the Proxies by Coss or Arbor or the consummation of the transactions contemplated thereby. The EFCC Shareholders Agreement and the Proxies have been duly executed and delivered by Coss, Arbor and Mr. Ivan Kaufman, and constitute the legal, valid and binding obligation of Coss, Arbor and Mr. Ivan Kaufman, enforceable against Coss, Arbor and Mr. Ivan Kaufman in accordance with their terms, subject to the General Qualifications and Paragraph 10 below.

           6. Each of Coss and Arbor has full corporate power and authority to execute and deliver the Escrow Agreement and to consummate the transactions contemplated on its part thereby. The execution and delivery of the Escrow Agreement by each of Coss and Arbor and the consummation of the transactions contemplated on their part thereby have been duly authorized by its Board of Directors, and no other corporate proceedings on the part of Coss or Arbor is necessary to authorize the execution and delivery of the Escrow Agreement by Coss or Arbor or the consummation of the transactions contemplated on their part thereby. The Escrow Agreement has been duly executed and delivered by each of Coss and Arbor, and constitutes the legal, valid and binding obligation of each of Coss and Arbor, enforceable against Coss and Arbor in accordance with its terms, subject to the General Qualifications.

           7. Except as disclosed in Section 4.5 of the Merger Agreement or the EFCC Disclosure Schedule, the execution, delivery and performance of the Merger Agreement by EFCC and the consummation by it of the transactions contemplated thereby do not (i) violate or conflict with any provision of any law applicable to EFCC or TPC or by which any of their property or assets are bound, (ii) require the consent, waiver, approval, license or authorization of, or any filing by EFCC or TPC with, any public authority, or (iii) violate, conflict with or result in a breach of or the acceleration of any obligation under, or constitute a default (or an event which with notice or the lapse of time or both would become a default) under, or give to others any right of, or result in any, termination, amendment, acceleration or cancellation of, or loss of any benefit or creation of a right of first refusal or result in the creation of a lien or other encumbrance on any property or asset of EFCC or TPC pursuant to or under any provision of any charter or bylaw, or, to the best of our knowledge, any indenture, mortgage, lien, lease, license, agreement, contract, or instrument identified the EFCC Disclosure Schedules or, to our knowledge, any order, judgment, ordinance, EFCC Permit, law, regulation or decree to which EFCC or TPC is subject or by which EFCC or TPC or any of their property or assets are bound, except where the failure to give such notice, make such filings, or obtain such authorizations, consents, waivers, licenses or approvals, or where such violations, conflicts, breaches, defaults, terminations, amendments, accelerations, cancellations, loss of rights, liens or encumbrances, individually or in the aggregate, would not have a Material Adverse Effect on EFCC or on EFCC's ability to consummate the transactions contemplated by the Merger Agreement.

Star Multicare Services, Inc.           5                       January __, 1997



           8. Upon filing of the Certificate of Merger with the Secretary of State of the State of New York, the Merger will be effective in accordance with the terms of the Certificate of Merger and the BCL.

           9. To our knowledge, except as set forth in Section 4.7 of the EFCC Disclosure Schedule or in the EFCC SEC Filings, there are no suits, arbitrations, mediations, actions, proceedings, unfair labor practice complaints or grievances pending or threatened against EFCC or TPC.

           10. We express no opinion as to the enforceability of (i) the indemnification obligation contained in the Shareholders Agreement, to the extent it purports to relate to any liability under any Federal or state securities law, or (ii) any provision of the Consulting Agreement that purports to require EFCC to act in accordance with directions received from Star Multicare Services, Inc.

           11. Our opinions set forth in Paragraphs "5" and "6" above, insofar as they relate to Coss, are rendered in reliance upon the opinion of ________________________, Esqs., counsel to Coss, a copy of which is annexed hereto. Our opinions contained in clauses (i) and (ii) of Paragraph "7" above insofar as they relate to laws, rules, regulations or requirements governing the provision of healthcare services, is rendered in reliance upon the opinion of ___________________, Esqs., special healthcare services counsel to EFCC and TPC, a copy of which is also annexed hereto.

           12. The Registration Statement relating to the shares of Star Multi Care Services, Inc. to be issued pursuant to the Merger Agreement has become effective under the Securities Act and, to our knowledge, no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending.

Star Multicare Services, Inc.           6                       January __, 1997


           We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the laws of the State of New York and the Federal laws of the United States.

           This opinion letter is rendered to you in connection with the above-described transaction. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation, without our prior written consent.

                                             Very truly yours,

                                             MELTZER, LIPPE, GOLDSTEIN,
                                               WOLF & SCHLISSEL, P.C.



                                             By:_________________________

                                                                       EXHIBIT D
                                                                       ---------


                           EFCC SHAREHOLDERS AGREEMENT


           This EFCC Shareholders Agreement (the "Agreement") is made and entered into as of January 3, 1997 among Star Multi Care Services, Inc., a New York corporation ("Star"), Coss Holding Corp., a New York corporation ("Coss") and Arbor Home Healthcare Holdings, LLC, a limited liability company formed under the laws of the state of New York ("Arbor" and collectively with Coss, the "Shareholders"), shareholders of Extended Family Care Corporation, a New York corporation ("EFCC") listed on Annex A hereto, and Mr. Ivan Kaufman, an individual having voting control of the shares of EFCC owned by each of the Shareholders ("Kaufman") and Melius, as Voting Trustee under the Voting Trust. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Merger Agreement (as defined below).

                                    RECITALS

           A. Concurrently with delivery of this Agreement, Star, EFCC and EFCC Acquisition Corp., a New York corporation and a wholly owned subsidiary of Star ("Merger Sub"), are entering into an Agreement and Plan of Merger (the "Merger Agreement") which provides for the merger (the "Merger") of EFCC with and into Merger Sub or, in the event of the exercise of the All Cash Option, as defined in the Merger Agreement, Merger Sub with and into EFCC. Pursuant to the Merger, shares EFCC Common Stock will be converted into the right to receive cash and shares of Star Common Stock on the basis described in the Merger Agreement.

           B. Each of Arbor and the Voting Trustee is the record holder and each of Arbor and Coss is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of issued and outstanding shares of EFCC Common Stock as is indicated on Annex A of this Agreement (the "Shares").

           C. As an inducement to Star to enter into the Merger Agreement, each Shareholder, the Voting Trustee and Kaufman is willing to enter into and be bound by this Agreement pursuant to which each agrees (i) not to transfer or otherwise dispose of any of their respective Shares, or any other securities of EFCC acquired hereafter and prior to the Expiration Date (as defined in Section
1.1 below, except as otherwise permitted hereby), (ii) not to transfer or otherwise dispose of any of their respective shares of Star Common Stock received as Merger Consideration, except as otherwise expressly permitted hereby, (iii) to vote their respective Shares and any other such securities of EFCC held thereby so as to facilitate consummation of the Merger, and (iv) to accept certain liabilities in respect of the obligations of the Company pursuant to the Merger Agreement, and (v) following the Merger, to vote any and all shares of Star as to which it has voting power in accordance with the determinations of the Board of Directors of Star, all as specified herein below.

           D. Each Shareholder and Mr. Ivan Kaufman does not have a binding commitments or preconceived plans or arrangements to dispose of the shares of Star Common Stock to be received pursuant to the terms of the Merger Agreement.

           NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

           1.         Agreement to Retain Shares.

                      1.1 Transfer and Encumbrance. Each Shareholder and Kaufman severally agrees not to transfer (except as may be specifically required by court order), sell, exchange, pledge or otherwise dispose of or encumber any of the Shares or any New Shares (as defined in Section 1.2 below), or to make any offer or agreement relating thereto, at any time prior to the Expiration Date. As used herein, the term "Expiration Date" shall mean the earlier to occur of
(i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement and (ii) such date and time as the Merger Agreement shall be terminated pursuant to Article VII thereof.

                      1.2 Additional Purchases. Each Shareholder and Kaufman agrees that any shares of capital stock of EFCC that it or he purchases or with respect to which it or he otherwise acquires beneficial ownership after the execution of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

           2.         Agreement to Vote Shares and Irrevocable Proxy.

                      (a) At every meeting of the shareholders of EFCC called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of the shareholders of EFCC with respect to any of the following, each Shareholder and the Voting Trustee and Kaufman severally agrees to vote their respective Shares and any New
Shares: (i) in favor of approval of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger; and (ii) against approval of any proposal made in opposition to or competition with consummation of the Merger and against any merger, consolidation, sale of assets, reorganization or recapitalization, with any party other than with Star and its affiliates and against any liquidation or winding up of EFCC (each of the foregoing is hereinafter referred to as an "Opposing Proposal"). Each Shareholder and the Voting Trustee and Kaufman severally agrees not to take any actions contrary to its or his obligations under this Agreement.

                      (b) Concurrently with the execution of this Agreement, each Shareholder and the Voting Trustee and Kaufman shall deliver to Star a proxy in each of the forms attached hereto as Annex B and Annex C (the "Proxies"), which shall be irrevocable to the extent provided in the New York Business Corporation Law, with respect to the total number of shares of capital stock of EFCC or Star, as the case may be, beneficially owned (as such term is defined in Rule 13d-3 under the Exchange
Act) by it or him set forth therein.

           3. Agreement Not to Sell. Each Shareholder and Kaufman, severally agrees that, from the Effective Time through and until the second anniversary thereof (such period being hereinafter referred to as the "Restrictive Period"), none of them shall sell, or in any other way directly or indirectly transfer, convey, assign, distribute, encumber or otherwise dispose of, any Star Common Stock received as Merger Consideration; provided, however, that during the Restrictive Period Arbor, Coss and Kaufman may, (i) pursuant to the Registration Rights granted by Section 4 hereby, sell such shares of Star Common Stock pursuant to a registration effected under the Securities Act in accordance with said Registration Rights or (ii) following ten days' prior written notice to Star of its intent to do so and disclosing the broker/dealer executing such sale (and including a copy of the Form 144 relating thereto, if applicable), sell such shares of Star Common Stock in a transaction or transactions made in accordance with Rules 144 and/or 145 under the Securities Act. Other than as set forth in clauses (i) and (ii) above, however, nothing contained herein shall preclude, Arbor, Coss or Kaufman during the Restrictive Period, from selling any Star Common Stock received as Merger Consideration provided that prior thereto each transferee or subsequent transferee enter into an agreement with Star in writing to be bound by and indeed becomes bound by the provisions of this Agreement and to enter into and deliver to Star an enforceable proxy, irrevocable to the extent provided above, on behalf of Star in the form of Annex C attached hereto, provided that such proxy shall terminate, and be of no further effect as to any shares of Star Common Stock sold pursuant to Sections 3(i) or 3(ii) hereof.

           4.         Registration Rights

                      Upon their receipt of the shares of Star Common Stock received as Merger Consideration (the "Registerable Securities") each of the Shareholders will be entitled to the following Registration Rights.

                      (a) PIGGY-BACK RIGHTS. If Star proposes to register for itself or anyone else pursuant to the Securities Act the sale of shares of any class of its common stock then, on any such occasion, during the 18-month period commencing at the Effective Time (the "Piggy-back Period"), Star will furnish the Shareholders with prompt written notice thereof (other than the receipt of notice of any exercise of demand registration rights as to fewer than 50,000 such shares and with respect to which Star does not sell any such shares on its own behalf). To the extent permitted by applicable securities laws and this Agreement, Star will cause to be registered in such registration statement, if any, all of the Shareholders' Registrable Securities that the Shareholders have properly requested be included in such registration. The Shareholders shall exercise the "Piggy-back rights" under this Section 4(a) by giving written notice to Star to such effect within seven (7) days after being given notice of any registration by Star as aforesaid. The provisions of this Section shall not apply to a registration (i) on Form S-8 or other comparable form relating solely to employee stock benefit plans or (ii) on Form S-4 or other comparable form relating solely to business combination transactions.

                      (b) DEMAND REGISTRATION. For one year commencing upon the expiration of the Piggy-back Period, upon written demand by either Shareholder that it desires to have any or all of the Registerable Securities owned by it registered (the "Shareholder Demand"), Star shall, as expeditiously as possible, use its best efforts to effect (at the earliest possible date and if possible within ninety (90) days after the giving of such written notice to Star) the registration and/or qualification of such Registerable Securities under the Securities Act and any applicable state securities laws then in force and to file such amendments and supplements as may be necessary to keep such registration effective for ninety (90) days (such period to be tolled for any period that Star is not in compliance with its obligation hereunder). Star will give notice to the other Shareholder(s) of the Shareholder Demand, of its intention to effect such registration and otherwise comply with the provisions of this Section 4(b) with respect to such registration. Star shall not be obligated to cause to become effective more than one registration statement pursuant to which Registerable Securities are sold under this Section 4(b).

                      (c) REGISTRATION EXPENSES. All expenses, disbursements and fees arising out of or related to the preparation, filing, amendment and supplementing of a registration statement, including without limitation all legal and accounting fees (other than fees of counsel, if any, engaged by any Shareholders in connection with any registration of Registerable Securities), filing fees, printing costs, registration or qualification fees and expenses necessary to comply with blue sky or other state securities laws and any other expenses in connection with any action to be taken under Section 4(a) shall be borne by Star. All expenses, disbursements and fees arising out of or related to the preparation, filing, amendment and supplementing of a registration statement including, without limitation, all legal and accounting fees, filing fees, printing costs, registration or qualification fees and expenses necessary to comply with blue sky or other state securities laws and any other expenses in connection with any action to be taken under Section 4(b) shall be borne, jointly and severely, by the Shareholders, proportional to the shares of such Shareholder included in a registration under Section 4(b).

           5.         Representations,   Warranties   and   Covenants   of   the
Shareholders.   Each  Shareholder  hereby  severally  represents,  warrants  and covenants to Star as follows:

                      5.1 Ownership of Shares. Such Shareholder (i) is the beneficial owner of the respective number of Shares set forth opposite its name on Annex A, which at the date hereof and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not beneficially own any shares of capital stock of Star other than such Shares; and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

                      5.2 No Proxy Solicitations. Such Shareholder, the Voting Trustee and Kaufman will not, and will not permit any entity under Shareholder's control to: (i) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Opposing Proposal or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement; (ii) initiate a shareholders vote or action by consent of EFCC shareholders with respect to an Opposing Proposal; or (iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of EFCC with respect to an Opposing Proposal.

                      5.3 Authority;  Enforceability.  Such  Shareholder and the
Voting Trustee have the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Affiliate Letter to be delivered by such Shareholder pursuant to Section 5.10 of the Merger
Agreement. This Agreement and the Affiliate Letter have each been duly authorized, executed and delivered by or on behalf of such Shareholder and the Voting Trustee and constitutes a valid and binding obligation of such Shareholder and the Voting Trustee enforceable in accordance with its respective terms, except, with respect to Section 2 hereof, as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law governing specific performance, injunctive relief or other equitable remedies.

                      5.4 No Conflict. The execution and delivery by such Shareholder and the Voting Trustee of, and the performance by such Shareholder and the Voting Trustee of, its obligations under this Agreement and the Affiliate Letter will not contravene any provision of applicable law, or the certificate of incorporation or Bylaws, partnership agreement, trust agreement or other charter documents of such Shareholder, any agreement or other instrument binding upon such Shareholder or the Voting Trustee, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Shareholder or the Voting Trustee, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Shareholder or the Voting Trustee of its obligations under this Agreement and the Affiliate Letter to be delivered by such Shareholder pursuant to Section 5.10 of the Merger Agreement, except (i) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws and the laws of any foreign country, (ii) filings under the HSR Act (iii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a Material Adverse Effect on the ability of such Shareholder or the Voting Trustee to consummate the transactions contemplated by this Agreement, the Affiliate Letter and the Merger Agreement or
(iv) any consents specified in Section 4.5(ii)(C) or (ii)(D) of the Merger Agreement.

                      5.5 Representations and Warranties of EFCC.

                      (a) The representations of EFCC set forth in Section 4.6 of the Merger Agreement are true and correct as of the date of the Merger Agreement and will be true as of the Effective Time and each of the Shareholders further shall represent and warrant in writing to Star immediately prior to the Effective Time that, from the date hereof through the Effective Time, there has not been any adverse development or change or prospective adverse development or change regarding the ability of EFCC to conduct its Medicaid-related operations in the nature or to the extent conducted prior to the date hereof.

                      (b) Except as relate to certified class action lawsuits relating to the Merger, the representations of EFCC set forth in Sections 4.7,
4.10 and 4.11 of the Merger Agreement are true and correct as of the date of the Merger Agreement and will be true as of the Effective Time.

           6.         Survival; Limitation; Indemnification.

                      6.1 Survival of Representations and Warranties. The representations and warranties of the Shareholders set forth in Section 5.5(a) hereof shall survive for a period of twenty-four (24) months following the Effective Time and the representations and warranties of the Shareholders set forth in Section 5.5(b) shall survive for a period of twelve (12) months following the Effective Time.

                      6.2 Limitation of Damages. The liability of each Shareholder for monetary damages with respect to the foregoing representations and warranties shall be limited exclusively to the Escrow Fund, as that term is defined in the form of Escrow Agreement attached to the Merger Agreement as Exhibit E.

                      6.3 Indemnification by the Sellers.

                      (a) Subject to Sections 6.1 and 6.2 above and 6.3(b) below, the Shareholders shall, jointly and severally, indemnify, defend and hold Star and EFCC and any director, officer, employee, agent, advisor, parent, shareholder, subsidiary or affiliate of Star (each a "Star Indemnitee") harmless from, against and with respect to any and all demands, claims, actions or causes of action, assessments, liabilities, losses, costs, damages, penalties, charge or expense, including, without limitation, interest, penalties and reasonable counsel and accountants' fees, disbursements and expenses (collectively, "Indemnifiable Losses") arising out of, or related to, (i) any breach by any Shareholder of any representation or warranty made by any Shareholder in this agreement or any other document delivered by any Shareholder in connection herewith, and (ii) the failure on the part of any Shareholder to fully, faithfully and timely perform all covenants to be performed by it under this agreement or any such document (collectively, the "Claims").

                      (b) The Shareholders shall only be obligated to indemnify, defend and hold Star harmless for Indemnifiable Losses incurred as a result of a breach or breaches of Section

5.5(b) hereof in the event and to the extent that all such Indemnifiable Losses shall exceed $100,000.

                      6.4 Procedure for Indemnification.

                      (a) If Star receives notice of the assertion by a third party of any claim or of the commencement by any such person of any action or proceeding (a "Third Party Claim") with respect to which the Shareholders are obligated to provide indemnification, Star shall give the Shareholders prompt notice thereof after becoming aware of such Third Party Claim in reasonable detail and shall indicate the amount (estimated if necessary) of the
Indemnifiable Loss that has been or may be sustained by Star. If the Shareholders elect, at their expense, to compromise or defend such Third Party Claim, they shall promptly notify Star of their intent to do so, and Star shall cooperate, at the expense of the Shareholders, in the compromise of, or defense against, such Third Party Claim. If the Shareholders elect not to compromise or defend against the Third Party Claim as aforesaid, or fail to notify Star of their election to do so as herein provided, Star may pay (without prejudice to any of its rights against the Shareholders), compromise or defend such Third Party Claim. Notwithstanding the foregoing, neither the Shareholders nor Star may settle or compromise any claim (unless the sole relief payable to a Third Party in respect of such Third Party Claim is monetary damages that are paid in full by the party settling or compromising such claim) over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld. In any event, Star and the Shareholders may each participate in the defense of such Third Party Claim. Such participation shall be at the expense of each party except if Star, in its reasonable discretion, believes that because of its relationship with the Third Party it must participate therein, then in such event the participation of Star shall be at the expense of the Shareholders. Star shall make available to the Shareholders during normal business hours and for reasonable periods, any books, records or other documents within its control that are necessary or appropriate for such defense.

                      (b) Any claim by Star on account of an Indemnifiable Loss which does not result from a Third Party Claim shall be asserted by written notice given to the Shareholders. The Shareholders shall have a period of ten
(10) days within which to respond thereto. If the Shareholders do not respond within such 10-day period, the Shareholders shall be deemed to have accepted responsibility to make payment, and shall have no further right to contest the validity of such claim. If the Shareholders do respond within such 10-day period and reject such claim in whole or in part, Star shall be free to pursue such remedies as may be available to it under applicable law.

                      6.5 Remedies Cumulative. The remedies provided herein shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against any other party hereto, except as provided in Section 6.2.

           7. Additional Documents. Each Shareholder and the Voting Trustee hereby severally covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Star or Shareholder, as the case may be, to carry out the intent of this Agreement.

           8. Consent and Waiver. Each Shareholder and the Voting Trustee hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which such Shareholder is a party or pursuant to any rights such Shareholder or the Voting Trustee may have.

           9. Termination. Except as provided is Sections 3, 4, 5.5 and 6 hereof, this Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

           10.        Miscellaneous.

                      10.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                      10.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of any Shareholder or the Voting Trustee may be assigned by the Shareholder or the Voting Trustee without the prior written consent of Star.

                      10.3 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the party against whom enforcement is sought.

                      10.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Star will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreement of any Shareholder set forth herein, other than Section 5.5 (a) or (b).
Therefore, it is agreed that, in addition to any other remedies that may be available to Star upon any such violation, Star shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Star at law or in equity.

                      10.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or telex, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

       if to Star:           Star Multi Care Services, Inc.
                             33 Walt Whitman Road
                             Huntington Station, New York 11746
                             Attn: Chief Executive Officer
                             Telecopier: 516-423-3924

       with copies to:       Parker Chapin Flattau & Klimpl, LLP
                             1211 Avenue of the Americas
                             New York, New York 10036
                             Attn: James Alterbaum, Esq.
                             Telecopier: (212) 704-6288


       if to a Shareholder
       or Kaufman:           To  the address for notice set forth on Annex A
                             hereto.

       with copies to:       Meltzer, Lippe, Goldstein, Wolf, & Schlissel, P.C.
                             190 Willis Avenue
                             Mineola, New York  11501
                             Attn:  Richard A. Lippe, Esq.
                             Telecopier:  (516) 747-0653

       If to EFCC:           Extended Family Care Corporation
                             c/o Arbor Home Healthcare Holdings, LLC
                             333 Earl Ovington Boulevard
                             Uniondale, New York  11553
                             Attn:  Chief Executive Officer
                             Telecopier: (516) 832-8050

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

                      10.6 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

                      10.7 Legal Proceedings. Legal proceedings commenced by Star, the Shareholders, the Voting Trustee or Mr. Ivan Kaufman or arising out of any of the transactions or obligations contemplated by this Agreement shall be brought exclusively in the federal courts or, in the absence of federal jurisdiction, state courts, in either case in Nassau County, New York. Star, the Voting Trustee and the Shareholders and Mr. Ivan Kaufman irrevocably and unconditionally submit to the jurisdiction of such courts and agree to take any and all future action necessary to submit to the jurisdiction of such courts. Each of Star, the Shareholders, the Voting Trustee and Mr. Ivan Kaufman irrevocably waives any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding brought in any federal or state court in Nassau County, New York, and further irrevocably waives any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                      10.8 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

                      10.9 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                      10.10 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                      10.11 Effective Time. This Agreement and the Proxy delivered in connection herewith shall become effective only upon execution of the Merger Agreement by each of EFCC, Star and Sub.

                      10.12 Termination of Voting Trust. Upon the Effective Time, the Voting Trust shall terminate and be of no further force and effect.


           IN WITNESS WHEREOF, the parties have caused this EFCC Shareholders Agreement to be duly executed on the date and year first above written.

                                 STAR MULTI CARE SERVICES, INC.

                                 By:  /s/ Stephen Sternbach
                                    ---------------------------
                                      Name: Stephen Sternbach
                                      Title:Chief Executive Officer

                                 SHAREHOLDERS:

                                 COSS HOLDING CORP.

                                 By:  /s/ John Curtin
                                    ---------------------------
                                      Name:  John Curtin
                                      Title: Vice-President


                                 /s/ Gary Melius
                                 ------------------------------
                                 Gary Melius, As Voting Trustee


                                 ARBOR HOME HEALTHCARE
                                 HOLDINGS, LLC

                                 By:  /s/ Ivan Kaufman
                                    ---------------------------
                                      Name: Ivan Kaufman
                                      Title:Member and President


                                 /s/ IVAN KAUFMAN
                                 ------------------------------
                                 IVAN KAUFMAN


Acknowledged and Accepted by:

EXTENDED FAMILY CARE CORPORATION


By:  /s/  Joseph Heller
     -----------------------
     Name:  Joseph Heller
     Title: Vice-President

                     ANNEX A TO EFCC SHAREHOLDERS AGREEMENT

          LIST OF PERSONS WHO ENTERED INTO EFCC SHAREHOLDERS AGREEMENT



                                                   NUMBER OF SHARES
                                                   ----------------

NAME AND ADDRESS                                    COMMON STOCK
----------------                                    ------------

Coss Holding Corp.                                    12,749,658
c/o Arbor Home Healthcare Holdings, LLC
333 Earl Ovington Boulevard
Uniondale, New York  11553
Attention:  Chief Executive Officer

Arbor Home Healthcare Holdings, LLC                   13,000,000
c/o Arbor Home Healthcare Holdings, LLC
333 Earl Ovington Boulevard
Uniondale, New York  11553
Attention:  Chief Executive Officer

Mr. Ivan Kaufman                                               0
c/o Arbor Home Healthcare Holdings, LLC
333 Earl Ovington Boulevard
Uniondale, New York  11553
Attention:  Chief Executive Officer

                                     ANNEX B

                                IRREVOCABLE PROXY


           The undersigned shareholder or affiliate of Extended Family Care Corporation, a New York corporation ("EFCC"), hereby irrevocably (to the extent provided for in the New York Business Corporation Law) appoints the directors on the Board of Directors of Star Multi Care Services, Inc., a New York corporation ("Star"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of EFCC beneficially owned by the undersigned, which shares are listed on the final page of this Proxy (the "Shares"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, until such time as that certain Agreement and Plan of Merger dated as of January 3 , 1997 (the "Merger Agreement"), among Star, EFCC Acquisition Corp., a New York corporation and a wholly-owned subsidiary of Star ("Merger Sub"), and EFCC, shall be terminated in accordance with its terms or the Merger (as defined in the Merger Agreement) is effective. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

           This proxy is irrevocable (to the extent provided for in the New York Business Corporation Law), is granted pursuant to the EFCC Shareholders Agreement dated as of January 3 , 1997 (the "EFCC Shareholders Agreement"), among Star, the undersigned and certain other shareholders of EFCC, and is granted in consideration of Star entering into the Merger Agreement. The attorneys and proxies named above will be empowered at any time prior to termination of the Merger Agreement to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of EFCC's shareholders, and in every written consent in lieu of such a meeting, or otherwise, in favor of approval of the Merger and the Merger Agreement and any matter that could reasonably be expected to facilitate the Merger, and against any proposal made in opposition to or competition with the consummation of the Merger and against any merger, consolidation, sale of assets, reorganization or recapitalization of EFCC with any party other than Star and its affiliates and against any liquidation or winding up of EFCC.

           The attorneys and proxies named above may only exercise this proxy to vote the Shares subject hereto at any time prior to termination of the Merger Agreement, at every annual, special or adjourned meeting of the shareholders of EFCC and in every written consent in lieu of such meeting, in favor of approval of the Merger and the Merger Agreement and any matter that could reasonably be expected to facilitate the Merger, and against any merger, consolidation, sale of assets, reorganization or recapitalization of EFCC with any party other than Star and its affiliates, and against any liquidation or winding up of EFCC, and may not exercise this proxy on any other matter. The undersigned shareholder may vote the Shares on all other matters, subject only to the terms of that certain Voting Trust Agreement, entered into as of June ___, 1996 between Cosmetic Sciences, Inc. and the Shareholders.

           Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

           This proxy is irrevocable.


Dated: January 3, 1997


                                 COSS HOLDING CORP.

                                 By:  /s/ John Curtin
                                    ------------------------------
                                      Name:   John Curtin
                                      Title:  Vice-President


                                  /s/  Gary Melius
                                 ------------------------------
                                 Gary Melius, As Voting Trustee


                                 ARBOR HOME HEALTHCARE HOLDINGS,
                                 LLC

                                 By:  /s/ Ivan Kaufman
                                    ------------------------------
                                      Name:  Ivan Kaufman
                                      Title: Member and President

                                     ANNEX C

                                IRREVOCABLE PROXY


           Upon  the  receipt  by the  undersigned  of any and all  shares  (the
"Shares") of capital stock of Star Multi Care Services, Inc., a New York corporation ("Star"), to be issued pursuant to and in accordance with the terms of that certain Agreement and Plan of Merger dated as of January __, 1997 (the "Merger Agreement"), among Star, EFCC Acquisition Corp., a New York corporation and a wholly-owned subsidiary of Star, and Extended Family Care Services, a New York corporation, or otherwise owned thereby, the undersigned hereby irrevocably (to the extent provided for in the New York Business Corporation Law) appoints the Board of Directors of Star as the sole and exclusive attorney and proxy of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the Shares, and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof and prior to the termination of this proxy.

           Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof are hereby revoked and no subsequent proxies will be given.

           This proxy is irrevocable (to the extent provided for in the New York Business Corporation Law) is granted by the undersigned in consideration of Star entering into the Merger Agreement and shall terminate five (5) years from the date that the undersigned shall become entitled to the Shares pursuant to the terms of the Merger Agreement. The attorney and proxy named above will be empowered during the term of this proxy to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of Star's shareholders, and in every written consent in lieu of such a meeting, or otherwise.

           This proxy shall terminate and be of no further effect as to the shares of Star Common Stock sold in the manner contemplated by Sections 3(i) or 3(ii) of the EFCC Shareholders Agreement to which this Irrevocable Proxy is annexed as Annex C.

           Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

Dated:  January __, 1997


                                 COSS HOLDING CORP.

                                 By:  /s/ John Curtin
                                    ------------------------------
                                      Name:   John Curtin
                                      Title:  Vice-President


                                  /s/  Gary Melius
                                 ------------------------------
                                 Gary Melius, As Voting Trustee


                                 ARBOR HOME HEALTHCARE HOLDINGS,
                                 LLC

                                 By:  /s/ Ivan Kaufman
                                    ------------------------------
                                      Name:  Ivan Kaufman
                                      Title: Member and President

                                                                       EXHIBIT E
                                                                       ---------


                                ESCROW AGREEMENT


                             ________________, 1997

           The parties to this agreement are Coss Holding Corp., a New York corporation ("Coss"), Arbor Home Healthcare Holdings, LLC, a New York limited liability corporation ("Arbor"), Star Multi Care Services, Inc., a New York corporation ("Star"), and Parker Chapin Flattau & Klimpl, LLP, a New York limited liability partnership, as escrow agent (the "Escrow Agent").

           Star, EFCC Acquisition Corp. and Extended Family Care Corporation ("EFCC") have entered into an Agreement and Plan of Merger dated as of January __, 1997 (the "Merger Agreement") pursuant to which, among other things, EFCC is merging with EFCC Acquisition Corp. (the "Merger").

           As contemplated by the Merger Agreement, Star, Coss and Arbor desire to have a portion of the purchase price delivered now to the Escrow Agent to hold, and the Escrow Agent has agreed to receive, hold and re-deliver said funds, on the terms set forth below. Capitalized terms used and not otherwise defined herein shall have the meanings respectively assigned to them in the Merger Agreement.

           The parties therefore agree as follows:

           1. ESCROW. Each of Coss and Arbor contemporaneously herewith has delivered to the Escrow Agent a check in good funds, a wire transfer or other readily available funds in the amount of $125,000 for a total amount of $250,000(the "Escrow Amount") and the Escrow Agent hereby acknowledges receipt thereof.

           2. INVESTMENTS. The Escrow Agent may invest the Escrow Amount in securities issued or guarantied by the United States of America or deposit the funds with, or invest the funds in certificates of deposit, commercial paper or similar products of, domestic commercial banks that have, or are members of a group of domestic commercial banks that has, consolidated total assets of at least $1,000,000,000, or such other banks or other financial institutions to which Coss and Star have consented in writing (hereinafter collectively the "Investments"). The Escrow Amount and income paid or credited on Investments is hereinafter referred to as the "Escrow Fund."

           3. RELEASE OF ESCROW FUND.

                      (a) The Escrow Agent shall release the Escrow Fund only as permitted by this Section 3.

                      (b) In the event that Star determines that there exists a claim for which it is entitled to be reimbursed or indemnified pursuant to
Section 6.3 of the EFCC Shareholders Agreement among Star, Coss and Arbor or any other document or agreement delivered in connection therewith, Star shall be entitled to assert a claim in writing (an "Asserted Claim") against the Escrow Amount in respect of each such claim and amount, as the case may be, by notifying Coss and Arbor (with a copy of the notification to the Escrow Agent) in reasonable detail of the basis and amount of such Asserted Claim. If, within ten (10) days after the sending of such notice by Star, the Escrow Agent shall not have received from Coss and Arbor a written statement disputing all or any part of such Asserted Claim, then the Escrow Agent shall deliver to Star so much of the Escrow Amount as may be available and as may be necessary to pay the amount of such Asserted Claim in full, and the Escrow Agent shall promptly follow such instructions. If, within ten (10) days after the sending of such notice by Star, Star and the Escrow Agent shall have received from Coss and Arbor a written statement disputing all or a portion of such Asserted Claim, then Star may order the Escrow Agent to deliver to Star so much of the Escrow Amount as may be available and as may be necessary to pay any portion of such Asserted Claim that is not disputed, and the Escrow Agent shall promptly follow such instructions. Star shall have the right to notify Coss and Arbor of Asserted Claims at any time and from time to time, but only prior to the Termination Date (as hereinafter defined).

                      (c) In the event that Coss and Arbor shall dispute all or a portion of any Asserted Claim within the time and in the manner prescribed in
Section 3(b) hereof, the Escrow Agent shall have the right to act in accordance with Section 5 hereof and shall not release any disputed amounts of the Escrow Amount until (i) receipt by the Escrow Agent of joint written instructions from Star, Coss and Arbor directing the manner in which payment of such amounts is to be made, or (ii) as directed by final order of a court of competent jurisdiction which is not subject to further appeal or other appellate review, together with an opinion of counsel to the party which successfully sought such order (or, if no party sought such order, of counsel reasonably acceptable to the Escrow Agent) to the effect that such order is not appealable.

                      (d) Subject to the foregoing and all of the other provisions hereof, on the second anniversary of the date hereof the Escrow Agent shall release (the date of such release, the "Termination Date") as much of the Escrow Fund that is not disputed to Coss and Arbor, 50% each.

           4. FURTHER ASSURANCES. The parties agree to do such further acts and things and to execute and deliver such statements, assignments, agreements, instruments and other documents as the Escrow Agent from time to time reasonably may request in connection with the administration, maintenance, enforcement or adjudication of this agreement in order (a) to give the Escrow Agent confirmation and assurance of the Escrow Agent's rights, powers, privileges, remedies and interests under this agreement and applicable law, (b) to better enable the Escrow Agent to exercise any such right, power, privilege or remedy, or (c) to otherwise effectuate the purpose and the terms and provisions of this agreement, each in such form and substance as may be acceptable to the Escrow Agent.

           5. CONFLICTING DEMANDS.

                      (a) The Escrow Agent shall not be or become liable for damages, losses, expenses or interest to Coss, Arbor or any other person for its failure to comply with conflicting or adverse demands. The Escrow Agent shall be entitled to continue to refrain and refuse to act until: (i) the rights of the adverse claimants have been finally adjudicated in a court assuming and having jurisdiction and venue over the parties and/or the documents, instruments or funds involved herein or affected hereby; and/or (ii) the Escrow Agent shall have received an executed copy of a dispositive settlement agreement to which the parties and all other adverse claimants, if any, are parties and signatories.

                      (b) In the event conflicting claims are made or notices are received the Escrow Agent may elect to commence an interpleader or other action for declaratory judgment for the purpose of having the respective rights of the claimants adjudicated, and may deposit with the court all funds held pursuant to this agreement; and if it so commences and deposits, the Escrow Agent shall be relieved and discharged from any further duties and obligations under this agreement.

           6. CONSENT TO JURISDICTION, ETC. The parties hereby covenant and agree that the federal and/or state courts located in New York County, New York shall have personal jurisdiction and proper venue over any dispute with the Escrow Agent. In any action or proceeding involving the Escrow Agent in any jurisdiction, each of the parties waives trial by jury.

           7. RELIANCE ON DOCUMENTS AND EXPERTS. The Escrow Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, statement, paper, document, writing or communication (which to the extent permitted hereunder may be by telegram, cable, telex, facsimile transmission, or telephone) reasonably believed by it to be genuine and to have been signed, sent or made by the proper person or persons, and upon opinions and advice of legal counsel (including itself or counsel for any party hereto), independent public accountants and other experts selected by the Escrow Agent.

           8. STATUS OF THE ESCROW AGENT, ETC. The Escrow Agent is acting under this agreement as a stakeholder only and shall be considered an independent contractor. No term or provision of this agreement is intended to create, nor shall any such term or provision be deemed to have created, any principal-agent, trust, joint venture, partnership, debtor-creditor or attorney-client relationship between or among the Escrow Agent and the parties. This agreement shall not be deemed to prohibit or in any way restrict the Escrow Agent's representation of Star, which may be advised by the Escrow Agent on any and all matters pertaining to this agreement and the escrowed funds and documents. To the extent Star is or has been represented by the Escrow Agent, Coss and Arbor hereby waive any conflict of interest and authorizes and directs the Escrow Agent to carry out the terms and provisions of this agreement fairly as to all parties, without regard to any such representation. The Escrow Agent's only duties are those expressly set forth in this agreement, and the parties authorize the Escrow Agent to perform those duties in accordance with its usual practices in holding funds and documents of its own or those of other escrows. The Escrow Agent may exercise or otherwise enforce any of its rights, powers, privileges, remedies and interests under this agreement and applicable law or perform any of its duties under this agreement by or through its partners, employees, attorneys, agents or designees.

           9. EXCULPATION. The Escrow Agent and its designees, and their respective directors, officers, partners, employees, attorneys and agents, shall not incur any liability (other than for a person's own acts or omissions breaching a duty owed to the claimant and amounting to gross negligence or willful misconduct) whatsoever for the investment or disposition of funds, the holding or delivery of documents or the taking of any other action in accordance with the terms and provisions of this agreement, for any mistake or error in judgment, for compliance with any applicable law or any attachment, order or other directive of any court or other authority (irrespective of any conflicting term or provision of this agreement), or for any act or omission of any other person engaged by the Escrow Agent in connection with this agreement; and each of Coss, Arbor and Star hereby waives any and all claims and actions whatsoever against the Escrow Agent and its designees, and their respective directors, officers, partners, employees, attorneys and agents, arising out of or related directly or indirectly to any and all of the foregoing acts, omissions and circumstances. Furthermore, the Escrow Agent and its designees, and their respective directors, officers, partners, employees, attorneys and agents, shall not incur any liability (other than for a person's own acts or omissions breaching a duty owed to the claimant and amounting to gross negligence or willful misconduct) for other acts and omissions arising out of or related directly or indirectly to this agreement or the escrowed funds or documents; and each of Coss, Arbor and Star hereby expressly waives any and all claims and actions (other than those attributable to a person's own acts or omissions breaching a duty owed to the claimant and amounting to gross negligence or willful misconduct) against the Escrow Agent and its designees, and their respective directors, officers, partners, employees, attorneys and agents, arising out of or related directly or indirectly to any and all of the foregoing acts, omissions and circumstances.

           10. INDEMNIFICATION. The Escrow Agent and its designees, and their respective directors, officers, partners, employees, attorneys and agents, shall be indemnified, reimbursed, held harmless and, at the request of the Escrow Agent, defended by the parties, from and against any and all claims, liabilities, losses and expenses (including, without limitation, the reasonable disbursements, expenses and fees of their respective attorneys) that may be imposed upon, incurred by, or asserted against any of them, or any of their respective directors, officers, partners, employees, attorneys or agents, arising out of or related directly or indirectly to this agreement or any escrowed funds or documents, except such as are occasioned by the indemnified person's own acts and omissions breaching a duty owed to the claimant and amounting to gross negligence or willful misconduct.

           11. NOTICES. All notices and other communications under this agreement shall be in writing and shall be deemed given when delivered personally or mailed by registered mail, return receipt requested, to the parties at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

                     if to Coss:

                               Coss Holding Corp.
                               c/o Arbor Home Healthcare Holdings, LLC
                               333 Earl Ovington Boulevard
                               Uniondale, New York  11553
                               Attention:  Chief Executive Officer
                               Telecopier: (516) 741-8040

                     if to Arbor:

                               Arbor Home Healthcare Holdings, LLC
                               333 Earl Ovington Boulevard
                               Uniondale, New York  11553
                               Attn:  Chief Executive Officer
                               Telecopier: (516) 832-8050
                     in the case of Coss and Arbor, with a copy to:

                               Meltzer, Lippe, Goldstein, Wolf & Schlissel, P.C. 190 Willis Avenue
                               Mineola, New York  11501
                               Attn:  Richard A. Lippe, Esq.
                               Telecopier:  (516) 747-0653
                     if to Escrow Agent:

                               Parker Chapin Flattau & Klimpl, LLP
                               1211 Avenue of the Americas
                               New York, New York 10036
                               Telecopier:  (212) 704-6288

                     if to Star:

                               Star Multi Care Services, Inc.
                               33 Walt Whitman Road
                               Huntington Station, New York  11746
                               Attn:  Chief Executive Officer
                               Telecopier: (516) 423-3924

                     with a copy to:

                               James Alterbaum, Esq.
                               Parker Chapin Flattau & Klimpl, LLP
                               1211 Avenue of the Americas
                               New York, New York 10036

           12. SECTION AND OTHER HEADINGS. The section and other headings contained in this agreement are for reference purposes only and shall not affect the meaning or interpretation of this agreement.

           13. GOVERNING LAW. This agreement has been executed and delivered, and shall be governed by and construed in accordance with the applicable laws pertaining, in the state of New York, without regard to principles of conflicts of law.

           14. SEVERABILITY. In the event that any term or provision of this agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by a governmental authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability (a) by or before that authority of the remaining terms and provisions of this agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (b) by or before any other authority of any of the terms and provisions of this agreement.

           15. COUNTERPARTS. This agreement may be executed in two or more counterparts, each of which may be executed by one or more of the parties hereto, but all of which, when taken together, shall constitute but one agreement binding upon all of the parties hereto.

           16. SUCCESSORS AND ASSIGNS; ASSIGNMENT. Whenever in this agreement reference is made to any party, such reference shall be deemed to include the successors, assigns, heirs and legal representatives of such party, and, without limiting the generality of the foregoing, all representations, warranties, covenants and other agreements made by or on behalf of each parties in this agreement shall inure to the benefit of the successors and assigns of the Escrow Agent; PROVIDED, HOWEVER, THAT nothing herein shall be deemed to authorize or permit the parties to assign any of their rights or obligations hereunder to any other person.

           17. NO THIRD PARTY RIGHTS. The representations, warranties and other terms and provisions of this agreement are for the exclusive benefit of the parties hereto, and no other person, shall have any right or claim against any party by reason of any of those terms and provisions or be entitled to enforce any of those terms and provisions against any party.

           18. NO WAIVER BY ACTION, ETC. Any waiver or consent respecting any representation, warranty, covenant or other term or provision of this agreement shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of a party at any time or times to require performance of, or to exercise its rights with respect to, any representation, warranty, covenant or other term or provision of this agreement in no manner (except as otherwise expressly provided herein) shall affect its right at a later time to enforce any such term or provision. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances. All rights, powers, privileges, remedies and interests of the Escrow Agent under this agreement are cumulative and not alternatives, and they are in addition to and shall not limit (except as otherwise expressly provided herein) any other right, power, privilege, remedy or interest of the Escrow Agent under this agreement or applicable law.

           19. MODIFICATION, AMENDMENT, ETC. Each and every modification and amendment of this agreement shall be in writing and signed by all of the parties hereto, and each and every waiver of, or consent to any departure from, any covenant, representation, warranty or other provision of this agreement shall be in writing and signed by each party affected thereby.

           20. ENTIRE AGREEMENT. This agreement contains the entire agreement of the parties and supersedes all other representations, agreements and understandings, oral or otherwise, among the parties with respect to the matters contained herein.

                                        Coss Holding Corp.



                                        By: ____________________________
                                                Name:
                                                Title:


                                        Arbor Home Healthcare Holdings, LLC



                                        By: ____________________________
                                                Name:
                                                Title:


                                        Star Multi Care Services. Inc.


                                        By: ____________________________
                                                Name:
                                                Title:

THE ESCROW AGENT:

Parker Chapin Flattau & Klimpl, LLP


By: ____________________________

                                                                       EXHIBIT F
                                                                       ---------






         [MELTZER, LIPPE, GOLDSTEIN, WOLF & SCHLISSEL, P.C. LETTERHEAD]









                                              [To be dated the Effective Time]



Extended Family Care Corporation, Inc.
One Old Country Road
Suite 335
Carle Place, NY  11514

Star Multi Care Services, Inc.
33 Walt Whitman Road
Huntington Station, NY 11746

           Re: Agreement and Plan of Merger Among Star Multi Care Services, Inc., EFCC Acquisition Corp. and Extended Family Care Corporation, Inc. Dated as of January 3, 1997
                      ----------------------------------------------------------


Ladies and Gentlemen:

           We have acted as counsel to the shareholders of Extended Family Care Corporation, Inc., a New York corporation ("EFCC"), in connection with the proposed merger (the "Star Merger") of EFCC with and into EFCC Acquisition Corp., a New York corporation ("Merger Sub") and wholly-owned subsidiary of Star Multi Care Services, Inc., a New York corporation ("Star"), pursuant to the Agreement and Plan of Merger Dated as of January 3, 1997 (the "Merger Agreement"), among Star, Merger Sub and EFCC.

Extended Family Care Corporation, Inc.
Star Multi Care Services, Inc.
[To be dated the Effective Time]
Page 2


           In so acting, we have participated in the preparation of the Merger Agreement and the preparation and filing with the Securities and Exchange Commission of a Joint Proxy Statement of EFCC and Star and Prospectus of Star relating to the proposed Star Merger and to the shares of common stock, par value $.001 per share, of Star to be issued to EFCC shareholders in the Star Merger pursuant to the Merger Agreement (the "Proxy Statement").

           As required by Section 6.1(f) of the Merger Agreement, you have requested that we render the opinion set forth below. In rendering such opinion, we have made inquiry as to the underlying facts which we consider to be relevant to the conclusions set forth in this opinion. We have also examined and relied upon the accuracy as of the date hereof and as of the date of the closing of the Star Merger of the representations and warranties as to factual matters set forth in the documents referred to above and the letters of representation, dated as of the date hereof, that EFCC and Star have provided to us, copies of which are attached hereto (the "Letters of Representation"). Our opinion is expressly predicated on the continuing validity of the Letters of Representation. We have no reason to believe that these representations and facts are not true, but have not attempted to verify them independently and expressly disclaim an opinion as to their validity and accuracy.

           For purposes of this opinion, we have also reviewed such documents and materials as in our judgment are necessary or appropriate to enable us to render the opinions set forth below. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing. In our examination, we have assumed the genuineness of all signatures, the capacity of each party executing a document to execute such document, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies. Capitalized terms used but not specifically defined herein shall have the meanings as defined in the Merger Agreement.

           This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), final, temporary and proposed Treasury regulations promulgated thereunder (the "Regulations") and administrative and judicial interpretations thereof, all as in effect as of the date hereof and all of which are subject to change (possibly on a retroactive basis). Moreover, it is not possible to know whether any such changes will be made or court decisions or interpretations will be issued, or the effect, if any, that such changes or court decisions will have on our opinion. Any such change may adversely affect our conclusions. No ruling from the Internal Revenue Service (the "IRS") has been or will be sought on any of the issues discussed below, and there can be no assurance that the IRS will not take a contrary view as to the federal income tax consequences discussed below.

           This opinion does not address all of the federal income tax consequences that may be applicable to any particular holder subject to special treatment under United States federal income

Extended Family Care Corporation, Inc.
Star Multi Care Services, Inc.
[To be dated the Effective Time]
Page 3


tax law or to any particular holder in light of such holder's particular facts and circumstances. Certain holders may be subject to special and/or different rules not discussed below. In addition, this opinion does not address any aspect of state, local or foreign taxation.

           This opinion is limited solely to the federal law of the United States as in effect on the date hereof and the relevant facts that exist as of the date hereof. No assurance can be given that the law or facts will not change, and we have not undertaken to advise you or any other person with respect to any event subsequent to the date hereof.

           We are delivering this opinion to you and, without our prior written consent, no other persons are entitled to rely on this opinion. We hereby consent to the filing of this opinion as an exhibit to the Joint Proxy Statement and to the use of our name under the captions ["The Merger - Certain Federal Income Tax Consequences" and "Legal Opinions"] in the Joint Proxy Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                      Facts
                                      -----

           EFCC is a New York public holding corporation with 32,000,225 shares of common stock issued and outstanding. Coss Holding Corp. ("Coss") owns 12,749,658 (39.84%) of such shares, Arbor Home Healthcare Holdings, LLC ("Arbor") owns 13,000,000 (40.63%) of such shares and public shareholders own 6,250,568 (19.53%). Arbor acquired its shares for $1,300,000 on August 21, 1996 and October 31, 1996 through the exercise of options granted on October 31, 1995.

           Star is a New York corporation with [_______________] shares of common stock issued and outstanding.

           On [________________], [when EFCC had no current or accumulated earnings and profits,] EFCC distributed to all of its shareholders with respect to their shares $750,000 of cash in the aggregate (the "EFCC Dividend"). [Such distribution reduced the EFCC shareholders' basis in their EFCC shares, but not below zero.] EFCC's only remaining assets are $[______________] in cash, 83% of the stock of TPC Home Care Services, Inc., a New York corporation ("TPC") and $[________________] in intercompany debt from TPC. The other 17% of TPC is owned by many different shareholders.

           On December 6, 1996, TPC sold the assets, subject to liabilities, of its Jersey City, New Jersey division in a fully taxable transaction to Public Services, Inc. ("Buyer") for $175,000, evidenced by

Extended Family Care Corporation, Inc.
Star Multi Care Services, Inc.
[To be dated the Effective Time]
Page 4


a promissory note, plus an amount equal to 12% of the gross revenues of Buyer in excess of $90,000 per month for a 24 month period. Buyer is owned 100% by Gary Melius, who is the husband of a shareholder of Coss, the voting trustee of Coss' shares in EFCC and owner of 25,000 shares of EFCC, but does not otherwise own any direct or indirect interest in TPC and is unrelated to all of the other shareholders of TPC and EFCC.

           In order to effect desired operating efficiencies in the corporate structure of EFCC by simplifying the current two-tiered structure, which no longer serves any business purpose and entails a substantial cost to maintain due to dual financial reporting, disclosure and administrative burdens, and to make it more attractive to Star or any other potential purchaser if the Star Merger does not occur, subsequent to the sale of TPC's Jersey City division, subsequent to the EFCC Dividend and prior to the Star Merger, TPC will merge into EFCC pursuant to the Business Corporation Law of the State of New York, with EFCC as the surviving entity (the "TPC Merger"). The shareholders of TPC (other than EFCC) will receive solely 6,554,264 EFCC shares in the TPC Merger, which represents 17% of all outstanding EFCC shares after such issuance.

           Merger Sub will be a New York corporation formed on [_______________] for the sole purpose of effecting the Star Merger. Merger Sub will be a wholly owned subsidiary of Star.

           Star and EFCC believe that a combination of their respective businesses will enable both companies to grow and operate more efficiently. Star has in place a management infrastructure and can merge the former TPC business operations with minimal incremental cost. By eliminating the operating and overhead costs of EFCC, profitability can be greatly enhanced. Such enhanced profitability will be shared by Star's shareholders, including the former EFCC shareholders. To achieve this purpose, Star has agreed to acquire all of the outstanding capital stock of EFCC as more fully described below.

           Following the TPC Merger, EFCC will merge with and into Merger Sub (i.e., the Star Merger). Pursuant to the Star Merger, EFCC's shareholders (including the former TPC minority shareholders) will receive $2,400,000 in cash (plus cash payments to dissenting shareholders, if any) and $4,850,000 in Star common stock (less the amount that would have been paid to dissenting shareholders, if any), as determined on the third business day prior to the Effective Time, using the average of the closing sales price of a share of Star common stock as reported on the NASDAQ National Market during the 120 trading days immediately preceding the date of determination (such amounts to be adjusted in the event of payments to dissenting shareholders in the TPC Merger). Other than cash payments to dissenting shareholders, such proceeds will be allocated among the non-dissenting shareholders pro rata in proportion to their relative stock ownership.

Extended Family Care Corporation, Inc.
Star Multi Care Services, Inc.
[To be dated the Effective Time]
Page 5


           In connection with the Star Merger, EFCC and Star will enter into a Consulting Agreement pursuant to which Star will render to EFCC consulting and advisory services in connection with the management, operation and supervision of EFCC. The term of the Consulting Agreement shall end on the earlier of (i) one year from the signing of the Star Merger Agreement, (ii) the Effective Time or (iii) the termination of the Star Merger Agreement. In consideration for the consulting services to be rendered by Star, EFCC will pay Star $25,000 per month, payable (a) $15,000 in arrears on the last day of each month and (b) the remaining $10,000 on the earlier to occur of (x) the Closing Date and (y) the termination of the Star Merger Agreement.

           Alternatively, solely at Star's option, Merger Sub will be merged with and into EFCC and EFCC's shareholders will receive solely cash in the amount of $7,250,000 in exchange for their EFCC stock (the "All Cash Option") (such amount to be adjusted in the event of payments to dissenting shareholders in the TPC Merger).

                                 Representations
                                 ---------------

           In   connection   with  the  proposed   transaction,   the  following
representations are being made by EFCC and/or Star to us, as set forth in the Letters of Representation:

1.         TPC Merger
           ----------

           (a) The TPC Merger will be effected in accordance with the Agreement of Merger dated [______________], 1997 by and between EFCC and TPC and pursuant to New York State law.

           (b) The fair market value of the EFCC common stock received by each TPC shareholder will be approximately equal to the fair market value of the TPC stock surrendered in the exchange.

           (c) The minority shareholders of TPC acquired their TPC stock before the formulation of any plan in connection with the TPC Merger and not in contemplation of EFCC's subsequent acquisition of TPC.

           (d) As of the Effective Time, there will be no binding commitment or preconceived plan or arrangement on the part of the shareholders of TPC to sell, exchange or otherwise dispose of any of their EFCC stock received in the TPC Merger (including EFCC shares held prior to the TPC Merger), other than pursuant to the Star Merger.

           (e) EFCC has no plan or intention to reacquire any of its stock issued in the TPC Merger.

Extended Family Care Corporation, Inc.
Star Multi Care Services, Inc.
[To be dated the Effective Time]
Page 6


           (f) EFCC has no plan or intention to sell or otherwise dispose of any of the assets or stock of TPC acquired in the TPC Merger, except pursuant to the Star Merger.

           (g) The liabilities of TPC assumed by EFCC and the liabilities to which the transferred assets of TPC are subject were incurred by TPC in the ordinary course of its business and are associated with the business of TPC.

           (h) EFCC and the shareholders of TPC will pay their respective expenses, if any, incurred in connection with the TPC Merger and will not pay any of the expenses of the other in connection with the TPC Merger. EFCC will pay or assume only those expenses of TPC that are solely and directly related to the TPC Merger in accordance with the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187.

           (i) There is no intercorporate indebtedness existing between EFCC and TPC that was issued, acquired or will be settled at a discount.

           (j) EFCC and TPC are not investment companies as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

           (k) As of the Effective Time, TPC will not be under the jurisdiction of a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

           (l) The fair market value of the assets of TPC transferred to EFCC will equal or exceed the sum of the liabilities assumed by EFCC plus the amount of liabilities, if any, to which the transferred assets are subject.

           (m) No cash will be paid to any of the shareholders of TPC pursuant to the TPC Merger other than cash payments to dissenting shareholders.

           (n) None of the compensation received by any shareholder-employees of TPC will be separate consideration for, or allocable to, any of their shares of TPC stock; none of the shares of EFCC stock received by any shareholder-employees of TPC will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

           (o) TPC and EFCC intend to complete the TPC Merger whether or not the Star Merger is finalized. The Star Merger is not a requirement for the occurrence of the TPC Merger. TPC and

Extended Family Care Corporation, Inc.
Star Multi Care Services, Inc.
[To be dated the Effective Time]
Page 7


EFCC do not have a binding commitment with Star to exchange the stock of EFCC for the stock of Star prior to the TPC Merger. There are valid business, non-tax reasons for the TPC Merger, such as to effect desired operating efficiencies in the corporate structure of EFCC.

2.         Star Merger
           -----------

           Provided that the All Cash Option is not exercised:

           (p) The Star Merger will be effected in accordance with the Merger Agreement and pursuant to New York State law.

           (q) No stock of the Merger Sub will be issued to any shareholder of EFCC in the Star Merger.

           (r) As of the Effective Time, to the best of the knowledge of the management of EFCC, there are no shareholders of EFCC, other than Coss and Arbor, who own 5% or more of the stock of EFCC.

           (s) To the best of the knowledge of the management of EFCC, Coss acquired their EFCC stock before the formulation of any plan in connection with the Star Merger and not in contemplation of Merger Sub's subsequent acquisition of the outstanding capital stock of EFCC.

           (t) As of the Effective Time, Coss does not have a binding commitment or preconceived plan or arrangement for disposing of any of their Star stock received in the Star Merger.

           (u) As of the Effective Time, to the best of the knowledge of the management of EFCC, none of the shareholders of EFCC have a binding commitment or preconceived plan or arrangement for disposing of any of their Star stock received in the Star Merger.

           (v) EFCC will transfer to Merger Sub and Merger Sub will acquire at least 90 percent of the fair market value of EFCC's net assets and at least 70 percent of the fair market value of EFCC's gross assets held immediately prior to the Star Merger, including, but not limited to, the assets formerly held by TPC (which includes the consideration received by TPC upon the sale of its Jersey City division) and the amount of cash distributed in the EFCC Dividend. For purposes of this representation, amounts paid by EFCC to dissenters, amounts paid by EFCC to shareholders who receive cash in lieu of fractional shares, amounts used by EFCC to pay reorganization expenses and all redemptions and distributions (except for regular, normal dividends) made by EFCC will be included as assets of EFCC immediately prior to the Star Merger.

Extended Family Care Corporation, Inc.
Star Multi Care Services, Inc.
[To be dated the Effective Time]
Page 8



           (w) Prior to the Star Merger, Star will be in control of Merger Sub within the meaning of Section 368(c) of the Code.

           (x) Merger Sub has no plan or intention to issue additional shares of its stock that would result in Star losing control of Merger Sub within the meaning of Section 368(c) of the Code.

           (y) As of the Effective Time, EFCC will not, in anticipation of or as a part of the plan for the combination of EFCC and Merger Sub have (i) redeemed any of the EFCC stock or (ii) effected any distributions with respect to any of its stock, except for normal dividends and except for the EFCC Dividend.

           (z) As of the Effective Time, Star or any corporation affiliated with Star (i) will not be under any obligation and will not have entered into any agreement or understanding to redeem or repurchase any of its stock issued in the Star Merger or to make any extraordinary distributions in respect of the Star common stock and (ii) will have no plan or intention to reacquire any of its stock issued in the Star Merger.

           (aa) As of the Effective Time, there will be no plan or intention on the part of Star or any corporation affiliated with Star to liquidate Merger Sub, to merge Merger Sub into another corporation, to sell or otherwise dispose of the stock of Merger Sub or to cause Merger Sub to sell or otherwise dispose of any of the assets acquired from EFCC (including the assets that EFCC received from TPC), except for dispositions to be made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code.

           (bb) Following the Star Merger, Merger Sub will continue the "historic business" of TPC or use a "significant portion" of TPC's "historic business assets" in a business (as such terms are defined in Treasury Regulation
Section 1.368-1(d)(2)).

           (cc) Star and the shareholders of EFCC will pay (or will have paid) their respective expenses, if any, incurred in connection with the Star Merger and will not pay any of the expenses of the other in connection with the Star Merger. Star will pay or assume only those expenses of EFCC that are solely and directly related to the Star Merger in accordance with the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187.

           (dd) As of the Effective Time, there will be no intercorporate indebtedness existing between Star and EFCC or between Merger Sub and EFCC that was issued, acquired or will be settled at a discount.

Extended Family Care Corporation, Inc.
Star Multi Care Services, Inc.
[To be dated the Effective Time]
Page 9



           (ee) As of the Effective Time, Star and Merger Sub will not be investment companies as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

           (ff) At the Effective Time, the fair market value of the assets of EFCC (including the assets received from TPC) will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject. Such liabilities were incurred by EFCC or TPC in the ordinary course of business and are associated with the business of EFCC or TPC.

           (gg)  As  of  the  Effective   Time,  EFCC  will  not  be  under  the
jurisdiction  of a court in a title 11 or similar  case  within  the  meaning of
Section 368(a)(3)(A) of the Code.

           (hh) The payment of cash in lieu of fractional shares of Star common stock is solely for the purpose of avoiding the expense and inconvenience to Star of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Star Merger to the EFCC shareholders instead of issuing fractional shares of Star stock will not exceed one percent of the total consideration that will be issued in the Star Merger to the EFCC shareholders in exchange for their shares of EFCC stock. The fractional share interests of each EFCC shareholder will be aggregated, and no EFCC shareholder will receive cash in an amount greater to or greater than the value of one full share of Star stock.

           (ii) The consideration to be received by the shareholders of EFCC in the Star Merger is a result of arm's-length bargaining. None of the compensation received by any shareholder-employees of EFCC will be separate consideration for, or allocable to, any of their shares of EFCC stock; none of the shares of Star stock received by any shareholder-employees of EFCC will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

           (jj) None of the representations or warranties made by EFCC, Star or Merger Sub herein or in any Schedule hereto or in any other documents furnished pursuant to any of the transactions

Extended Family Care Corporation, Inc.
Star Multi Care Services, Inc.
[To be dated the Effective Time]
Page 10


described herein contain any untrue statement of fact or omit to state any fact necessary in order to make the statements and opinions contained herein or therein, including our Meltzer, Lippe, Goldstein, Wolf & Schlissel P.C. opinions, true and not misleading.

                                   Conclusion
                                   ----------

           Subject to the foregoing and to the qualifications and limitations set forth herein, we are of the following opinion that, more likely than not:

1.         TPC Merger
           ----------

           1. Assuming that the TPC Merger is consummated strictly in accordance with the [Agreement] and assuming that TPC is merged into EFCC pursuant to New York State law, the TPC Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

           2. EFCC and TPC will each be a party to the reorganization within the meaning of Section 368(b) of the Code.

           3. No gain or loss will be recognized by TPC shareholders as a result of the exchange of TPC common stock solely for EFCC common stock pursuant to the TPC Merger.

           4. Each shareholder of TPC who elects to dissent from the TPC Merger and receive cash in exchange for his shares of TPC common stock will be treated as receiving such payment in complete redemption of his shares of TPC, provided such shareholder does not actually or constructively own any TPC common stock after the exchange under the provisions and limitations of Code Section 302.

           5. The tax basis of the EFCC common stock received by TPC common stockholders will be the same as the basis of the TPC common stock surrendered in exchange therefor.

           6. The holding period of the EFCC common stock received by the TPC common stockholders will include the period during which the TPC common stock surrendered in exchange therefor was held, provided that the TPC common stock is held as a capital asset in the hands of the TPC stockholders on the effective date of the TPC Merger.

Extended Family Care Corporation, Inc.
Star Multi Care Services, Inc.
[To be dated the Effective Time]
Page 11


           7. No gain or loss will be recognized by TPC on the transfer of all of its assets to EFCC pursuant to the plan of reorganization.

           8. No gain or loss will be recognized by EFCC in the TPC Merger.

           9. The tax basis of TPC's assets in the hands of EFCC will be the same as the basis of those assets in the hands of TPC immediately prior to the TPC Merger. The tax basis of TPC's assets in the hands of EFCC will not be increased by any cash paid to dissenters.

           10. The holding period of the assets of TPC in the hands of EFCC will include the period during which such assets were held by TPC.

2.         Star Merger
           -----------

           Provided that the All Cash Option is not exercised, and assuming that the Star Merger is consummated strictly in accordance with the Merger Agreement and as described in the Joint Proxy Statement:

           11. On the basis of our conclusion set forth below in the Discussion section of this opinion letter that the shareholders of EFCC should be deemed to have received and retained a sufficient amount of stock in Star to satisfy the continuity of interest requirement, and assuming that EFCC is merged into Merger Sub pursuant to New York State law, the Star Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of
Section 368(a) of the Code.

           12. Star, Merger Sub and EFCC will each be a party to the reorganization within the meaning of Section 368(b) of the Code.

           13. No gain or loss will be recognized by EFCC shareholders as a result of the exchange of EFCC common stock solely for Star common stock pursuant to the Star Merger, except that gain or loss will be recognized on the receipt of cash, if any, including cash received in lieu of fractional shares. The payment of cash in lieu of fractional share interests of Star common stock will be treated as if each fractional share was distributed as part of the exchange and then redeemed by Star. Pursuant to Section 302(a) of the Code, these cash payments will be treated as having been received as distributions in full payment in exchange for such Star common stock. Any gain or loss recognized upon such exchange (as determined under Code Section 1001 and subject to the limitations of Code Section 267) will be capital gain or loss provided the fractional share would constitute a capital asset in the hands of the exchanging stockholder.

Extended Family Care Corporation, Inc.
Star Multi Care Services, Inc.
[To be dated the Effective Time]
Page 12



           14. Each shareholder of EFCC who elects to dissent from the Star Merger and receive cash in exchange for his shares of EFCC common stock will be treated as receiving such payment in complete redemption of his shares of EFCC, provided such shareholder does not actually or constructively own any EFCC common stock after the exchange under the provisions and limitations of Code
Section 302.

           15. The tax basis of the Star common stock received by EFCC common stockholders will be the same as the basis of the EFCC common stock surrendered in exchange therefor, decreased by the amount of basis allocated to the fractional shares that are hypothetically received by the stockholder and redeemed for cash, and decreased by any money received in the exchange (other than cash received in lieu of fractional shares) and increased by any gain recognized on the exchange.

           16. The holding period of the Star common stock received by the EFCC common stockholders will include the period during which the EFCC common stock surrendered in exchange therefor was held, provided that the EFCC common stock is held as a capital asset in the hands of the EFCC stockholders at the Effective Time.

           17. No gain or loss will be recognized by EFCC on the transfer of all of its assets to Merger Sub pursuant to the plan of reorganization.

           18. No gain or loss will be recognized by Star or Merger Sub pursuant to the Star Merger.

           19. The tax basis of EFCC's assets in the hands of Merger Sub will be the same as the basis of those assets in the hands of EFCC immediately prior to the Star Merger. The tax basis of EFCC's assets in the hands of Merger Sub will not be increased by any cash paid to dissenters or cash paid in lieu of fractional shares.

           20. The holding period of the assets of EFCC in the hands of Merger Sub will include the period during which such assets were held by EFCC.

           We express no opinion other than as stated above, and any such opinion is not intended to imply or be an opinion on any other matter. This opinion represents only counsel's best legal judgment as to the likely outcome of an issue if properly presented to a court (and assuming the court determines all facts to be consistent with the facts stated in counsel's opinion). However, the opinion has no binding effect or official status of any kind, and the conclusions stated herein are not free from

Extended Family Care Corporation, Inc.
Star Multi Care Services, Inc.
[To be dated the Effective Time]
Page 13


doubt. The IRS or a court may disagree with any or all of our conclusions and, accordingly, there can be no assurance that the IRS will not successfully contest this opinion in the courts or otherwise.

                                   Discussion
                                   ----------

1.         General
           -------

           Section 354(a)(1) of the Code addresses the effects of corporate reorganizations on shareholders, providing in general that no gain or loss shall be recognized if stock or securities in a corporation a party to a reorganization are, in pursuance of the plan of reorganization, exchanged solely for stock or securities in such corporation or in another corporation a party to the reorganization.

           For purposes of Code Section 354, the term "reorganization" is defined in Code Section 368(a). Code Section 368(a)(1)(A) states that the term reorganization includes a statutory merger or consolidation. Regulation Section 1.368-2(b)(1) states that in order for a transaction to qualify as a reorganization under Code Section 368(a)(1)(A), the transaction must be a merger or consolidation effected pursuant to the corporation laws of the United States, a State, territory or the District of Columbia.

           The Regulations under Code Section 368 require as a part of a reorganization a continuity of the business enterprise under the modified corporate form, a bona fide business purpose for the reorganization and a "continuity of interest" therein on the part of those persons who, directly or indirectly, were owners of the enterprise prior to the reorganization.
Regulation Section 1.368-1(d)(2) states that the continuity of business enterprise requirement is met if the acquiring corporation either continues the acquired corporation's historic business or uses a significant portion of the acquired corporation's business assets in the operation of a trade or business.

           Regulation section 1.368-2(g) indicates that in addition to coming within the scope of the specific language of Code Section 368(a), a reorganization must also be "undertaken for reasons germane to the continuance of the business of a corporation a party to the reorganization." If the transaction or series of transactions has no business or corporate purpose, then the plan is not a reorganization pursuant to Code Section 368(a). Regulation section 1.368-1(c).

           The continuity of interest requirement mandates that the historic shareholders of the acquired corporation must acquire a definite and substantial interest in the continuing corporation, and stock must represent a material part of the consideration transferred. The Supreme Court, in NELSON CO. V. HELVERING, 296 U.S. 374 (1935), held that equity equal to 38% of the entire consideration

Extended Family Care Corporation, Inc.
Star Multi Care Services, Inc.
[To be dated the Effective Time]
Page 14


constituted a definite and substantial interest in the purchasing corporation. The percentage relates to the proportion of the equity consideration received by the target shareholders in the aggregate to the total consideration paid by the acquiror for target's assets or stock. An historic shareholder is a person who owned the target corporation's stock before the acquisition of target commenced and who purchased such target corporation stock before the formulation of the transaction not in contemplation of the acquiring corporation's subsequent acquisition of the target. It is not necessary that all historic shareholders of the acquired corporation have a proprietary interest in the surviving corporation after the acquisition. The IRS has announced that it considers a 50 percent continuity-of-equity interest by value to be sufficient.(1) Nevertheless, pursuant to the NELSON case, a 40 percent continuity of interest by value on the part of the former historic shareholders of the target should be sufficient.

           In addition to meeting the continuity of interest requirement immediately after the reorganization, the former shareholders of the acquired corporation must retain their interest in the acquiring corporation for some unspecified time after the reorganization. The courts have ruled that the tax-free nature of the reorganization may be retroactively invalidated if the continuity of interest is not maintained either because, at the time of the reorganization, the shareholders intended to dispose of the proprietary interest soon after the reorganization(2) or because a shareholder disposes of stock immediately following the reorganization in accordance with a pre-existing commitment to sell.(3)

           In Rev. Rul. 66-23, 1966-1 C.B. 67, the IRS held that the target shareholders must not have a preconceived plan or arrangement for disposing of their acquiring corporation stock; if such plan or arrangement exists, any post-reorganization dispositions of the stock of the acquiring corporation may be stepped together with the initial receipt of such stock in the reorganization. The consequence of applying step transaction principles(4) to the subsequent stock disposition is to treat the selling shareholder as having received the sales proceeds on the date of the reorganization for purposes of

--------------------------------
1       Rev.  Proc.  77-37,   1977-2  C.B.  568.  This  is  merely  a  guideline
        established by the IRS for purposes of obtaining a private letter ruling, and is not a requirement of substantive law.

2 MCDONALD'S RESTAURANTS OF ILLINOIS, INC.. V. COMMISSIONER, 688 F.2d 520 (7th Cir. 1982).

3       AMERICAN WIRE FABRICS CORP. V. COMMISSIONER, 16 T.C. 607 (1951).

4       See infra notes 11-13 and accompanying text.

Extended Family Care Corporation, Inc.
Star Multi Care Services, Inc.
[To be dated the Effective Time]
Page 15


testing continuity of interest. Nevertheless, target shareholders are free to dispose of their acquiring corporation stock at any time following the reorganization, as long as the disposition results from circumstances existing after the reorganization and not from a preexisting plan.(5) During the period of ownership of the acquiring corporation stock, the target shareholders must have unrestricted rights of ownership for an unspecified period of time sufficient to warrant the conclusion that such ownership is definite and substantial.(6)

           For purposes of Code Section 354, the term "party to a reorganization" is defined in Code Section 368(b), which provides that the term "party to a reorganization" includes both corporations in the case of a reorganization resulting from the acquisition by one corporation of stock or properties of another. In the case of a reorganization qualifying under Code
Section 368(a)(1)(A) by reason of Code Section 368(a)(2)(D), the term "party to a reorganization" includes the corporation which is in control of the acquiring corporation.

           Code Section 356(a)(1) provides that if Code Section 354 would apply to an exchange but for the fact that the property received in the exchange consists not only of property permitted to be received under Code Section 354 without the recognition of gain but also of other property or money then the gain, if any, to the recipient shall be recognized but not in excess of the sum of money and the fair market value of such other property. Code Section 356(c) states that no loss from the exchange may be recognized by the shareholder.

------------------------
5 Rev. Rul. 66-23. See also PENROD V. COMMISSIONER, 88 T.C. 1415 (1987); ESTATE OF CHRISTIAN V. COMMISSIONER, 57 T.C.M. (CCH) 1231 (1989). Under Proposed Regulation Section 1.368-1(e), the IRS states that stock dispositions of the acquiring corporation by a former target shareholder generally are not considered for determining continuity of interest. However, under the Proposed Regulations, if the acquiring corporation or a related party purchases the acquiring corporation stock shortly after the reorganization, the facts and circumstances may indicate that the transaction should be recast to treat the acquiring corporation as furnishing cash in the reorganization and not satisfying the continuity of interest requirement. Proposed regulations do not become law until adopted as final regulations, and generally are applied prospectively once adopted. Therefore, Proposed Regulation Section 1.368-1(e) is inapplicable to this transaction. See also infra note 23 and accompanying text.

6       Id.

Extended Family Care Corporation, Inc.
Star Multi Care Services, Inc.
[To be dated the Effective Time]
Page 16


           The IRS, in Rev. Rul.  74-515,  1974-2 C.B. 118 and Rev. Rul. 74-516,
1974-2 C.B. 121, treated the distribution of cash as part of a reorganization and in a transaction subject to Code Section 356 (including cash payments made to dissenting shareholders of the acquired corporation) by applying the redemption principles under Code Section 302. Code Section 302 provides, in part, that a redemption will be treated as a distribution in part or full payment in exchange for stock if it can meet the tests of that section. The Supreme Court in CLARK V. COMMISSIONER., 489 U.S. 726 (1989), applied the tests of Code Section 302 by viewing the exchange involving cash or other property as a "hypothetical post-reorganization redemption." The Court viewed the exchange as first an exchange of solely stock of the acquiring corporation for the acquired company stock, followed by an exchange by the shareholder of the newly acquired stock for cash from the acquiring corporation. The Code Section 302 tests are applied to the second hypothetical exchange.

           One of the tests of Code Section 302 provides that where there is a complete redemption of all of a shareholder's stock in a corporation (after consideration of the constructive ownership rules of Code Section 302(c)), the redemption payment is treated as made entirely in exchange for the shareholder's stock in the corporation. Code Section 302(b)(3). The constructive ownership rules of Code Section 302(c) are generally contained in Code Section 318 and provide that an individual or entity is treated as owning the stock owned by certain other related individuals and entities. Where there is a complete termination of the shareholder's interest, the constructive ownership rules may be waived if certain conditions are met.

           In Rev. Rul. 66-365, 1966-2 C.B. 116, the IRS announced that in a transaction qualifying as a reorganization under Section 368(a)(1)(A) of the Code where a cash payment is made by the acquiring corporation in lieu of fractional shares and is not separately bargained for, such cash payment will be treated under Section 302 of the Code as in redemption of fractional share interests. Therefore, each shareholder's redemption will be treated as a distribution in full payment in exchange for his or her fractional share interest under Section 302(a) of the Code and accorded capital gain or loss treatment provided the redemption is not essentially equivalent to a dividend and that the fractional shares redeemed constitute a capital asset in the hands of the holder as discussed below. In Rev. Proc. 77-41, 1977-2 C.B. 574, the IRS stated that "a ruling will usually be issued under Section 302(a) of the Code that cash to be distributed to shareholders in lieu of fractional share interests arising in corporate reorganizations will be treated as having been received in part or in full payment in exchange for the stock redeemed if the cash distribution is undertaken solely for the purpose of saving the corporation the expense and inconvenience of issuing and transferring fractional shares, and is not separately bargained-for consideration."

           Under Code Section 358(a)(1), in the case of an exchange to which Code Section 354 or Code Section 356 applies, the basis of property which is permitted to be received under such sections

Extended Family Care Corporation, Inc.
Star Multi Care Services, Inc.
[To be dated the Effective Time]
Page 17


without the recognition of gain or loss shall be the same as that of the property exchanged, decreased by the amount of any money received by the recipient and the amount of loss recognized by the recipient as a result of the exchange and increased by the amount which was treated as a dividend and the amount of other gain recognized by the recipient as a result of the transaction.

           As described above, where cash is received in lieu of fractional shares, the substance of the transaction is that of a hypothetical receipt of the fractional shares and then a redemption of such shares. Therefore, the basis that is to be allocated to the stock of the acquiring corporation received must be allocated to the shares retained and the fractional shares hypothetically received. The gain or loss attributable to the receipt of cash in lieu of fractional shares is measured by comparing the cash received with the basis allocated to the fractional shares that are hypothetically received, and such gain or loss is recognized as discussed earlier pursuant to Rev. Rul. 66-365.

           Code Section 361(a) states that, as a general rule, no gain or loss is to be recognized by a corporation if such corporation is a party to a reorganization and exchanges property, in pursuance of the plan or reorganization, solely for stock or securities in another corporation a party to the reorganization. Code Section 361(b) states that if Code Section 361(a) would apply to an exchange but for the fact that the property received in the exchange consists not only of stock or securities afforded nonrecognition treatment under Code Section 361(a), but also of other property or money, then provided the corporation receiving such other property or money distributes it in pursuance of the plan of reorganization, no gain to the corporation shall be recognized from the exchange. Code Section 361(c) states that as a general rule no gain or loss shall be recognized by a corporation a party to a reorganization on the distribution to its shareholders of any stock in another corporation which is a party to the reorganization if such stock was received by the distributing corporation in the exchange.

           Code Section 1032(a) states that no gain or loss shall be recognized to a corporation on the receipt of money or other property in exchange for such corporation's stock, including treasury stock.

           Code Section 362(a) states that the basis of property received by the acquiring corporation in a reorganization is the same as it would be in the hands of the transferor of the assets, increased by any gain recognized by the transferor. The transferors for purposes of the preceding sentence in the instant case is TPC and EFCC.

           Code Section 1221 defines a capital asset as property held by the taxpayer which is not inventory or other property held by the taxpayer primarily for sale to customers in the ordinary course of a trade or business, property used in the taxpayer's trade or business subject to the allowance for depreciation under Code Section 167, a copyright, literary, musical or artistic composition, a letter

Extended Family Care Corporation, Inc.
Star Multi Care Services, Inc.
[To be dated the Effective Time]
Page 18


or memorandum, or similar property created by the personal efforts of the taxpayer, accounts or notes receivable acquired in the ordinary course of a trade or business for services rendered or from the sale of inventory or other property held by the taxpayer primarily for sale to customers in the ordinary course of business, or a publication of the United States Government which is received from the United States Government or any agency thereof other than by purchase at the price at which it is offered for sale to the public.

           Code Section 1223(1) states that in determining the period for which a taxpayer has held property received in an exchange, there shall be included the period for which he or she held the property exchanged if the property has, for the purpose of determining gain or loss from a sale or exchange, the same basis as the property exchanged and the property exchanged was a capital asset as defined in Code Section 1221 as of the date of the exchange. Code Section 1223(2) states that for determining the period for which the taxpayer has held property however acquired there shall be included the period for which such property was held by another person if the property has the same basis in whole or in part in his hands as it would have had in the hands of such other person.

2.         TPC Merger
           ----------

           Code Section 332 provides that under certain conditions a parent corporation will not recognize gain or loss on the receipt of property distributed in complete liquidation of an 80 percent or greater controlled subsidiary. Code Section 337 provides that such subsidiary does not recognize gain or loss on such distributions. Minority shareholders participating in a Code Section 332 liquidation, who receive stock of the parent in a statutory merger of the subsidiary into the parent, may avoid recognition of gain or loss if the transaction also qualifies as a reorganization under Code Section 368(a).

           If the parent's stock interest in the subsidiary is "old and cold," there should be continuity of interest to support tax-free reorganization treatment for the minority shareholders on the receipt of the stock of the parent in a statutory merger of the subsidiary into the parent. The last sentence of Section 332(b) of the Code provides, in effect, that the transfer of a subsidiary's property to a parent corporation is not disqualified as a complete liquidation merely because it involves a transfer to the parent of property not attributable to shares owned by the parent, in an exchange described in Code Section 361, and involves the complete cancellation or redemption of minority shares not owned by the parent as a result of exchanges described in Section 354 of the Code.

           Regulation Section 1.332-2(d) provides, in effect, that a complete liquidation otherwise meeting the requirements of Section 332 of the Code is not disqualified from the application of Code Section 332 even though, for purposes of the corporate reorganization provisions, the parent receives

Extended Family Care Corporation, Inc.
Star Multi Care Services, Inc.
[To be dated the Effective Time]
Page 19


property attributable to minority shares not owned by it, and the minority shares are canceled as a result of a tax-free exchange described in Section 354 of the Code. The regulatory example illustrating these rules does not, however, describe the tax consequences to the minority shareholders.
See Regulations Section 1.332-2(e).

           There appears to be no judicial decision holding that a merger of a subsidiary into its parent qualifying under Section 332 of the Code is also a Code Section 368(a)(1)(A) tax-free reorganization as to the minority shareholders. In Rev. Rul. 58-93, 1958-1 C.B. 188, however, the IRS ruled that a merger of a 79% owned subsidiary into its parent (which could not have qualified as a Code Section 332 liquidation) qualified as a tax-free Code Section
368(a)(1)(A) reorganization both as to the corporate entities and as to the minority shareholders who received stock of the parent.(7)

           In Rev. Rul. 69-617, 1969-2 C.B. 57, the IRS ruled that a merger of a more-than 80% owned subsidiary into its parent, which did not qualify as a liquidation under Code Section 332 because the assets were dropped into another subsidiary of the parent, qualified as a tax-free Code Section 368(a)(1)(A) reorganization as to all parties where the minority shareholders received stock of the parent in the merger.(8)

           In Priv. Let. Rul. 9351028 (Sept. 28, 1993)(9), the IRS ruled that the merger of Corporation S into Corporation P would qualify under Code Section 332(a), where P owned more than 80% of the stock of S. With regard to the minority shareholder of S, the IRS, citing its annual "no-ruling" revenue procedure, did not rule as to whether the transaction would qualify under Code Section

-----------------------------
7 On the facts of this ruling, the merger would not have qualified under Code Section 332 even if the parent had owned 80% of the subsidiary's stock because, immediately prior to the merger, the subsidiary transferred all of its operating assets to its new wholly owned subsidiary which then became a wholly owned subsidiary of the parent. Thus, the business of the subsidiary was not liquidated but was reincorporated in a new subsidiary.

8 The ruling stated that "the fact that [the parent] owned more than 80% of the stock of [the subsidiary] does not prevent the transfer of the assets of [the subsidiary] to [the parent] from qualifying as a statutory merger, where such assets are transferred to another subsidiary."

9 Private Letter Rulings may not be relied upon or otherwise cited as precedent. However, we believe it is appropriate to refer to them in order to demonstrate an administrative position previously taken by the Service.

Extended Family Care Corporation, Inc.
Star Multi Care Services, Inc.
[To be dated the Effective Time]
Page 20


368(a)(1)(A), but did rule that several of the Code Section 368(a)(1)(A) requirements would be met. The IRS concluded that if the merger of S into P otherwise qualified as a Code Section 368(a)(1)(A) reorganization, the minority shareholder would not recognize gain or loss on the exchange of his minority interest in S stock for P stock, pursuant to Code Section 354(a)(1). Thus, the IRS appears to agree that a merger of a subsidiary into a more than 80% controlling parent may qualify as a reorganization with respect to the minority shareholders, while being treated as a Code Section 332 liquidation with respect to the parent.(10)

           Since a sufficiently large portion of the ownership of the stock of TPC is "old and cold," and since EFCC owns approximately 83 percent of TPC, a statutory merger of TPC into EFCC should satisfy the continuity of interest requirement (as well as the other requirements) for a valid Code Section 368(a)(1)(A) reorganization, and the receipt of EFCC's stock by the TPC minority shareholders should be tax free under Code Section 354. In addition, EFCC and TPC will not recognize any gain or loss pursuant to Code Sections 332 and 337.

        A tax-free transaction in which a target corporation's stock is transferred to new shareholders followed by a subsequent tax-free reorganization of the target corporation into another corporation should be respected if such initial transaction has independent significance and a business purpose.(11) Under the step transaction doctrine, an analysis is made of the separate steps of a transaction to determine whether each step should be accorded independent legal significance or whether the steps should be treated as related steps in one unified transaction and "stepped together" to produce the actual result.(12) The courts have established several tests to determine whether the doctrine is applicable -- the "end result" test, the "interdependence test" and the "binding commitment test."(13)

-----------------------
10      See also Priv. Let. Rul. 8825048 (Mar. 23, 1988).

11 See WEIKEL V. COMMISSIONER, 51 T.C.M. (CCH) 432 (1986). Even if the TPC Merger is not respected as a separate Code Section 368(a)(1)(A) reorganization, it should be treated as a Code Section 332 liquidation. See Priv. Let. Rul. 8713033 (Dec. 29, 1986); Priv. Let. Rul. 8425081
        (Mar. 21, 1984);  Priv. Let. Rul. 8032114 (May,  1980);  Priv. Let. Rul.
        8024137 (Mar. 20, 1980). See also infra notes 21-22 and accompanying text.

12      KING ENTERPRISES, INC. V. U.S., 418 F.2d 511 (Ct. Cl. 1969).

13 Id; MCDONALD'S RESTAURANT OF ILLINOIS, INC. V. COMMISSIONER, 688 F.2d 520 (7th Cir. 1982); REDDING V. COMMISSIONER, 630 F.2d 1169 (7th Cir.
        1980) CERT. DENIED 450 U.S. 913 (1981); COMMISSIONER V. GORDON, 391 U.S. 83 (1968).

Extended Family Care Corporation, Inc.
Star Multi Care Services, Inc.
[To be dated the Effective Time]
Page 21


Although it is generally unclear which of these tests should be given the greatest weight in any particular case, we believe the interdependence test is the most relevant to this transaction.

           In the instant case, the TPC Merger should be deemed to have independent significance and a business purpose and, therefore, should be respected. Under the "end result" test, since the TPC Merger is a separate transaction grounded in economic and legal reality, its form should be respected. We believe that the IRS would not have a reasonable justification for disregarding or otherwise rearranging the steps in a less advantageous manner for the taxpayers even if a less advantageous structure could be construed. Under the "binding commitment test", TPC and EFCC do not have a binding commitment with Star to exchange the stock of EFCC for the stock of Star prior to the approval and commitment to the TPC Merger. Under the interdependence test, TPC and EFCC intended to complete the TPC Merger whether or not the Star Merger was finalized. The Star Merger is not a condition to the occurrence of the TPC Merger (although the TPC Merger is a condition to the Star Merger). There is a real possibility that the TPC Merger will occur without the closing of the Star Merger. The TPC Merger will not be fruitless without the Star Merger.

           There are real legal implications and potential economic consequences to the TPC Merger; for example, the TPC minority shareholders will acquire rescission rights in the TPC Merger. There are valid business reasons for the TPC Merger, such as to effect desired operating efficiencies in the corporate structure of EFCC by simplifying the current two-tiered structure, which no longer serves any business purpose and entails a substantial cost to maintain due to dual financial reporting, disclosure and administrative requirements, and to make it more attractive to Star or any other potential purchaser if the Star Merger does not close. Thus, the subsequent Star Merger should not disqualify the TPC Merger as a tax-free reorganization.

3.         Star Merger
           -----------

           (a)       General

           Code Section 368(a)(2)(D) provides that the acquisition by one corporation, in exchange for stock of a corporation which is in control of the acquiring corporation, of substantially all of the properties of another corporation shall not disqualify a transaction under Code Section 368(a) if no stock of the acquiring corporation is used in the transaction and such transaction would have qualified under Code Section 368(a)(1)(A) had the merger been into the controlling corporation. Regulations permit the acquiring corporation or its parent or both to pay some cash, subject to the continuity of interest requirement discussed above.

Extended Family Care Corporation, Inc.
Star Multi Care Services, Inc.
[To be dated the Effective Time]
Page 22


           Accordingly, an acquisition by Merger Sub in exchange for stock of Star should qualify as a Code Section 368(a)(1)(A) reorganization via Code
Section 368(a)(2)(D) if (1) substantially all of the properties of EFCC are acquired by Merger Sub; (2) EFCC is merged into Merger Sub pursuant to state law; (3) the Star Merger would have qualified under Code Section 368(a)(1)(A) had it been effected directly into Star; and (4) no stock of the Merger Sub is used in the Star Merger.

           (b)       The "Substantially All" Requirement

           The "substantially all" requirement has not been statutorily defined. The determination of "substantially all" is based upon all the facts and circumstances of each transaction. The IRS's advance ruling guidelines, Rev. Proc. 77-37, 1977-2 C.B. 568,(14) provide that the "substantially all" requirement will be met if at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets of the acquired corporation immediately before the merger are transferred to the acquiring corporation. All payments to dissenters and all redemptions and distributions (except for regular, normal distributions) made by the corporation immediately preceding the transfer and which are part of the plan of reorganization will be considered as assets held by the corporation immediately prior to the transfer. In addition, where a corporate division effected prior to and in contemplation of the reorganization removes assets from target, the reorganization may be taxable on the ground that the acquiror has not acquired substantially all of target's "historic" assets.(15)

           Unlike a spin-off of unwanted assets, a sale of a portion of target's assets prior to the reorganization does not deplete the aggregate amount of target's assets -- it only changes the makeup of those assets. That is, the assets sold are replaced with the consideration received on the sale, whether it is cash, notes or other assets. Provided the sale of assets does not destroy continuity of business enterprise, the nature and amount of the assets sold should have no bearing on the qualification of the reorganization so long as the sale proceeds remain with the target's other assets and are not distributed to the shareholders.

           In Rev. Rul. 88-48, 1988-1 C.B. 117, target sold one of its two significant lines of business (constituting 50% of its historic business assets) for cash and then transferred its other line of business together with the cash proceeds to acquiror in exchange for acquiror voting stock in a Code Section 368(a)(1)(C) reorganization. The IRS held that because the cash proceeds were not retained by

--------------------------
14      SEE ALSO Rev. Proc. 86-42, 1986-2 C.B. 722.

15 SEE HELVERING V. ELKHORN COAL CO., 95 F.2d 732 (4th Cir. 1938), CERT. DENIED, 305 U.S. 605 (1938).

Extended Family Care Corporation, Inc.
Star Multi Care Services, Inc.
[To be dated the Effective Time]
Page 23


target or its shareholders but were transferred to acquiror, the transaction was not divisive in nature. Also, because the sale of the historic business assets was to "unrelated purchasers," the former target shareholders retained no direct or indirect interest in those assets. The term "unrelated purchaser" was not defined or specified. Under those circumstances, the IRS ruled, the "substantially all" requirement was met.

           In the instant case, the sale of TPC's Jersey City, New Jersey division was to a person who should be treated as an unrelated purchaser for purposes of the "substantially all" requirement for full and adequate consideration in a fully taxable transaction. Such consideration was subsequently transferred to EFCC in the TPC/EFCC merger and will then be transferred to Merger Sub in the Star Merger of EFCC with and into Merger Sub. Thus, such sale should not impact the "substantially all" requirement. Based on the above analysis and on the representation in the Letters of Representation that EFCC will transfer to Merger Sub and Merger Sub will acquire at least 90 percent of the fair market value of EFCC's net assets and at least 70 percent of the fair market value of EFCC's gross assets held immediately prior to the Star Merger, including, but not limited to, the assets formerly held by TPC, the "substantially all" requirement should be met with respect to the properties of EFCC acquired by Merger Sub in the Star Merger.

           (c)       Continuity of Business Enterprise

           Based on representations included in the Letters of Representation that following the Star Merger, Merger Sub will continue the historic business of TPC or use a significant portion of TPC's historic business assets in a business (as such terms are defined in Treasury Regulation Section 1.368-1(d)(2)), the continuity of business enterprise requirement should be met with respect to the assets and business operations of TPC, EFCC and Merger Sub.

           (d)       Business Purpose

           In general, Star and EFCC believe that a combination of their respective businesses will enable both companies to grow and operate more efficiently. Based on these reasons, the Star Merger should meet the business purpose requirement.

           (e)       Continuity of Interest

                     1.        Arbor Options

           For purposes of the Star Merger, continuity of interest must exist in the "historic shareholders" of EFCC. The exercise of Arbor's options in contemplation of the Star Merger raises

Extended Family Care Corporation, Inc.
Star Multi Care Services, Inc.
[To be dated the Effective Time]
Page 24


two continuity of interest issues: (1) does the EFCC stock issued upon exercise of the Arbor options count as outstanding EFCC stock in applying the continuity of interest test and (2) if the EFCC stock does count, is Arbor considered to be an historic EFCC shareholder?

           In General Counsel Memoranda ("GCM") 36040 and 36041 (Oct. 8, 1974), as part of a plan of reorganization, the holders of target warrants and convertible target debt converted these instruments into target stock and then, along with the other target shareholders, exchanged their target stock for acquiror stock in the reorganization. At issue was whether the step-transaction doctrine should apply to treat the transactions as though the target warrants and target convertible debt were exchanged directly for acquiror stock. The IRS concluded that the step-transaction doctrine should not apply because to do so would ignore the right inherent in the warrants and debentures that allows the holder thereof to acquire an equity interest in target. Thus, the IRS honored the form of the transactions and preserved tax-free reorganization treatment for the warrant holders and convertible debenture holders.

           It is unclear whether the IRS would apply the same rationale for purposes of measuring continuity of interest.(16)1 On the one hand, the holdings in GCM 36040 and 36041 imply that the IRS might conclude that the newly issued EFCC shares count in applying the continuity of interest test. A representation obtained by the IRS from a taxpayer in a 1993 private letter ruling also suggests this result.(17) On the other hand, taxpayer representations in two other private letter rulings indicate that the IRS might ignore the newly issued EFCC shares in applying the continuity of interest test.(18)

           If the IRS in fact counts the newly issued EFCC shares in measuring continuity, does Arbor qualify as an historic EFCC shareholder? This issue could be resolved in three ways:

           (i) Arbor automatically could be treated as a nonhistoric EFCC shareholders, i.e., as bad continuity.

-------------------------
16 SEE Priv. Let. Rul. 9008028 (Nov. 21, 1989) (the target shares acquired on exercise of the options are not excluded from the 50% continuity representation); BUT SEE Priv. Let. Rul. 9105028 (Nov. 6, 1990) (the target shares acquired on exercise of the options are excluded from the 50% continuity representation).

17      Priv. Let. Rul. 9324021 (Mar. 19, 1993) (representation c).

18      SEE  Priv.  Let.  Rul.  9105028  (Nov.  6,  1990)   (representation  b),
        supplemented by Priv. Let. Rul. 9132068 (Apr. 19, 1991) (representation b); Priv. Let. Rul. 9136027 (June 11, 1991) (representation c).

Extended Family Care Corporation, Inc.
Star Multi Care Services, Inc.
[To be dated the Effective Time]
Page 25


           (ii) Arbor automatically could be treated as an historic EFCC shareholders, i.e., as good continuity.

           (iii) The determination of whether Arbor is an historic EFCC shareholder could be based on whether it was an historic holder of the options, i.e., whether it acquired the options in contemplation of the Star Merger.

           Some commentators favor approach (iii),(19) although there is no authority directly on point. The risk that the IRS will disagree and analyze Arbor's stock ownership in EFCC under approach (i), i.e., the least favorable approach, exists. In the absence of a private letter ruling from the IRS, prudence dictates that Arbor be treated as a nonhistoric shareholder of EFCC for purposes of calculating the EFCC shareholders' continuity of interest in the merged entity. Thus, the other historic EFCC shareholders must hold, with the requisite intent and for the requisite period, Star stock equal to at least 40% of the fair market value of all of the EFCC shares outstanding immediately prior to the Star Merger (including the shares received by Arbor pursuant to the exercise of its options) to satisfy the continuity of interest test.

           2.         Pre-Merger Dividend

           We believe that the $750,000 of cash distributed by EFCC to all of its shareholders with respect to their shares prior to the Star Merger should not be taken into account for purposes of the continuity of interest test. In Private Letter Ruling 9041084 (July 19, 1990), three corporations paid significant dividends to their shareholders immediately prior to merging into an acquiring corporation and as part of the same plan. The IRS ruled that the mergers qualified as tax-free Code Section 368(a)(1)(A) reorganizations. We believe the salient point is that the $750,000 dividend did not come from Star or the Merger Sub. There is no justification for the IRS to conclude that this cash should be deemed to have come from Star or the Merger Sub, especially since the cash is proceeds from the exercise of Arbor's options, and not from a disposition or liquidation of operating assets or equity interests.(20) Nevertheless it is possible that the IRS may assert that the $750,000 distribution paid by

-------------------------
19 Martin D. Ginsburg and Jack S. Levin, Mergers, Acquisitions, and Buyouts, ss. 610.3.2 (Jan. 1996).

20 See LITTON INDUSTRIES INC. V. COMMISSIONER, 89 T.C. 1086 (1987), ACQ. IN RESULT, 1988- 2 C.B. 1; TSN LIQUIDATING CORP. V. U.S., 624 F.2d 1328 (5th Cir. 1980). Accord UNIROYAL INC. V. COMMISSIONER, 65 T.C.M. 2690
        (1993).

Extended Family Care Corporation, Inc.
Star Multi Care Services, Inc.
[To be dated the Effective Time]
Page 26


EFCC must be taken into account in applying the continuity of interest test, which could cause continuity of interest to fall below an acceptable level to preserve tax-free reorganization treatment.

           3.         Less than 5% Shareholders

           As a practical matter, in the case of a widely held and publicly traded target corporation, it is difficult to determine which of the target corporation's public shareholders have held their target stock long enough to become historic target shareholders and whether such target corporation's less than 5% public shareholders intended at the time of the reorganization to retain their acquiring corporation stock and whether and for how long they in fact retain such stock following the reorganization. The IRS seems to have recognized this reality and for purposes of issuing private rulings has focused only on target shareholders owning at least 5% of the outstanding target stock as well as target insiders. See Rev. Proc. 77-37, section 7, added by Rev. Proc. 86-42. The Tax Court seems to agree. In the SEAGRAM CORP. V. COMMISSIONER, 104 T.C. 75
(1995), the Tax Court stated, "[a] requirement that the identity of the acquired corporation's shareholders be tracked to assume a sufficient number of 'historic' shareholders to satisfy some arbitrary minimal percentage receiving the acquiring corporation's stock would be completely unrealistic." 104 T.C. at
103. Thus, since we believe EFCC should be considered to be widely held for these purposes, noninsiders who own less than 5% of the outstanding EFCC stock and who exchange their EFCC stock for Star stock in the Star Merger generally should be counted toward satisfying the continuity of interest requirement.

           4.         Prior Merger of TPC Into EFCC

           As discussed above, a tax-free transaction in which a target corporation's stock is transferred to new shareholders followed by a subsequent tax-free reorganization of the target corporation into another corporation should be respected if such initial transaction has independent significance and a business purpose.(21) The issue addressed is whether the subsequent merger affects the qualification of the original reorganization, but implicit in this analysis is the notion that the new target corporation shareholders may supply the necessary continuity of interest to qualify the subsequent merger as a tax-free transaction even though the original reorganization and the subsequent merger occur pursuant to an overall plan.

           In several private letter rulings, the IRS has held that a merger of a parent corporation into another corporation preceded by an upstream merger or liquidation of a wholly-owned subsidiary into

---------------------------

21      See supra notes 11-13 and accompanying text.

Extended Family Care Corporation, Inc.
Star Multi Care Services, Inc.
[To be dated the Effective Time]
Page 27


the target parent corporation  qualified as tax-free  reorganization  under Code
Section 368(a).(22) Although we are unaware of any direct case law authority supporting this proposition, we believe the conclusion is consistent with the policies underlying the reorganization provisions of Code Section 368 et. seq. since the shareholders in the TPC Merger principally changed the form of their ownership but retained the requisite proprietary interest. Therefore, subsequent to their exchange of TPC stock for EFCC stock pursuant to the TPC Merger and based on the representations in the Letters of Representation, the former shareholders of TPC should be treated as historic shareholders of EFCC for purposes of satisfying the Star Merger's continuity of interest requirement. In addition, based on the representations in the Letters of Representation and the discussion above, Coss and the public shareholders are historic shareholders of EFCC.

           5.         Post-Reorganization Continuity of Interest

           Based on the representations in the Letters of Representation that as of the Effective Time, Coss, the shareholders of Coss and any other shareholder of EFCC, including the former shareholders of TPC, will not have a binding commitment or preconceived plan or arrangement for disposing of any of their Star common stock received in the Star Merger, the former EFCC shareholders will satisfy the continuity of interest requirement that they retain their interest in Star for some unspecified time after the reorganization.(23)

           6.         Value of Star Common Stock

           The IRS position in connection with determining whether at least 50%(24) by value of the target corporation's outstanding stock is exchanged for the acquiring corporation's stock in the reorganization is that the value of the target corporation stock is determined "as of the effective time

----------------------------
22      See Priv. Let. Rul.  8713033 (Dec. 29, 1986);  Priv.  Let. Rul.  8425081
        (Mar. 21, 1984);  Priv. Let. Rul. 8032114 (May,  1980);  Priv. Let. Rul.
        8024137 (Mar. 20, 1980).

23      See supra notes 3-6 and accompanying text.

24 As discussed above at note 1 and accompanying text, the IRS has announced that it considers a 50 percent continuity-of-equity interest by value to be sufficient. Rev. Proc. 77-37. Nevertheless, pursuant to the NELSON case and as discussed above, a 40 percent continuity of interest by value on the part of the former historic shareholders of the target should be sufficient.

Extended Family Care Corporation, Inc.
Star Multi Care Services, Inc.
[To be dated the Effective Time]
Page 28


of the reorganization."(25) Nevertheless, assuming that the fair market value of the outstanding EFCC stock at the Effective Time is determined by reference to the exchange value of the EFCC stock in terms of Star stock and cash, and assuming that the parties to the Star Merger make a good faith and reasonable effort to achieve a consideration mix consisting of at least 40% Star stock, the use of a value as determined on the third business day prior to the Effective Time, using the average of the closing sales price of a share of Star common stock as reported on the NASDAQ National Market during the 120 trading days immediately preceding the date of determination should be sufficient for purposes of determining whether the 40% continuity of interest requirement is met in the Star Merger if, solely as a result of market fluctuations between the date that the Merger Agreement is signed and the Effective Time, the consideration paid to the EFCC historic shareholders turns out to be less than 40% Star stock.(26)

           This formula was devised by the parties in an attempt to minimize the impact on the business arrangement of temporary market fluctuations of Star stock. In addition, since (1) there was an unusually protracted time period between the parties agreement in concept and an actual contract and closing, (2) the shareholders of EFCC had locked in their investment during the 120 days since the principal economic terms of the transaction were in place, (3) Star assumed the management of EFCC and the profits therefrom were largely payable to Star in the form of consulting fees so that the EFCC shareholders could share in those profits during such period only through this pricing mechanism and (4) the principal reason for not closing the Star Merger immediately was the need to secure approvals of governmental authorities, the adjustment mechanism merely reflects the fact that the economic merger of EFCC and Star does not occur solely on the closing date, but rather will occur incrementally over time so that a valuation as of the closing date is less likely to accurately reflect the true value of the continuity of interest of the EFCC shareholders. However, there is no authority that addresses whether an average trading price may be used and there is a risk that this issue could be resolved unfavorably. If the price of the Star stock declines prior to the Effective Time, the risk that the Star Merger will be treated as a taxable transaction by the IRS becomes greater.

           Immediately prior to the Effective Time, the historic shareholders of EFCC (i.e., Coss, the former TPC minority shareholders and the other public shareholders of EFCC, assuming Arbor is not an historic shareholder of EFCC) will own 66.8% of the stock of EFCC. For purposes of calculating continuity of interest, the value of the stock consideration paid by Star ($4,400,000) to the EFCC shareholders in the Star Merger will equal 60.69% of the total consideration paid by Star

---------------------------
25      Id.

26      SEE Rev. Rul. 81-190, 1981-2 C.B. 84.

Extended Family Care Corporation, Inc.
Star Multi Care Services, Inc.
[To be dated the Effective Time]
Page 29

($7,250,000) in the Star Merger. Thus, 40.54% of the total consideration paid by Star to the historic shareholders of EFCC will consist of Star stock.

           Based on the representations in the Letters of Representation, and assuming that (1) EFCC's shareholders receive Star common stock with a value of at least $4,607,506(27) as determined on the third business day prior to the Effective Time, using the average of the closing sales price of a share of Star common stock as reported on the NASDAQ National Market during the 120 trading days immediately preceding the date of determination and that (2) all shareholders receive, at a maximum, aggregate cash in the amount of
$2,714,998,(28)   which   amount   includes   total  cash  paid  to   dissenting
shareholders, it is our opinion that, although not free from doubt, the continuity of interest requirement should be met with respect to the Star Merger.

                               Very truly yours,



                               Meltzer, Lippe, Goldstein, Wolf & Schlissel, P.C.

-------------------------
27      See infra note 28.

28 These numbers are based on certain assumptions as to possible payments to dissenting shareholders. If the value of the stock received by the EFCC shareholders is less than $4,607,506 and/or the amount of cash received is greater than $2,714,998, the continuity of interest test will be below 40% and, therefore, tax-free reorganization treatment may be jeopardized.

                                [STAR LETTERHEAD]










                                   [To be dated the Effective Time]




Meltzer, Lippe, Goldstein,
   Wolf & Schlissel, P.C.
190 Willis Avenue
Mineola, NY  11501

Ladies and Gentlemen:

           The following facts and representations are being furnished to you in connection with the preparation of your tax opinion to be provided in connection with the Merger of Extended Family Care Corporation, Inc. ("EFCC") with and into EFCC Acquisition Corp. ("Merger Sub") (the "Star Merger") and we understand that you will be relying on such facts and representations in delivering your opinion. Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Agreement and Plan of Merger Among Star Multi Care Services, Inc., EFCC Acquisition Corp. and Extended Family Care Corporation, Inc. Dated as of January 3, 1997 (the "Merger Agreement").

           Provided that the All Cash Option is not exercised:

           (a) The Star Merger will be effected in accordance with the Merger Agreement and pursuant to New York State law.

           (b) No stock of the Merger Sub will be issued to any shareholder of EFCC in the Star Merger.

           (c) Prior to the Star Merger, Star will be in control of Merger Sub within the meaning of Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code").

Meltzer, Lippe, et. al.
[To be dated the Effective Time]
Page 2


           (d) Merger Sub has no plan or intention to issue additional shares of its stock that would result in Star losing control of Merger Sub within the meaning of Section 368(c) of the Code.

           (e) As of the Effective Time, Star or any corporation affiliated with Star (i) will not be under any obligation and will not have entered into any agreement or understanding to redeem or repurchase any of its stock issued in the Star Merger or to make any extraordinary distributions in respect of the Star common stock and (ii) will have no plan or intention to reacquire any of its stock issued in the Star Merger.

           (f) As of the Effective Time, there will be no plan or intention on the part of Star or any corporation affiliated with Star to liquidate Merger Sub, to merge Merger Sub into another corporation, to sell or otherwise dispose of the stock of Merger Sub or to cause Merger Sub to sell or otherwise dispose of any of the assets acquired from EFCC (including the assets that EFCC received from TPC), except for dispositions to be made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code.

           (g) Following the Star Merger, Merger Sub will continue the "historic business" of TPC or use a "significant portion" of TPC's "historic business assets" in a business (as such terms are defined in Treasury Regulation Section 1.368-1(d)(2)).

           (h) Star and the shareholders of EFCC will pay (or will have paid) their respective expenses, if any, incurred in connection with the Star Merger and will not pay any of the expenses of the other in connection with the Star Merger. Star will pay or assume only those expenses of EFCC that are solely and directly related to the Star Merger in accordance with the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187.

           (i) As of the Effective Time, there will be no intercorporate indebtedness existing between Star and EFCC or between Merger Sub and EFCC that was issued, acquired or will be settled at a discount.

           (j) As of the Effective Time, Star and Merger Sub will not be investment companies as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

           (k) The payment of cash in lieu of fractional shares of Star common stock is solely for the purpose of avoiding the expense and inconvenience to Star of issuing fractional shares and does not

Meltzer, Lippe, et. al.
[To be dated the Effective Time]
Page 3

represent separately bargained-for consideration. The total cash consideration that will be paid in the Star Merger to the EFCC shareholders instead of issuing fractional shares of Star stock will not exceed one percent of the total consideration that will be issued in the Star Merger to the EFCC shareholders in exchange for their shares of EFCC stock. The fractional share interests of each EFCC shareholder will be aggregated, and no EFCC shareholder will receive cash in an amount greater than the value of one full share of Star stock.

           (l) The consideration to be received by the shareholders of EFCC in the Star Merger is a result of arm's-length bargaining. None of the compensation received by any shareholder-employees of EFCC will be separate consideration for, or allocable to, any of their shares of EFCC stock; none of the shares of Star stock received by any shareholder-employees of EFCC will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

           (m) None of the representations or warranties made by EFCC, Star or Merger Sub herein or in any Schedule hereto or in any other documents furnished pursuant to any of the transactions described herein contain any untrue statement of fact or omit to state any fact necessary in order to make the statements and opinions contained herein or therein, including our Meltzer, Lippe Goldstein, Wolf & Schlissel P.C. opinions, true and not misleading.

           Star acknowledges that your tax opinion may not accurately describe the effects of the Star Merger if any of the foregoing facts or representations are inaccurate.

                                               Very truly yours,



                                               Star Multi Care Services, Inc.

                                [EFCC LETTERHEAD]










                                   [To be dated the Effective Time]




Meltzer, Lippe, Goldstein,
   Wolf & Schlissel, P.C.
190 Willis Avenue
Mineola, NY  11501

Ladies and Gentlemen:

           The following facts and representations are being furnished to you in connection with the preparation of your tax opinion to be provided in connection with the TPC Merger and the Star Merger (each as defined below) and we understand that you will be relying on such facts and representations in delivering your opinion. Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Agreement and Plan of Merger Among Star Multi Care Services, Inc., EFCC Acquisition Corp. and Extended Family Care Corporation, Inc. Dated as of January 3, 1997 (the "Merger Agreement").

1.  TPC MERGER

           (a) The merger of TPC Home Care Services, Inc. ("TPC") with and into Extended Family Care Corporation, Inc. ("EFCC") (the "TPC Merger") will be effected in accordance with the Agreement of Merger dated [_____________], 1997 by and between EFCC and TPC and pursuant to New York State law.

           (b) The fair market value of the EFCC common stock received by each TPC shareholder will be approximately equal to the fair market value of the TPC stock surrendered in the exchange.

Meltzer, Lippe, et. al.
[To be dated the Effective Time]
Page 2


           (c) The minority shareholders of TPC acquired their TPC stock before the formulation of any plan in connection with the TPC Merger and not in contemplation of EFCC's subsequent acquisition of TPC.

           (d) As of the Effective Time, there will be no binding commitment or preconceived plan or arrangement on the part of the shareholders of TPC to sell, exchange or otherwise dispose of any of their EFCC stock received in the TPC Merger (including EFCC shares held prior to the TPC Merger), other than pursuant to the merger of EFCC with and into EFCC Acquisition Corp. ("Merger Sub") (the "Star Merger").

           (e) EFCC has no plan or intention to reacquire any of its stock issued in the TPC Merger.

           (f) EFCC has no plan or intention to sell or otherwise dispose of any of the assets or stock of TPC acquired in the TPC Merger, except pursuant to the Star Merger.

           (g) The liabilities of TPC assumed by EFCC and the liabilities to which the transferred assets of TPC are subject were incurred by TPC in the ordinary course of its business and are associated with the business of TPC.

           (h) EFCC and the shareholders of TPC will pay their respective expenses, if any, incurred in connection with the TPC Merger and will not pay any of the expenses of the other in connection with the TPC Merger. EFCC will pay or assume only those expenses of TPC that are solely and directly related to the TPC Merger in accordance with the guidelines established in Rev. Rul.
73-54, 1973-1 C.B. 187.

           (i) There is no intercorporate indebtedness existing between EFCC and TPC that was issued, acquired or will be settled at a discount.

           (j) EFCC and TPC are not investment companies as defined in Section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code of 1986, as amended (the "Code").

           (k) As of the Effective Time, TPC will not be under the jurisdiction of a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

Meltzer, Lippe, et. al.
[To be dated the Effective Time]
Page 3


           (l) The fair market value of the assets of TPC transferred to EFCC will equal or exceed the sum of the liabilities assumed by EFCC plus the amount of liabilities, if any, to which the transferred assets are subject.

           (m) No cash will be paid to any of the shareholders of TPC pursuant to the TPC Merger other than cash payments to dissenting shareholders.

           (n) None of the compensation received by any shareholder-employees of TPC will be separate consideration for, or allocable to, any of their shares of TPC stock; none of the shares of EFCC stock received by any shareholder-employees of TPC will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

           (o) TPC and EFCC intend to complete the TPC Merger whether or not the Star Merger is finalized. The Star Merger is not a requirement for the occurrence of the TPC Merger. TPC and EFCC do not have a binding commitment with Star to exchange the stock of EFCC for the stock of Star prior to the TPC Merger. There are valid business, non-tax reasons for the TPC Merger, such as to effect desired operating efficiencies in the corporate structure of EFCC.

2.  STAR MERGER

           Provided that the All Cash Option is not exercised:

           (p) The Star Merger will be effected in accordance with the Merger Agreement and pursuant to New York State law.

           (q) At the Effective Time, the fair market value of the Star Multi Care Services, Inc. ("Star") common stock or cash received by each holder of shares of EFCC common stock will be approximately equal to the fair market value of the shares of EFCC common stock surrendered by each holder in connection with the Star Merger.

           (r) No stock of the Merger Sub will be issued to any shareholder of EFCC in the Star Merger.

           (s) As of the Effective Time, to the best of the knowledge of the management of EFCC, there are no shareholders of EFCC, other than Coss Holding Corp. ("Coss") and Arbor Home Healthcare

Meltzer, Lippe, et. al.
[To be dated the Effective Time]
Page 4


Holdings, LLC ("Arbor"), who own 5% or more of the stock of EFCC.

           (t) To the best of the knowledge of the management of EFCC, Coss acquired their EFCC stock before the formulation of any plan in connection with the Star Merger and not in contemplation of Merger Sub's subsequent acquisition of the outstanding capital stock of EFCC.

           (u) As of the Effective Time, to the best of the knowledge of the management of EFCC, none of the shareholders of EFCC have a binding commitment or preconceived plan or arrangement for disposing of any of their Star stock received in the Star Merger.

           (v) EFCC will transfer to Merger Sub and Merger Sub will acquire at least 90 percent of the fair market value of EFCC's net assets and at least 70 percent of the fair market value of EFCC's gross assets held immediately prior to the Star Merger, including, but not limited to, the assets formerly held by TPC (which includes the consideration received by TPC upon the sale of its Jersey City division) and the amount of cash distributed in the EFCC Dividend (as defined below). For purposes of this representation, amounts paid by EFCC to dissenters, amounts paid by EFCC to shareholders who receive cash in lieu of fractional shares, amounts used by EFCC to pay reorganization expenses and all redemptions and distributions (except for regular, normal dividends) made by EFCC will be included as assets of EFCC immediately prior to the Star Merger.

           (w) As of the Effective Time, EFCC will not, in anticipation of or as a part of the plan for the combination of EFCC and Merger Sub have (i) redeemed any of the EFCC stock or (ii) effected any distributions with respect to any of its stock, except for normal dividends and except for the distribution of $750,000 to its shareholders on [___________________] (the "EFCC Dividend").

           (x) Star and the shareholders of EFCC will pay (or will have paid) their respective expenses, if any, incurred in connection with the Star Merger and will not pay any of the expenses of the other in connection with the Star Merger. Star will pay or assume only those expenses of EFCC that are solely and directly related to the Star Merger in accordance with the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187.

           (y) As of the Effective Time, there will be no intercorporate indebtedness existing between Star and EFCC or between Merger Sub and EFCC that was issued, acquired or will be settled at a discount.

Meltzer, Lippe, et. al.
[To be dated the Effective Time]
Page 5


           (z) At the Effective Time, the fair market value of the assets of EFCC (including the assets received from TPC) will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject. Such liabilities were incurred by EFCC or TPC in the ordinary course of business and are associated with the business of EFCC or TPC.

           (aa)  As  of  the  Effective   Time,  EFCC  will  not  be  under  the
jurisdiction  of a court in a title 11 or similar  case  within  the  meaning of
Section 368(a)(3)(A) of the Code.

           (bb) The payment of cash in lieu of fractional shares of Star common stock is solely for the purpose of avoiding the expense and inconvenience to Star of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Star Merger to the EFCC shareholders instead of issuing fractional shares of Star stock will not exceed one percent of the total consideration that will be issued in the Star Merger to the EFCC shareholders in exchange for their shares of EFCC stock. The fractional share interests of each EFCC shareholder will be aggregated, and no EFCC shareholder will receive cash in an amount greater to or greater than the value of one full share of Star stock.

           (cc) The consideration to be received by the shareholders of EFCC in the Star Merger is a result of arm's-length bargaining. None of the compensation received by any shareholder-employees of EFCC will be separate consideration for, or allocable to, any of their shares of EFCC stock; none of the shares of Star stock received by any shareholder-employees of EFCC will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

           (dd) None of the representations or warranties made by EFCC herein or in any Schedule hereto or in any other documents furnished pursuant to any of the transactions described herein contain any untrue statement of fact or omit to state any fact necessary in order to make the statements and opinions contained herein or therein, including our Meltzer, Lippe Goldstein, Wolf & Schlissel P.C. opinions, true and not misleading.

Meltzer, Lippe, et. al.
[To be dated the Effective Time]
Page 6

           EFCC acknowledges that your tax opinion may not accurately describe the effects of the TPC Merger and the Star Merger if any of the foregoing facts or representations are inaccurate.

                                               Very truly yours,



                                               Extended Family Care
                                               Corporation, Inc.

                                [COSS LETTERHEAD]










                                   [To be dated the Effective Time]




Meltzer, Lippe, Goldstein,
   Wolf & Schlissel, P.C.
190 Willis Avenue
Mineola, NY  11501

Ladies and Gentlemen:

           The following facts and representations are being furnished to you in connection with the preparation of your tax opinion to be provided in connection with the merger of TPC Home Care Services, Inc. with and into Extended Family Care Corporation, Inc. ("EFCC") and the merger of EFCC with and into EFCC Acquisition Corp. (the "Star Merger") and we understand that you will be relying on such facts and representations in delivering your opinion. Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Agreement and Plan of Merger Among Star Multi Care Services, Inc. ("Star"), EFCC Acquisition Corp. and Extended Family Care Corporation, Inc. Dated as of January 3, 1997.

           (a) As of the Effective Time, Coss Holding Corp. ("Coss") does not have a binding commitment or preconceived plan or arrangement for disposing of any of their Star common stock received in the Star Merger.

           (b) None of the representations or warranties made by Coss herein or in any schedule hereto or in any other documents furnished pursuant to any of the transactions described herein contain any untrue statement of fact or omit to state any fact necessary in order to make the statements and opinions contained herein or therein, including our Meltzer, Lippe Goldstein, Wolf & Schlissel P.C. opinions, true and not misleading.

Meltzer, Lippe, et. al.
January __, 1997
Page 2

           Coss acknowledges that your tax opinion may not accurately describe the effects of the Star Merger if any of the foregoing facts or representations are inaccurate.

                                                  Very truly yours,



                                                  Coss Holding Corp.

                                                                       EXHIBIT G
                                                                       ---------


                              CONSULTING AGREEMENT


           THIS CONSULTING AGREEMENT, dated January 3, 1997 is between Extended Family Care Corporation, a New York corporation (the "Company"), and Star Multi Care Services, Inc., a New York corporation (the "Consultant").

                              W I T N E S S E T H :

           WHEREAS, the Company has entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of January 3, 1997 among the Consultant, EFCC Acquisition Corp., a New York corporation and a wholly-owned subsidiary of the Consultant ("Merger Sub") and the Company which provides for the merger (the "Merger") of the Company with Merger Sub; and

           WHEREAS, the Consultant, by and through its officers and other employees, has developed, in connection with the conduct of its business and affairs, various areas of expertise in the management and operation of a home care services business; and

           WHEREAS, the Company desires to obtain the advice and assistance of the Consultant in such areas of expertise;

           NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration hereinafter stated, the parties hereby agree as follows:

           1. APPOINTMENT. The Company hereby appoints the Consultant to render to the Company during the Term (as defined below) the services provide for in
Section 3 hereof.

           2. TERM.  The  Consultant  shall render the services  provided for in
Section 3 hereof for a period (the "Term") commencing on the date hereof and ending on the earlier of (i) the date on which the Merger Agreement shall have been terminated pursuant to the terms thereof other than by reason of the default of the Company thereunder, (ii) the Effective Date of the Management Agreement (as defined in the Merger Agreement) or (iii) the Effective Time (as defined in the Merger Agreement) PROVIDED, that the Consultant shall have the right to terminate its obligation to render services hereunder at any time upon forty-five (45) days prior notice to the Company.

           3. SERVICES. During the Term, upon the Company's request, the Consultant shall render to the Company, by and through such of its officers, employees and agents as the Consultant, in its sole discretion, shall designate from time to time, consulting services with respect to the management and operation of the Company. The consulting services to be rendered by the Consultant hereunder shall consist of those consulting services relating to the management and operation of the Company's healthcare business reasonably requested by the Company. The Company and the Consultant agree that the Consultant's role is that of a consultant and advisor to, and not that of a manager of, the Company. The Consultant shall have no duty or responsibility to manage the affairs of the Company which duty and responsibility shall remain at all times with the Board of Directors and management of the Company. In particular, without limiting the generality of the foregoing provisions of this Section, the powers and responsibilities of the Consultant hereunder shall be subject to the limitations and conditions imposed on the Manager (as defined in the Management Agreement) under the Management Agreement.

           4. CONSULTING COMPENSATION. For the consulting services to be rendered by the Consultant under Section 3 hereof, the Company agrees to pay the Consultant fees in the amount of Twenty-five Thousand Dollars ($25,000) per month, payable (a) $15,000 in arrears on the last day of each month, pro rated for any partial month, and (b) the remaining $10,000 on the earlier to occur of
(x) the Effective Time, as defined in the Merger Agreement, and (y) the termination of the Merger Agreement in accordance with Article VII thereof.

           5. PERMISSIBLE ACTIVITIES. Nothing herein shall be deemed to restrict the Consultant from engaging in any business or performing any services for its own account or the account of others during the Term. The Company acknowledges that the Consultant is engaged in substantially the same line of business as the Company.

           6. APPLICABLE LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles.

           7. LEGAL PROCEEDINGS. Legal proceedings commenced by the Company or the Consultant arising out of any of the transactions or obligations contemplated by this Agreement shall be brought exclusively in the federal courts or, in the absence of federal jurisdiction, state courts, in either case in Nassau County, New York. The Company and the Consultant irrevocably and unconditionally submit to the jurisdiction of such courts and agree to take any and all future action necessary to submit to the jurisdiction of such courts. Each of the Company and the Consultant irrevocably waives any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding brought in any federal or state court in Nassau County, New York, and further irrevocably waives any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

           8. NO CONTINUING WAIVER. The waiver of any party of any breach of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach.

           9. INDEMNIFICATION. If, in connection with the Consultant's rendering of services hereunder, the Consultant is named as a party to any action or legal proceeding, the Company agrees to indemnify the Consultant, its affiliates and their respective directors, officers, employees, agents and controlling persons (each, an "Indemnified Party") against all losses, claims, damages or liabilities, joint or several, including reasonable attorneys' fees and expenses, to which such Indemnified Party may become subject in connection with the Consultant's rendering of services hereunder; PROVIDED, that the Company shall not be liable under the foregoing indemnity provision in respect of any loss, claim, damage or liability to the extent that such loss, claim, damage or liability results from the willful misfeasance or gross negligence of such Indemnified Party. The Company further agrees to consult in advance with the Consultant with respect to the terms of any proposed waiver, release or settlement of any claim, action or proceeding to which an Indemnified Party may be subject as a result of the Consultant's engagement hereunder and agrees not to enter into any such waiver, release or settlement without the prior written consent of such Indemnified Party, unless such waiver, release or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim, action or proceeding.

           If any legal proceeding shall be instituted, or any claim or demand made, against an Indemnified Party such Indemnified Party shall give prompt written notice of the claim to the party obliged or alleged to be so obliged so to indemnify such Indemnified Party (the "Indemnitor"). The omission so to notify such Indemnitor, however, shall not relieve such Indemnitor from any duty to indemnify which otherwise might exist with regard to such claim unless (and only to the extent that) the omission to notify materially prejudices the ability of the Indemnitor to assume the defense of such claim.

           After any Indemnitor has received notice from an Indemnified Party that a claim has been asserted against such Indemnified Party, the Indemnitor shall promptly pay to the Indemnified Party the amount of such damages in accordance with and subject to the provisions of this Section; PROVIDED, HOWEVER, that no such payment shall be due during any period in which the Indemnitor is contesting in good faith either its obligation to make such indemnification or the amount of damages payable or both. After any Indemnitor has received notice from an Indemnified Party that a claim has been asserted against it by a third party, the Indemnitor shall have the right, upon giving written notice to the Indemnified Party, to participate in the defense of such claim and to elect to assume the defense against the claim, at its own expense, through the Indemnified Party's attorney or an attorney selected by the Indemnitor and approved by the Indemnified Party, which approval shall not be unreasonably withheld; PROVIDED, HOWEVER, that it shall be a condition to such election to assume such defense that (i) the Indemnitor shall provide the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnitor will have the financial resources to defend against the claim and to fulfill its indemnification obligations hereunder and (ii) the Indemnitor conducts the defense of the claim actively and diligently. If the Indemnitor fails to give notice of such election within thirty days (30) after notice, then the Indemnitor shall be deemed to have elected not to assume the defense of such claim and the Indemnified Party may defend against the claim with its own attorney.

           If the Indemnitor so elects to participate in the defense of such claim or to assume the defense against a claim within thirty (30) days after notice and the conditions set forth above are satisfied, then the Indemnified Party will cooperate and make available to the Indemnitor (and its representatives) all employees, information, books and records in its possession or under its control which are reasonably necessary or useful in connection with such defense; and if the Indemnitor shall have elected to assume the defense of a claim, then the Indemnitor shall have the right to compromise and settle in good faith any such claim with the consent of the Indemnified Party (such consent not to be unreasonably withheld) provided that the conditions set forth above are satisfied. If the Indemnitor shall elect to defend or to agree in writing to compromise or to settle any such claim, then it shall be bound by any ultimate judgment or settlement as to the existence and amount of the claim, and the amount of said judgment or settlement shall be conclusively deemed for all purposes of this Agreement to be a liability on account of which the Indemnified Party is entitled to be indemnified hereunder. If the Indemnitor is conducting the defense of a claim, the Indemnified Party may retain separate co-counsel at its cost and expense and participate in such defense.

           If the Indemnitor does not elect to assume or is deemed to have elected not to assume the defense of a claim or in the event any of the conditions set forth above becomes unsatisfied then: (i) the Indemnified Party alone shall have the right to conduct such defense but shall use its best efforts to inform the Indemnitor as to the status of any proceedings; (ii) the Indemnified Party shall have the right to compromise and to settle, in good faith,  the  claim  without  the  prior  consent  of the  Indemnitor;  (iii) the
Indemnitor will periodically reimburse the Indemnified Party for costs (including reasonable legal fees); and (iv) if it is ultimately determined the claim of loss which shall form the basis of such judgment or settlement is one that is validly an obligation of the Indemnitor that elected not to assume the defense, then such Indemnitor shall be bound by any ultimate judgment or settlement as to the existence and the amount of the claim and the amount of said judgment or settlement (including the costs and expenses of defending such claims) shall be conclusively deemed for all purposes of this Agreement to be a liability on account of which the Indemnified Party is entitled to be indemnified hereunder.

           A claim for indemnification for any matter not involving a third party claim may be asserted by notice to the party for whom indemnification is sought. After receipt of such notice, the Indemnitor shall pay the Indemnified Party the amount of such damages within thirty (30) days; PROVIDED, HOWEVER, that no such payments shall be due during any period in which the Indemnitor is contesting in good faith either its obligation to make such indemnification or the amount of damages payable or both.

           10. BURDEN AND BENEFIT; LIABILITY OF CONSULTANT. This Agreement shall inure to the benefit of, and be binding upon, the Consultant and the Company and their respective successors and assigns. In the event of a default by the Consultant of any of its obligations (other than for willful misfeasance or gross negligence), the sole and exclusive recourse and remedy of the Company shall be against the Consultant and its assets and under no circumstances shall any officer, director, stockholder or affiliate of the Consultant be liable in law or equity for any obligations to the Company. The remedy of the Company for such default shall be limited to the recovery of the consulting fees actually paid to the Consultant.

           11. NOTICES.. All notices, requests and other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given, if delivered in person or by courier, telegraphed, telexed or by facsimile transmission or sent by express, registered or certified mail, postage prepaid, addressed as follows:

           If to the Company:

                      Extended Family Care Corporation
                      c/o Arbor Home Healthcare Holdings, LLC
                      333 Earl Ovington Boulevard
                      Uniondale, New York 11553
                      Attention: Chief Executive Officer

           with a copy to:

                      Meltzer, Lippe, Goldstein, Wolf & Schlissel, P.C. 190 Willis Avenue
                      Mineola, New York
                      Attention: Richard A. Lippe, Esq.

           If to the Consultant:

                      Stephen Sternbach
                      c/o Star Multi Care Services, Inc.
                      33 Walt Whitman Road
                      Huntington Station, New York 11746

           with a copy to:

                      Parker Chapin Flattau & Klimpl, LLP
                      1211 Avenue of the Americas
                      New York, New York  10036
                      Attention:  James Alterbaum, Esq.

Any party may, by written notice to the other, change the address to which notices to such party are to be delivered or mailed.

           IN WITNESS WHEREOF, the parties have caused this Consulting Agreement to be executed and delivered by their respective duly authorized officers as set forth below as of the date first above written.

                                        STAR MULTI CARE SERVICES, INC.


                                        By:  /s/ Stephen Sternbach
                                             -------------------------
                                             Name: Stephen Sternbach, President
                                             Title:President



                                        EXTENDED FAMILY CARE CORPORATION



                                        By:  /s/ Joseph Heller
                                             -------------------------
                                             Name: Joseph Heller
                                             Title:Vice-President

                                                                       EXHIBIT H
                                                                       ---------

                              MANAGEMENT AGREEMENT


           THIS AGREEMENT entered into this 3rd day of January, 1997 by and between Star Multi Care Services, Inc., a New York corporation (hereinafter referred to as the "Manager"), and Extended Family Care Corporation, a New York corporation (hereinafter referred to as the "Agency").

           WHEREAS, the Agency desires to employ Manager, under the terms of this Agreement, to provide its experience, skills and supervision and to make available certain personnel in the operations of a licensed home care services agency with the full authority and ultimate control of the Agency remaining with its Board of Directors (hereinafter the "Board"); and

           WHEREAS, Manager has entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of January 3, 1997 among the Manager, EFCC Acquisition Corp., a New York corporation and a wholly-owned subsidiary of the Manager ("Merger Sub") and the Agency which provides for the merger (the "Merger") of the Agency with Merger Sub.

           NOW, THEREFORE, in consideration of the premises and the obligations undertaken by the parties pursuant hereto, the parties hereby agree as follows:

           1.         EMPLOYMENT, SERVICES AND DUTIES.

                      1.1 EMPLOYMENT. Agency hereby retains Manager, and Manager hereby agrees to act as manager of the Agency, subject to all the provisions hereof; PROVIDED that Manager shall not render any services or receive any compensation hereunder until the Effective Date (as hereinafter defined).

                      1.2 AUTHORITY AND RESPONSIBILITIES OF MANAGER. Manager shall have the authority and responsibility to conduct, supervise and effectively manage the day-to-day operation of the Agency. In the absence of oral or written direction or written policies of the Board of Directors of the Agency (the "Board"), Manager shall be expected to exercise the reasonable judgment of a management company in its management activities. Manager shall specifically have responsibility and commensurate authority, subject to the direction of the Board to act on its behalf under this Agreement, in accordance with the written policies of the Board, and the budgets approved by the Board as hereinafter provided, for the following activities:

                      (a) CHARGES. The establishment, maintenance, revision and administration of the overall charge structure of the Agency pursuant to pertinent regulations, including, but not limited to, patient charges, charges for ancillary services, charges for supplies and special services.

                      (b) PERSONNEL ADMINISTRATION. The hiring, discharge, supervision and management of all employees of the Agency, including the determination, from time to time, of the numbers and qualifications of employees needed in the various departments and services of the Agency. The establishment, revision and administration of wage scales, rates of compensation, employee benefits, rates and conditions of employment, in-service training, attendance at seminars or conferences, staffing schedules, and job and position descriptions with respect to all employees of the Agency. Manager shall hire and discharge the staff of the Agency, including professional employees pursuant to misconduct of such employees or the staffing requirements of the Agency necessary for quality patient care.

                      (c) COLLECTION OF ACCOUNTS. The issuance of bills for services and materials furnished by the Agency, and the collection of accounts and monies owed to the Agency, including the responsibility to enforce the rights of the Agency as creditor under any contract or in connection with the rendering of any service.

                      (d) PAYMENT OF ACCOUNTS AND INDEBTEDNESS. The payment of payroll, trade accounts, amounts due on short and long-term indebtedness, taxes and all other obligations of the Agency; PROVIDED, HOWEVER, that the responsibility under this paragraph shall be limited to the exercise of reasonable diligence and care to apply the funds collected in the operation of the Agency to its obligations in a timely and prudent manner, and Manager shall not become personally liable or act in a guarantor capacity with respect to any obligation of the Agency.

                      (e) ACCOUNTING AND FINANCIAL RECORDS. The establishment and administration of accounting procedures and controls, in accordance with generally accepted accounting principles and the establishment and administration of systems for the development, preparation and safekeeping of records and books of account relating to the business and financial affairs of the Agency (the originals to remain at the Agency).

                      (f) DEPOSITORIES FOR FUNDS. The maintenance of accounts in such banks, savings and loan associations, and other financial institutions as the Board may, from time to time, select (including certificates of deposit) with such balances therein (which may be interest bearing or non-interest bearing) as Manager shall, from time to time, deem appropriate, taking into account the operating needs of the Agency and the disbursements from such accounts of such amounts of the Agency's funds as Manager shall, from time to time, determine is appropriate in the discharge of its responsibilities under this Agreement; PROVIDED, HOWEVER, that Manager shall not, in any case, have any obligation to supply, out of its own funds, working capital for the Agency.

                      (g) PURCHASES AND LEASES. The management of all purchases and leases of real property, equipment, supplies and all materials and services which Manager shall deem to be necessary in the operation of the Agency. Any purchase agreement which will obligate the Agency beyond the term of this Agreement, and any purchase or lease of real property or capital equipment, shall be subject to approval of the Board.

                      (h) QUALITY CONTROL. The evaluation of all quality control aspects of the Agency operation, and the implementation, with Board approval, of quality control programs designed to meet standards imposed by appropriate certifying agencies and to bring about a high standard of health care in accordance with Board policies and resources available to the Agency.

                      1.3 CONTRACTS FOR SERVICES. Manager, shall be empowered to negotiate, enter into, terminate and administer on behalf of the Agency contracts for services by medical, paramedical and other persons and organizations.

                      1.4 PROHIBITED ACTS AND RETENTION OF POWERS AGENCY. Notwithstanding any other provision of this Agreement the Board retains and the Manager is prohibited from exercising:

                      (a) direct independent authority to hire or fire the Manager or the Agency's Administrator;

                      (b) independent control of the Agency's books and records;

                      (c) authority over the disposition of assets and the authority to incur on behalf of the Agency liabilities not normally associated with the day- to-day operation of the Agency; and

                      (d) authority for the independent adoption and enforcement of policies affecting the delivery of health care services.

                      1.5 COMMISSIONER'S APPROVAL. This Agreement, when approved by the Commissioner (the "Commissioner") of the New York State Department of Health (the "Department"), is the sole agreement between Manager and the Agency for the purpose of managing the day-to-day activities of the Agency, or any portion thereof, and any amendments or revisions to this Agreement which increase the amount or extent of authority delegated to Manager shall be effective only with the prior written consent of the Commissioner.

           2. ADMINISTRATOR AND OTHER PERSONNEL.

                      2.1 ADMINISTRATOR. Manager may, during the term hereof, provide the services of a qualified agency administrator (the "Administrator") , whose initial and continuing appointment and term of appointment shall be subject to the approval of the Board and who will act as the chief administrative officer of the Agency. The Administrator will be and remain the employee of Manager for the term of this Agreement. His duties shall be, to the extent the Manager is authorized hereunder, to effect or deal with any of the following, to:

                      (a) Equip the Agency with all necessary and needed facilities for the care and treatment of patients and for the use of officers and employees thereof, and purchase all necessary supplies.

                      (b) Have general supervision and control of the records and accounts of the Agency and all its internal affairs; maintain discipline therein, and enforce compliance with and obedience to all rules, bylaws, and regulations adopted by the Board for the discipline and management of said Agency, and the employees thereof, and make and enforce such further rules, regulations and orders as it may deem necessary, not inconsistent with law, or with the rules, regulations and directions of the Board.

                      (c) Appoint such employees as it may reasonably think proper and necessary for the efficient performance of the business of the Agency, prescribe their duties and discharge any such employee pursuant to the provisions of law.

                      (d) Cause proper accounts and records of the business and operations of the Agency to be kept regularly from day to day, in books and on forms provided for that purpose; see that such accounts and records are correctly made up for the annual report to the Board; and present the same to the Board on request, who shall incorporate them in their annual report.

                      (e) Cause a careful examination to be made of the physical condition of all persons treated by the Agency; and shall cause a record to be kept of the condition of each patient when treated, and from time to time thereafter.

                      (f) Collect and receive all money due the Agency, keep an accurate account of the same, and report the same at the ensuing monthly meeting of the Board.

                      2.2 CONTROLLER. Manager may provide, during the term hereof, a qualified agency controller (the "Controller"), whose initial and continuing appointment and the term of appointment shall be subject to the approval of the Board, who shall act as the chief accounting and financial officer of the Agency. The Controller will be and remain an employee of Manager for the term of this Agreement.

           3. DIVISION OF AUTHORITY AND RESPONSIBILITY.

                      3.1 THE BOARD. The Board shall retain full legal authority over the operation of the Agency and ongoing responsibility for compliance with all statutory and regulatory requirements. Any powers not delegated specifically to Manager through the provisions of this Agreement shall remain with the Board. The Board shall represent the Agency in matters pertaining to the interpretation of this Agreement; PROVIDED that in any situation in which, pursuant to the terms of this Agreement, the Board shall be required or permitted to take any action, to give any approval or to receive any report, Manager shall be entitled to rely upon the written statement of the Chairman of the Board of the Agency to the effect that any such action or approval has been taken or given.

           4. COMMUNICATIONS AND REPORTS.

           Manager shall be available to report to and consult with the Board on such matters and at such times as the Board shall reasonably request.

           5. LICENSING; ACCREDITATION.

           Both Manager and Agency agree to abide by all laws, ordinances, rules and regulations of state, local or Federal governments pertaining to operation of the Agency and to the operation of this Agreement. Notwithstanding any other provision in this Agreement, the Agency remains responsible for insuring that any service provided pursuant to this Agreement complies with all pertinent provisions of Federal, State and local statutes, rules and regulations.

           6. COMPENSATION.

           As compensation for the management services to be rendered hereunder, the Agency shall pay to Manager a management fee in the amount of Twenty-five Thousand Dollars ($25,000) per month, payable (a) $15,000 in arrears on the last day of each month, pro rated for any partial month, and (b) the remaining $10,000 on the earlier to occur of (x) the Closing Date, as defined in the Merger Agreement, and (y) the termination of the Merger Agreement for any reason, including in accordance with Article VII thereof.

           7. TERM OF AGREEMENT.

                      7.1 This Agreement shall become effective upon the date it is approved by the Commissioner (the "Effective Date").

                      7.2 This Agreement may be terminated by the Commissioner, without financial penalty to the Board, not more than sixty (60) days after notification to the parties by the Department of a determination that the management of the Agency is so deficient that the health and safety of patients would be threatened by continuation of this Agreement.

                      7.3 Unless sooner terminated as elsewhere provided in this Agreement, or extended or renewed by mutual agreement of the parties hereto, this Agreement shall remain in effect until the Effective Time of the Merger or December 31, 1998, whichever is sooner.

                      7.4 The Board may terminate this Agreement and discharge Manager and any employee appointed by the Manager from their positions at the Agency without Cause (as hereinafter defined) upon 60 days prior notice to Manager or with Cause upon 14 business days prior notice to Manager. For this purpose "Cause" means intentional misconduct or violation of this Agreement by Manager that causes material loss or injury to the Agency or materially interferes with its performing health care services if such conduct or violation is not cured within 10 business days after notice, specifying such conduct or violation in reasonable detail, is given to Manager by the Board.

                      7.5 This Agreement may be terminated by Manager upon the occurrence of an Event of Default (as hereinafter defined).

           8. DEFAULT.

                      8.1 EVENTS OF DEFAULT. It shall be an event of default ("Event of Default") hereunder if the Agency shall fail to make or cause to be made any payment to Manager required to be made hereunder, and such failure shall continue for five (5) days after notice thereof shall have been given to the Board.

           9. MISCELLANEOUS.

                      9.1 INSURANCE. The Agency shall secure and maintain, or cause to be secured and maintained, with respect to the Agency, during the term of this Agreement, Worker's Compensation Disability and Employer's Liability, and Comprehensive General and Professional Liability (including Personal Injury, Products and Completed Operations Liability, and Blanket Automobile Liability) Insurance providing-reasonable limits of liability. It is further agreed that all such policies of insurance, except Worker's Compensation insurance policies, are to be written or amended to include Manager, its agents, servants, employees, officers and directors as Additional Named Insureds if possible. Notwithstanding the foregoing, the Agency shall indemnify and hold Manager harmless from any and all liability, including reasonable attorney's fees, caused by or resulting from the negligent or intentional acts or omissions of any member of the Board or any employee of the Agency, unless such liability is primarily caused by the intentional misconduct of Manager.

                      If any legal proceeding shall be instituted, or any claim or demand made, against a Manager such Manager shall give prompt written notice of the claim to the Agency. The omission so to notify the Agency, however, shall not relieve the Agency from any duty to indemnify which otherwise might exist with regard to such claim unless (and only to the extent that) the omission to notify materially prejudices the ability of the Agency to assume the defense of such claim.

                      After the Agency has received notice from the Manager that a claim has been asserted against the Manager, the Agency shall promptly pay to the Manager the amount of such damages in accordance with and subject to the provisions of this Section; PROVIDED, HOWEVER, that no such payment shall be due during any period in which the Agency is contesting in good faith either its obligation to make such indemnification or the amount of damages payable or both. After the Agency has received notice from the Manager that a claim has been asserted against it by a third party, the Agency shall have the right, upon giving written notice to the Manager, to participate in the defense of such claim and to elect to assume the defense against the claim, at its own expense, through the Manager's attorney or an attorney selected by the Agency and approved by the Manager, which approval shall not be unreasonably withheld; PROVIDED, HOWEVER, that it shall be a condition to such election to assume such defense that (i) the Agency shall provide the Manager with evidence reasonably acceptable to the Manager that the Agency will have the financial resources to defend against the claim and to fulfill its indemnification obligations hereunder and (ii) the Agency conducts the defense of the claim actively and diligently. If the Agency fails to give notice of such election within thirty days (30) after notice, then the Agency shall be deemed to have elected not to assume the defense of such claim and the Manager may defend against the claim with its own attorney.

                      If the Agency so elects to participate in the defense of such claim or to assume the defense against a claim within thirty (30) days after notice and the conditions set forth above are satisfied, then the Manager will cooperate and make available to the Agency (and its representatives) all employees, information, books and records in its possession or under its control which are reasonably necessary or useful in connection with such defense; and if the Agency shall have elected to assume the defense of a claim, then the Agency shall have the right to compromise and settle in good faith any such claim with the consent of the Manager (such consent not to be unreasonably withheld) provided that the conditions set forth above are satisfied. If the Agency shall elect to defend or to agree in writing to compromise or to settle any such claim, then it shall be bound by any ultimate judgment or settlement as to the existence and amount of the claim, and the amount of said judgment or settlement shall be conclusively deemed for all purposes of this Agreement to be a liability on account of which the Manager is entitled to be indemnified hereunder. If the Agency is conducting the defense of a claim, the Manager may retain separate co-counsel at its cost and expense and participate in such defense.

                      If the Agency does not elect to assume or is deemed to have elected not to assume the defense of a claim or in the event any of the conditions set forth above becomes unsatisfied then: (i) the Manager alone shall have the right to conduct such defense but shall use its best efforts to inform the Agency as to the status of any proceedings; (ii) the Manager shall have the right to compromise and to settle, in good faith, the claim without the prior consent of the Agency; (iii) the Agency will periodically reimburse the Manager for costs (including reasonable legal fees); and (iv) if it is ultimately determined the claim of loss which shall form the basis of such judgment or settlement is one that is validly an obligation of the Agency that elected not to assume the defense, then the Agency shall be bound by any ultimate judgment or settlement as to the existence and the amount of the claim and the amount of said judgment or settlement (including the costs and expenses of defending such claims) shall be conclusively deemed for all purposes of this Agreement to be a liability on account of which the Manager is entitled to be indemnified hereunder.

                      A claim for indemnification for any matter not involving a third party claim may be asserted by notice to the party for whom indemnification is sought. After receipt of such notice, the Agency shall pay the Manager the amount of such damages within thirty (30) days; PROVIDED, HOWEVER, that no such payments shall be due during any period in which the Agency is contesting in good faith either its obligation to make such indemnification or the amount of damages payable or both.

                      9.2 DISCLAIMER OF EMPLOYMENT OF AGENCY EMPLOYEES. No person employed by the Agency shall be an employee of Manager, and Manager shall have no liability for payment of their wages, payroll taxes, and other expenses of employment. All such persons shall be employees of the Agency, or, pursuant to Section 1.3 hereof, independent contractors or the employees of independent contractors.

                      9.3 NON-ASSUMPTION OF LIABILITIES. Manager shall not, by entering into and performing this Agreement, become liable for, and the Agency shall indemnify Manager against, any of the existing or future obligations, liabilities or debts of the Agency, unless such liability is primarily caused by the intentional misconduct or gross negligence of Manager, and Manager shall in its role as manager have only an obligation to exercise reasonable care in the management and handling of the funds generated from the operation of the Agency.

                      9.4 ACCESS TO THE AGENCY; CONFIDENTIALITY OF RECORDS. Manager shall, during the term hereof, be given complete access to the Agency, its records, offices and facilities in order that it may carry out its obligations hereunder, subject to confidential requirements of patient medical records as established by the Board. Manager shall use its best efforts to maintain the confidentiality of all files and records, including patient records, of the Agency, disclosing the same only as directed by law or by the Board in any particular instance.

                      9.5 DISCLAIMER OF INTENT TO BECOME PARTNERS. Manager and the Agency shall not, by virtue of this Agreement, be deemed partners or joint venturers in the operation of the Agency or any related facility. It is expressly understood that Manager is hereby retained by Agency to manage the Agency on behalf of the Agency, and that Manager is constituted the agent of the Agency only for the purpose of carrying out its obligations under this Agreement.

                      9.6 RESTRICTION ON ASSIGNMENT. Neither party hereto may assign its interest in nor delegate the performance of its obligations under this Agreement to any other person without obtaining the prior written consent of the other party and, if required, prior approval pursuant to law, except that Manager may assign its interest or delegate the performance of its obligations to a wholly-owned subsidiary of Manager, which is qualified to manage agencies in the State of New York and approved by the Commissioner.

                      9.7 HEADINGS. The headings to the various sections of this Agreement have been inserted for convenient reference only and shall not modify, define, limit or expand the expressed provisions of this Agreement.

                      9.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all such counterparts shall together constitute but one and the same agreement.

                      9.9 APPLICABLE LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles.

                      9.10 LEGAL PROCEEDINGS. Legal proceedings commenced by the Agency or the Manager arising out of any of the transactions or obligations contemplated by this Agreement shall be brought exclusively in the federal courts or, in the absence of federal jurisdiction, state courts, in either case in Nassau County, New York. The Agency and the Manager irrevocably and unconditionally submit to the jurisdiction of such courts and agree to take any and all future action necessary to submit to the jurisdiction of such courts. Each of the Agency and the Manager irrevocably waives any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding brought in any federal or state court in Nassau County, New York, and further irrevocably waives any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                      9.11 NO CONTINUING WAIVER. The waiver of any party of any breach of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach.

                      9.12 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given, if mailed by certified or registered mail, postage prepaid:

          If to the Agency:

                     Extended Family Care Corporation
                     c/o Arbor Home Healthcare Holdings, LLC
                     333 Earl Ovington Boulevard
                     Uniondale, New York 11553
                     Attention: Chief Executive Officer

          with a copy to:

                     Meltzer, Lippe, Goldstein, Wolf & Schlissel, P.C. 190 Willis Avenue
                     Mineola, New York
                     Attention: Richard A. Lippe, Esq.

          If to the Manager:

                     Stephen Sternbach
                     c/o Star Multi Care Services, Inc.
                     33 Walt Whitman Road
                     Huntington Station, New York 11746

          with a copy to:

                     Parker Chapin Flattau & Klimpl, LLP
                     1211 Avenue of the Americas
                     New York, New York  10036
                     Attention:  James Alterbaum, Esq.

or to such other person and address as either party may designate in writing.

                      9.13 EFFECT OF INVALIDITY. Should any part of this Agreement, for any reason, be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated.

                      9.14 AMENDMENTS.. Any amendments to this Agreement, which shall be provided to and approved by the Commissioner, shall be in writing and signed by the parties and the Board.

           IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                        STAR MULTI CARE SERVICES, INC.


                                        By:  /s/ Stephen Sternbach
                                             -------------------------
                                             Stephen Sternbach, President



                                        EXTENDED FAMILY CARE CORPORATION



                                        By:  /s/ Joseph Heller
                                             -------------------------
                                             Joseph Heller, Vice-President

                                                                       EXHIBIT I
                                                                       ---------


                                 STERNBACH PROXY


           The undersigned shareholder of Star MultiCare Services, Inc., a New York corporation ("Star"), hereby irrevocably (to the extent provided for in the New York Business Corporation Law) appoints the directors on the Board of Directors of Extended Family Care Corporation, a New York corporation ("EFCC"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of Star beneficially owned by the undersigned, which shares are listed on the final page of this Proxy (the "Shares"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, until such time as that certain Agreement and Plan of Merger dated as of January 3, 1997 (the "Merger Agreement"), among Star, EFCC Acquisition Corp., a New York corporation and a wholly-owned subsidiary of Star ("Merger Sub"), and EFCC, shall be terminated in accordance with its terms or the Merger (as defined in the Merger Agreement) is effective. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

           This proxy is irrevocable (to the extent provided for in the New York Business Corporation Law), is granted pursuant to the Merger Agreement, and is granted in consideration of Star entering into the Merger Agreement. The attorneys and proxies named above will be empowered at any time prior to termination of the Merger Agreement to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of Star's shareholders, and in every written consent in lieu of such a meeting, or otherwise, in favor of approval of the Merger and the Merger Agreement and any matter that could reasonably be expected to facilitate the Merger, and against any proposal made in opposition to or competition with the consummation of the Merger.

           The attorneys and proxies named above may only exercise this proxy to vote the Shares subject hereto at any time prior to termination of the Merger Agreement, at every annual, special or adjourned meeting of the shareholders of Star and in every written consent in lieu of such meeting, in favor of approval of the Merger and the Merger Agreement reasonably be expected to facilitate the Merger. The undersigned shareholder may vote the Shares on all other matters.

           Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

           This proxy is irrevocable.


Dated:  January 3, 1997


                                                  /s/ Stephen Sternbach
                                                 _____________________________
                                                    Stephen Sternbach